UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )
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Filed by a Party other than the Registrant   ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Quanterix Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 24, 2026
To Our Stockholders:
You are cordially invited to attend the 2026 annual meeting of stockholders of Quanterix Corporation (including any adjournments or postponements of such meeting, the “Annual Meeting”) to be held virtually via the Internet at 10:00 a.m. ET, on June 9, 2026, at meetnow.global/QTRX2026. The virtual nature of the Annual Meeting is designed to enable access by more of our stockholders while decreasing the cost of conducting the Annual Meeting in person. To participate in the Annual Meeting, you must pre-register at meetnow.global/QTRX2026 by 10:00 a.m. ET, on June 9, 2026. You will not be able to attend the Annual Meeting in person. If the Annual Meeting is adjourned for any reason, then proxies submitted may be used at any adjournment of the Annual Meeting.
Details regarding the meeting, the business to be conducted at the meeting, and information about Quanterix Corporation that you should consider when you vote your shares are described in the accompanying proxy statement (the “Proxy Statement”).
At the Annual Meeting, stockholders will vote (i) to elect two director nominees to our Board of Directors, each to serve a one-year term expiring at the 2027 annual meeting of stockholders (the “2027 Annual Meeting”) or until their successors are duly elected and qualified, (ii) to approve, on an advisory basis, the compensation of the Company’s named executive officers, (iii) to ratify, on an advisory basis, the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, and (iv) to approve the Company’s Amended and Restated 2017 Employee, Director and Consultant Equity Incentive Plan. Stockholders may also transact such other business as may properly come before the Annual Meeting. OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN ACCORDANCE WITH ITS RECOMMENDATION ON EACH OF THE PROPOSALS USING THE ENCLOSED PROXY CARD.
We hope you will be able to attend the Annual Meeting virtually. Whether or not you plan to attend the Annual Meeting, we hope you will vote promptly. Information about voting methods is set forth in the accompanying Proxy Statement.
Thank you for your continued support of Quanterix Corporation.
Sincerely,

Everett Cunningham President and Chief Executive Officer

QUANTERIX CORPORATION
900 Middlesex Turnpike
Billerica, Massachusetts 01821
April 24, 2026
NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS
TIME:   10:00 a.m. ET
DATE:   June 9, 2026
ACCESS:   The 2026 annual meeting of stockholders (including any adjournments or postponements of such meeting, the “Annual Meeting”) of Quanterix Corporation (“Quanterix” or the “Company”) will be held virtually via the Internet at meetnow.global/QTRX2026. The Annual Meeting will be held solely by means of remote communication via the Internet. There will not be a physical location. Stockholders will be able to virtually attend and to vote at the Annual Meeting via the Annual Meeting website. To participate in the Annual Meeting, you must pre-register at meetnow.global/QTRX2026 by 10:00 a.m. ET on June 9, 2026.
PURPOSES:   At the Annual Meeting, stockholders will vote:
1.
To elect two director nominees to the Company’s Board of Directors (the “Board”) each to serve a one-year term expiring at the 2027 Annual Meeting or until their successors are duly elected and qualified;

2.
To approve, on an advisory basis, the compensation of the Company’s named executive officers;

3.
To ratify, on an advisory basis, the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

4.
To approve the amendment and restatement of the Company’s 2017 Employee, Director and Consultant Equity Incentive Plan; and

5.
To transact such other business that is properly presented at the Annual Meeting and any adjournments or postponements thereof.

WHO MAY VOTE:
You may vote if you were the record owner of Quanterix common stock at the close of business on April 14, 2026. A list of stockholders of record will be available during the Annual Meeting and 10 days prior to the Annual Meeting, at our principal executive offices located at 900 Middlesex Turnpike, Building 1, Billerica, Massachusetts 01821.
All stockholders are cordially invited to virtually attend the Annual Meeting. Whether you plan to attend the Annual Meeting virtually or not, we urge you to vote by completing, signing and dating the enclosed proxy card and promptly mailing it in the postage prepaid envelope provided or following the instructions on the enclosed proxy card to vote via the Internet or by telephone.   Returning your proxy card will not prevent you from attending the Annual Meeting but will ensure that your vote is counted if you are unable to attend. Even if you submit a vote prior to the Annual Meeting, you will still have an opportunity to change your earlier vote and vote again during the Annual Meeting.
BY ORDER OF THE BOARD OF DIRECTORS

Daniel S. Char Chief Legal Officer and Corporate Secretary

QUANTERIX CORPORATION
PROXY STATEMENT
FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 9, 2026

PROXY SUMMARY
This proxy statement (this “Proxy Statement”), along with the accompanying notice of the 2026 annual meeting of stockholders (the “Notice”), contains information about the 2026 annual meeting of stockholders of Quanterix Corporation (including any adjournments or postponements of such meeting, the “Annual Meeting”) to be held virtually via the Internet at 10:00 a.m. ET on June 9, 2026 at meetnow.global/QTRX2026. The Annual Meeting will be held in a virtual meeting format only. If the Annual Meeting is adjourned for any reason, then proxies submitted may be used at any adjournment of the Annual Meeting.
In this Proxy Statement, we refer to Quanterix Corporation as “Quanterix,” “the Company,” “we” and “us.” We refer to our amended and restated certificate of incorporation as our “Charter” and our restated bylaws as our “Bylaws.”
Information About the Annual Meeting
You have received these proxy materials because our Board of Directors (the “Board”) is soliciting your proxy to vote your shares during the Annual Meeting. This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider in deciding how to vote your shares, and you should read the entire Proxy Statement carefully before voting.
Date and Time:   10:00 a.m. (Eastern Time) on June 9, 2026
Place:   Virtual meeting format, via live webcast. To participate in the Annual Meeting, you must pre- register at meetnow.global/QTRX2026 by 10:00 a.m. ET on June 9, 2026.
Record Date:   April 14, 2026
Proxy Voting:   Whether you plan to attend the Annual Meeting virtually or not, we urge you to vote by completing, signing and dating the enclosed proxy card and promptly mailing it in the postage prepaid envelope provided or following the instructions on the enclosed proxy card to vote via the Internet or by telephone. Returning your proxy card will not prevent you from attending the Annual Meeting but will ensure that your vote is counted if you are unable to attend. Even if you submit a vote prior to the Annual Meeting, you will still have an opportunity to change your earlier vote and vote again during the Annual Meeting. More information on voting your proxy card and attending the Annual Meeting can be found in this Proxy Statement.
You can find a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Annual Report”), which includes our financial statements, on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov, or in the “SEC Filings” section of our website at www.quanterix.com. You may also obtain a printed copy of our 2025 Annual Report, including our financial statements, free of charge, from us by sending a written request to Quanterix Corporation, Attn: Investor Relations, 900 Middlesex Turnpike, Building 1, Billerica, Massachusetts 01821. Exhibits will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Why is the Company soliciting my proxy?
Our Board is soliciting your proxy to vote at the Annual Meeting. This Proxy Statement, along with the accompanying Notice, summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting.
We have made available to you on the Internet or have sent you this Proxy Statement, the Notice, the proxy card and a copy of our 2025 Annual Report because you were a holder of a share of the Company’s common stock, par value $0.001 per share (“Common Stock”) as of April 14, 2026 (the “Record Date”). We intend to commence distribution of the Notice, and, if applicable, proxy materials to stockholders on or about April 24, 2026.
What is a proxy?
A proxy is a person or entity (e.g., a broker) that you legally designate to vote the shares of Common Stock that you own. If you designate a person or entity as your proxy in a written document, that document is also called a proxy or a proxy card. Our Board has designated Everett Cunningham and Daniel Char as the Company’s proxies for the Annual Meeting.
Who may vote at the Annual Meeting?
Only stockholders who owned our Common Stock at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, 47,064,988 shares of our Common Stock were outstanding and entitled to vote. Our Common Stock is our only class of voting stock.
You do not need to virtually attend the Annual Meeting to vote your shares. Shares represented by valid proxies, received in time for the Annual Meeting and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting. For instructions on how to change or revoke your proxy, see “May I change or revoke my proxy?” below.
Stockholder of Record: Shares Registered in Your Name.   If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting, or vote in advance through the Internet, by telephone or by mail.
Beneficial Owner: Shares Registered in the Name of a Broker.   If your shares are held in an account with a broker, then you are the beneficial owner of such shares, which are held in “street name.” As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account, and your broker, bank or other nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. Because the broker, bank or other nominee that holds your shares is the stockholder of record, if you wish to attend the Annual Meeting and vote your shares, you must obtain a valid proxy from the firm that holds your shares giving you the right to vote the shares at the Annual Meeting.
How do I vote and how many votes do I have?
If you are a stockholder of record as of the Record Date, you are entitled to receive notice of, and cast a vote at, the Annual Meeting. Each holder of our Common Stock is entitled to cast one vote on each matter properly brought before the Annual Meeting for each share of our Common Stock that such holder owned of record as of the Record Date. You may submit your proxy before the Annual Meeting in one of the following ways:
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Vote by Telephone:   To vote by telephone, you will need to use the control number provided to you in the materials included with this Proxy Statement and follow the voting instructions as indicated on the enclosed proxy card.

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Vote via the Internet:   To vote via the Internet, you will need to use the control number provided to you in the materials included with this Proxy Statement, go to www.investorvote.com/QTRX and follow the additional steps when prompted. The steps have been designed to authenticate your identity, allow you to give voting instructions and confirm that those instructions have been recorded properly.

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Vote by Mail:   To vote by mail, you will need to complete, sign and date the accompanying proxy card and return it as soon as possible before the Annual Meeting in the enclosed postage-paid envelope.

Votes submitted through the Internet or by telephone must be received by 11:59 p.m. ET, on June 8, 2026. A vote submitted through the mail must be received by the close of business on June 8, 2026. Submitting your proxy, whether through the Internet, by telephone or by mail will not prevent a stockholder from attending the Annual Meeting, revoking their earlier-submitted proxy and voting in person. If you are not the stockholder of record, please refer to the voting instructions provided by your broker, bank or other nominee to direct it on how to vote your shares. For all Proposals, you may vote “FOR” or “AGAINST” each proposal or “ABSTAIN” from voting on each such proposal. Your vote is important.
Whether or not you plan to attend the Annual Meeting, we urge you to vote on the enclosed proxy card as soon as possible to ensure that your vote is counted.
If your shares are held in “street name,” you will receive voting instructions from your broker, bank or other nominee. Your broker, bank or other nominee is required to vote those shares in accordance with your instructions. If you do not instruct your broker, bank or other nominee how to vote your shares, then your broker, bank or other nominee will not be able to vote your shares with respect to Proposal Nos. 1, 2, or 4. As Proposal No. 3 is a routine matter, brokers will have discretionary authority (as described below under “What is a broker non-vote?”) to vote your shares with respect to Proposal No. 3. We urge you to instruct your broker, bank or other nominee, by following the instructions on the enclosed proxy card, to vote your shares in accordance with our Board’s recommendations on the enclosed proxy card, whether or not you plan to attend the Annual Meeting.
How will shares be voted by the proxy card?
The shares represented by any proxy card that is properly executed and received by the Company prior to or at the Annual Meeting will be voted in accordance with the specifications made on such proxy card.
If you return a validly executed and dated proxy card without indicating how your shares should be voted on one or more matters and you do not revoke your proxy, your proxy will be voted in accordance with the recommendations of our Board as to each such matter. Our Board recommends voting as follows: “FOR” the election of the two director nominees recommended by our Board as set forth on the proxy card: William P. Donnelly and Ivana Magovčević-Liebisch, Ph.D., J.D. (Proposal No. 1) and “FOR” each of the other proposals (Proposal Nos. 2 to 4).
Our Board is not aware of any matters that are expected to come before the Annual Meeting other than those described in this Proxy Statement. If any other matter is presented at the Annual Meeting upon which a vote may be properly taken, shares represented by all proxy cards received by the Company will be voted with respect thereto at the discretion of the persons named as proxies on the enclosed proxy card.
What if I receive more than one proxy card or set of proxy materials from the Company?
If your shares are held in more than one account, you will receive more than one proxy card, and in that case, you can and are urged to vote all of your shares by signing, dating and returning all proxy cards you receive from the Company in the postage-paid envelope provided. If you choose to vote by telephone or via the Internet, please vote using each proxy card you receive to ensure that all of your shares are voted. Only your latest-dated proxy for each account will count. Please sign each proxy card exactly as your name or names appear on such proxy card. For joint accounts, each owner should sign the proxy card. When signing as an executor, administrator, attorney, trustee, guardian or other representative, please print your full name and title on the proxy card.

What happens if I return a proxy card with voting instructions “FOR” fewer than two candidates for Proposal No. 1?
An “under-vote” occurs when a stockholder submits fewer votes “FOR” director nominees than there are director seats up for election. To the extent an under-vote (i.e., voting “FOR” with respect to only one nominee on Proposal No. 1) occurs on any stockholder’s proxy card, your shares will only be voted “FOR” the nominee you have so marked.
How do I attend the Annual Meeting?
In order to virtually attend the Annual Meeting, you (or your authorized representative) must register in advance at meetnow.global/QTRX2026 prior to the deadline of June 9, 2026 at 10:00 a.m. ET. If you were a stockholder of record as of the close of business on the Record Date, you may register to virtually attend the Annual Meeting by accessing meetnow.global/QTRX2026. Please have your proxy card containing your control number available and follow the instructions to complete your registration request. After registering, you will receive a confirmation email with a link and instructions for accessing the Annual Meeting. Please verify that you have received the confirmation email in advance of the Annual Meeting, including the possibility that it may be in your spam or junk folder. Requests to register to participate in the Annual Meeting must be received no later than 10:00 a.m. ET, on June 9, 2026
If you do not have your proxy card, you may still register to virtually attend the Annual Meeting by accessing meetnow.global/QTRX2026 but you will need to provide proof of ownership of our Common Stock as of the Record Date during the registration process. Such proof of ownership may include a statement showing your ownership as of the Record Date. After registering, you will receive a confirmation email prior to the Annual Meeting with a link and instructions for entering the virtual Annual Meeting. Although the meeting webcast will begin at 10:00 a.m. ET, on June 9, 2026, we encourage you to access the meeting site prior to the start time to allow ample time to log into the meeting webcast and test your computer system. Accordingly, the Annual Meeting site will first be accessible to registered stockholders beginning at 10:00 a.m. ET, on June 9, 2026, the day of the Annual Meeting.
All stockholders who register to virtually attend the Annual Meeting will receive an email prior to the Annual Meeting containing the contact details of technical support in the event that they encounter difficulties accessing the virtual meeting or during the meeting. Stockholders are encouraged to contact technical support if they encounter any technical difficulties with the meeting webcast. In the event of any technical disruptions that prevent the chair from hosting the Annual Meeting within 30 minutes of the date and time set forth above, the meeting may be adjourned or postponed.
If you hold shares in “street name,” you must obtain a “legal proxy” from your broker, bank or other nominee in order to virtually attend the Annual Meeting.
Even if you plan to virtually attend the Annual Meeting, we recommend that you vote by proxy in advance as described above so that your vote will be counted if you later decide not to or become unable to virtually attend the Annual Meeting.
What is the purpose of the Annual Meeting?
At the Annual Meeting, stockholders will act upon the proposals described in this Proxy Statement, set forth below:
1.
Election of two director nominees to our Board each to serve a one-year term expiring at the 2027 Annual Meeting or until their successors are duly elected and qualified;

2.
Approval, on an advisory basis, of the compensation of the Company’s named executive officers;

3.
Ratification, on an advisory basis, of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and

4.
Approval of the amendment and restatement of the Company’s 2017 Employee, Director and Consultant Equity Incentive Plan.

In addition, we will consider any other matters that are properly presented for a vote at the Annual Meeting. If any other matter is presented at the Annual Meeting upon which a vote may be properly taken, shares represented by all proxy cards received by the Company will be voted with respect thereto at the discretion of the persons named as proxies on the enclosed proxy card. At the time this Proxy Statement was first made available, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.
What are the Board’s recommendations?
The Board recommends that you vote as follows:
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“FOR” the election of Quanterix’s two nominees for director — William P. Donnelly and Ivana Magovčević-Liebisch, Ph.D., J.D. — to our Board each to serve a one-year term expiring at the 2027 Annual Meeting or until their successors are duly elected and qualified;

•
“FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers;

•
“FOR” the ratification, on an advisory basis, of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and

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“FOR” the approval of the amendment and restatement of the Company’s 2017 Employee, Director and Consultant Equity Incentive Plan.

What vote is required to approve each proposal and how are votes counted?
Proposal	Vote Required for Approval	Effect of Abstentions, Withhold Votes and Broker Non-Votes
Proposal No. 1 Election of two director nominees to our Board to serve one-year terms expiring at the 2027 Annual Meeting or until their successors are duly elected and qualified
Under our Bylaws, directors shall be elected by the vote of a majority of the votes cast other than in a contested election of directors, in which case directors shall be elected by a plurality vote.
Requires the affirmative vote of a majority of the votes cast affirmatively or negatively for this proposal.
Abstentions and broker non-votes, if any, will have no effect on the outcome of this proposal. Broker discretionary voting is not permitted. Votes may not be cumulated.
Proposal No. 2 Approval, on an advisory basis, of the compensation of the Company’s named executive officers
Requires the affirmative vote of a majority of the votes cast affirmatively or negatively for this proposal.
Although the advisory vote is non-binding, the Compensation Committee of our Board and our Board will review the voting results and may take them into consideration when making future decisions regarding executive compensation.
Abstentions and broker non- votes (if any) will have no effect on the results of this vote. Broker discretionary voting is not permitted.
Proposal No. 3 Ratification, on an advisory basis, of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026	Requires the affirmative vote of a majority of the votes cast affirmatively or negatively for this proposal. We are not required to obtain the approval of our stockholders to	Abstentions will have no effect on the results of this vote. As the proposal to ratify the appointment of an independent registered public accounting firm is considered a routine matter, broker discretionary voting is

Proposal	Vote Required for Approval	Effect of Abstentions, Withhold Votes and Broker Non-Votes
	appoint our independent registered public accounting firm. However, if our stockholders do not ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, the Audit Committee of our Board will reconsider its appointment.	permitted, and no broker non votes are expected on this proposal.
Proposal No. 4 Approval of the amendment and restatement of the Company’s 2017 Employee, Director and Consultant Equity Incentive Plan	Requires the affirmative vote of a majority of the votes cast affirmatively or negatively for this proposal.	Abstentions and broker non- votes (if any) will have no effect on the results of this vote. Broker discretionary voting is not permitted.
What is a broker non-vote?
In accordance with the rules of the New York Stock Exchange (which apply to brokers who have record ownership of listed company stock, including stock such as ours that is listed on the Nasdaq Stock Market (“Nasdaq”)), brokers generally have authority to vote on “routine” proposals, such as the ratification of auditors, when they have not received instructions from beneficial owners. However, they are precluded from exercising their voting discretion with respect to the election of directors and other non-routine matters.
A “broker non-vote” occurs if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter.
At the Annual Meeting, we expect that brokers will have discretionary authority to vote shares on the ratification, on an advisory basis, of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal No. 3). We do not expect that brokers will have discretionary authority on the remainder of the proposals and therefore broker non-votes may occur as to these other proposals if voting instructions are not provided by beneficial owners.
Will my shares be voted if I do not vote?
If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How do I vote and how many votes do I have?” If your shares are held in “street name” and you do not provide voting instructions to the broker, bank or other nominee that holds your shares as described above, such firm may not have the authority to vote your shares with respect to one or more of the proposals. Please see “What is a broker non-vote?” for more information. Therefore, we encourage you to provide voting instructions to your broker, bank or other nominee. This ensures your shares will be voted at the Annual Meeting and in the manner you desire.
May I change or revoke my proxy?
A stockholder of record who has given a proxy may change or revoke it at any time before the closing of the polls by the inspector of elections at the Annual Meeting. You may change or revoke your proxy in any one of the following ways:
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by signing and delivering a proxy card with a date later than that of your previously delivered proxy;

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by re-voting by Internet or by telephone;

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by notifying our Corporate Secretary in writing at 900 Middlesex Turnpike, Building 1, Billerica, Massachusetts 01821 prior to the date of the Annual Meeting that you have revoked your proxy; or

•
by virtually attending the Annual Meeting and voting online. Simply attending the Annual Meeting without affirmatively voting will not, by itself, revoke your proxy.

Your most current vote, whether by telephone, Internet or proxy card, is the one that will be counted.
Please note, however, that if your shares are held in “street name” and you wish to revoke a proxy, you must contact your broker, bank or other nominee to revoke or change any prior voting instructions. A revocation of a proxy submitted through the Internet or by telephone must be received by 11:59 p.m. ET, on June 8, 2026. A revocation submitted through the mail must be received by the close of business on June 8, 2026, in order to be counted.
Whether or not you plan to attend the Annual Meeting, we urge you to sign, date and return the enclosed proxy card in the postage-paid envelope provided, or vote via the Internet or by telephone as instructed on the proxy card.
May I ask questions at the Annual Meeting and, if so, who will be available to answer?
Yes. We will provide our stockholders with the opportunity to ask questions and make statements. The question-and-answer session will be conducted in accordance with certain rules of conduct. These rules of conduct will be made available at meetnow.global/QTRX2026 during the Annual Meeting and may include certain procedural requirements.
What happens if the Annual Meeting is adjourned?
Unless a new record date is fixed, your proxy will still be valid and may be used to vote your shares of Common Stock at the adjourned Annual Meeting. You will still be able to change or revoke your proxy until it is used to vote your shares.
Who counts the votes?
Representatives of Computershare will count the votes and serve as the independent inspector of election at the Annual Meeting.
What is the deadline for voting?
The deadline for voting by telephone or electronically is 11:59 p.m. ET on June 8, 2026. The deadline for voting through the mail is the close of business on June 8, 2026. You may vote your shares during the Annual Meeting by following the instructions provided at meetnow.global/QTRX2026.
Where can I find the voting results of the Annual Meeting?
Voting results will be tabulated and certified by Computershare the inspector of elections appointed for the Annual Meeting. The preliminary voting results are expected to be announced at the Annual Meeting. The final results will be tallied by the inspector of elections, and we will publish preliminary results, or final results if available, in a Current Report on Form 8-K within four business days following the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended Current Report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.
Who is soliciting proxies for the Annual Meeting with this Proxy Statement and who is paying for the solicitation?
Our Board, on behalf of the Company, is soliciting your proxy to vote your shares of Common Stock on all matters scheduled to come before the Annual Meeting, whether or not you attend the Annual Meeting. By completing, signing, dating and returning the enclosed proxy card, or by submitting your proxy and voting instructions via the Internet or by telephone, you are authorizing the proxy holders to vote your shares of our Common Stock at the Annual Meeting as you have instructed.
In addition to these proxy materials, our directors and employees may solicit proxies on behalf of our Board in person, by telephone, by fax, by email or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies.

We will ask banks, brokers and other nominees in whose names shares of our Common Stock are registered to furnish the proxy materials, including the proxy card, the Notice and the 2025 Annual Report to their principals and to obtain authority to execute proxies, and will reimburse them for their expenses.
What constitutes a quorum for the Annual Meeting?
The presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of our Common Stock, entitled to vote at the Annual Meeting, is necessary to constitute a quorum at the Annual Meeting. Votes of stockholders of record who are present at the Annual Meeting in person or by proxy, abstentions and broker non-votes are counted for purposes of determining whether a quorum exists.
Householding of Annual Disclosure Documents
SEC rules concerning the delivery of annual disclosure documents allow us or your broker, bank or other nominee to send a single notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker, bank or nominee believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our notices, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
If your household received a single Notice or, if applicable, a single set of proxy materials this year, but you would prefer to receive your own copy, please contact the Company’s Investor Relations department at https://ir.quanterix.com/investor-resources/contact-ir. If you would prefer to receive separate copies of the proxy materials either now or in the future, please contact the Company’s Investor Relations department at the Company’s offices at Quanterix Corporation, 900 Middlesex Turnpike, Bldg. 1, Billerica, MA 01821 or at (617) 301-9400. Upon written or oral request, the Company will provide a separate copy of the proxy materials.
If you do not wish to participate in “householding” and would like to receive your own Notice or, if applicable, set of our proxy materials in future years, follow the instructions described below. Conversely, if you share an address with another stockholder and together both of you would like to receive only a single Notice or, if applicable, set of proxy materials, follow these instructions:
If your shares are registered in your own name, please contact the Company’s Investor Relations department at https://ir.quanterix.com/investor-resources/contact-ir, and inform them of your request.
If a broker, bank or other nominee holds your shares, please contact such broker, bank or other nominee directly and inform them of your request.
Whom should I contact with questions?
If you have any questions or need any assistance in voting your shares, please contact Investor Relations at ir@quanterix.com.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our Board of Directors currently consists of nine members, classified as follows: (1) Jeffrey T. Elliott, Karen A. Flynn, Scott Mendel and Alan Sachs, M.D., Ph.D. constitute Class I with a term ending at the 2027 Annual Meeting; (2) Everett Cunningham, Myla Lai-Goldman, M.D., and Garret M. Hampton, Ph.D. constitute Class II with a term ending at the 2028 annual meeting of stockholders (the “2028 Annual Meeting”); and (3) William P. Donnelly and Ivana Magovčević-Liebisch, Ph.D., J.D. constitute Class III with a term ending at the upcoming Annual Meeting. At the 2025 annual meeting of stockholders, our stockholders approved an amendment to our Charter to eliminate the classified structure of our Board. Beginning with the upcoming Annual Meeting, the director nominees in each class will be elected for a one-year term, and beginning at our 2028 Annual Meeting, all directors will be elected for a one-year term.
Upon the recommendation of the Nominating and Governance Committee of the Board of Directors, our Board has voted to nominate William P. Donnelly and Ivana Magovčević-Liebisch, Ph.D., J.D. for election at the Annual Meeting as Class III directors for a term of one year to serve until the 2027 Annual Meeting and until their respective successors are elected and qualified or until their earlier resignation or removal. Additional information regarding the Board’s director nominees is set forth below.
Our Bylaws provide that directors shall be elected by the vote of a majority of the votes cast, other than in a contested election of directors, as defined in our Bylaws, in which case directors shall be elected by a plurality vote. The election of the two director nominees in Proposal 1 is not a contested election of directors because no stockholder has nominated a person for election to the Board at the Annual Meeting.
Unless authority to vote for any of these nominees is withheld or the shares represented by the proxy are voted AGAINST a nominee, the shares represented by the proxy will be voted FOR the election of William P. Donnelly and Ivana Magovčević-Liebisch, Ph.D., J.D. Each of the Board’s director nominees has consented to being named in this Proxy Statement and agreed to serve if elected. However, if any of the Board’s director nominees is unable to serve or for good cause will not serve as a director, the Board may choose a substitute nominee. If any substitute nominees are designated, we will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and agreed to serve if elected, and includes certain biographical and other information about such nominees required by the rules of the SEC. The persons named as proxies on the enclosed proxy card will vote for the Company’s remaining nominees and substitute nominees chosen by the Board.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE BOARD’S DIRECTOR NOMINEES — WILLIAM P. DONNELLY AND IVANA MAGOVČEVIĆ-LIEBISCH, PH.D., J.D.

MANAGEMENT AND CORPORATE GOVERNANCE
The Board of Directors
Our Charter and our Bylaws provide that our business is to be managed by or under the direction of our Board of Directors. Our Board currently consists of nine members, classified as follows: (1) Jeffrey T. Elliott, Karen A. Flynn, Scott Mendel and Alan Sachs, M.D., Ph.D. constitute Class I with a term ending at the 2027 Annual Meeting; (2) Everett Cunningham, Myla Lai-Goldman, M.D., and Garret M. Hampton, Ph.D. constitute Class II with a term ending at the 2028 Annual Meeting; and (3) William P. Donnelly and Ivana Magovčević-Liebisch, Ph.D., J.D. constitute Class III with a term ending at the upcoming Annual Meeting.
Our Board accepted the recommendation of our Nominating Committee and voted to nominate William P. Donnelly and Ivana Magovčević-Liebisch, Ph.D., J.D. for election at the Annual Meeting for a term of one year to serve until the 2027 Annual Meeting and thereafter until their respective successors have been duly elected and qualified.
Set forth in the table and biographies below are the names of our current directors, their ages, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years, as of the Record Date. Additionally, information about the specific experiences, qualifications, attributes or skills that led to our Board’s conclusion at the time of filing of this Proxy Statement that each person listed below should serve as a director is provided below.
Name	Age	Position with Quanterix
Everett Cunningham	59	President, Chief Executive Officer and Director
William P. Donnelly	64	Chair of the Board
Jeffrey T. Elliott(2)(3)	48	Lead Independent Director
Karen A. Flynn(1)(2)	63	Director
Myla Lai-Goldman, M.D.(2)	68	Director
Garret M. Hampton, Ph.D.(1)(3)	60	Director
Ivana Magovčević-Liebisch, Ph.D., J.D.(1)(2)	58	Director
Scott Mendel(3)	59	Director
Alan Sachs, M.D., Ph.D.(1)	65	Director

(1)
Member of our Compensation Committee

(2)
Member of our Nominating and Governance Committee

(3)
Member of our Audit Committee

Skills Matrix
The following skills matrix illustrates the skills and experiences that the Board believes are important for the Company’s current and future business needs and how such skills are represented by each director.
Knowledge, Skills, and Experience	William P. Donnelly	Everett Cunningham	Jeffrey T. Elliott	Karen A. Flynn	Mya-Lai- Goldman, M.D	Garret M. Hampton, Ph.D.	Ivana Magovčević Liebisch, Ph.D., J.D.	Scott Mendel	Alan Sachs, M.D., Ph.D.
M&A / Transactional	•	•	•	•	•	•	•	•	•
Capital Markets / Finance	•		•				•	•
Healthcare Industry	•	•	•	•	•	•	•	•	•
Other Public Co. Board	•	•	•	•	•	•	•	•
R&D / Scientific					•	•	•		•
Public Co. Executive	•	•	•	•	•	•	•	•	•
Legal / Regulatory					•		•
Corporate Governance	•	•	•	•	•	•	•	•	•
Biographies
Everett Cunningham has served as a member of our Board and as our President and Chief Executive Officer since January 2026. Mr. Cunningham served as Chief Commercial Officer of Illumina Inc., a global leader in DNA sequencing and array-based technologies, where he led the company’s global commercial strategy and execution, from June 2024 to January 2026. Prior to this, from October 2021 to June 2024, he was Chief Commercial Officer at Exact Sciences Corp., a leading provider of tests for cancer prevention, early detection and screening, where he oversaw the company’s marketing, sales, and customer service functions. Prior to Exact Sciences, Mr. Cunningham was President and Chief Executive Officer of GE Healthcare’s Canadian and United States division from June 2019 to October 2021. Earlier in his career, he spent over 20 years holding various senior leadership roles at Quest Diagnostics, GE Healthcare, and Pfizer. Mr. Cunningham currently serves on the boards of Arvinas and Visby Medical. He holds a B.S. in economics from Northwestern University. Mr. Cunningham’s qualifications for service as a member of our Board include his extensive experience in the life sciences and diagnostics industries, as well as the perspective he brings as our President and Chief Executive Officer.
William P. Donnelly has served as a member of our Board since August 2023 and has served as Chair of the Board since March 2025. He also served as Executive Director from November 2025 through January 2026. From 2014 to 2018, Mr. Donnelly served as Executive Vice President responsible for finance, investor relations, supply chain and information technology at Mettler-Toledo International Inc. Mr. Donnelly served as Mettler-Toledo’s Chief Financial Officer from 1997 to 2002 and from 2004 to 2014 and as division head of Mettler-Toledo’s product inspection and certain lab businesses from 2002 to 2004. Earlier in his career, Mr. Donnelly served in various senior financial roles, including Chief Financial Officer, of Elsag Bailey Process Automation, NV and was an auditor with PricewaterhouseCoopers LLP. Mr. Donnelly has been a director of Ingersoll Rand Inc. since May 2017 and was appointed lead director in November 2021. He has also served as a director of TRowe Price Group, Inc. since 2023. Mr. Donnelly received a B.S. in business administration from John Carroll University. Mr. Donnelly’s qualifications for service as a member of our Board include his expertise in financial strategy and extensive leadership experience with publicly-held industrial and life science companies, including as chief financial officer.
Jeffrey T. Elliott has served as a member of our Board since August 2024 and has served as Lead Independent Director since November 2025. Since September 2024, Mr. Elliott has served as a consultant to The Boston Consulting Group, Inc. He served as Chief Financial Officer of Exact Sciences Corp., a leading global supplier of precision instruments and services, from November 2016 to May 2024 and also as Chief Operating Officer from 2021 to 2023. Prior to his appointment as Chief Financial Officer, Mr. Elliott served as Exact Sciences’ Vice President, Strategy and Business Development. Earlier in his career, Mr. Elliott was with Robert W. Baird & Co. where he was a senior equity research analyst covering healthcare companies, including those in the diagnostics and life science tools industry. Mr. Elliott has served as a director of Sera Prognostics, Inc. since March 2025. Mr. Elliott earned a B.S. in business administration from the University of Illinois at Urbana-Champaign and an M.B.A. from the University of Chicago Booth School of Business. Mr. Elliott is a Chartered Financial Analyst. Mr. Elliott’s qualifications for service as a member of our Board include his knowledge and expertise in financial strategy, notably in the diagnostics sector.
Karen A. Flynn has served as a member of our Board since June 2022. Ms. Flynn retired from her position as Chief Commercial Officer of Catalent, Inc.in September 2022. Ms. Flynn previously served Catalent as President, Biologics and Chief Commercial Officer from January 2020 to October 2021. After retirement, Ms. Flynn served on an interim basis as Catalent’s President, Biomodalities from April 2023 to October 2023. Prior to joining Catalent, Ms. Flynn served as the Senior Vice President and Chief Commercial Officer of West Pharmaceutical Services, Inc., having previously served as the company’s President, Pharmaceutical Packaging Systems. Ms. Flynn has served as a director of Stevanato Group S.p.A. since May 2024, Sotera Health Company since November 2023, GermFree Laboratories, Inc. since February 2024 and Ascend Advanced Therapeutics Ltd. since May 2025. She also is a member of the Board of Trustees of The Franklin Institute and serves in the Hesburgh Women of Impact mentorship program for the University of Notre Dame. Previously, Ms. Flynn served as a director of Catalent from September 2022 to January 2024. Ms. Flynn holds an M.S. in business administration from Boston University, an M.S. in Engineering from the University of Pennsylvania and a Bachelor of Science in Pre-Professional Studies from the University of Notre Dame. Ms. Flynn’s qualifications for service as a member of our Board include her experience leading high growth businesses and her extensive background in commercial strategy, strategic planning, innovation and quality management.
Garret M. Hampton, Ph.D. has served as a member of our Board of Directors since November 2025. Dr. Hampton served as President of the Clinical Sequencing and Oncology Division at Thermo Fisher Scientific from June 2020 to September 2024, driving the adoption of disruptive, “next-day” rapid NGS-based oncology testing to enable therapy selection. Before that, Dr. Hampton was Senior Vice President, Clinical Genomics at Illumina Inc., a leading the development of oncology, reproductive health and rare genetic disease products and driving the development of in vitro diagnostics (IVD) in Oncology and Prenatal Testing, from January 2017 to January 2020. Prior to his roles in molecular diagnostics, Dr. Hampton held multiple executive leadership roles in Genentech and Roche, Celgene, and Novartis. In these roles, he led clinical biomarker research and development, enabling the success of multiple drug programs. At Genentech and Roche, he built and led the company’s global translational sciences capabilities. Before transitioning to industry, Dr. Hampton was Assistant Professor of Medicine at the University of California at San Diego, with a joint appointment at the Ludwig Institute of Cancer Research. His research on the genetic changes in cancer development at UC San Diego, and subsequent roles in industry, led to the publication of over 150 peer-reviewed articles with 14,000 lifetime citations. Dr. Hampton has served as a director at Ideaya Biosciences Inc., a clinical stage oncology company, since May 2020 and a member of the Dean’s Advisory Council at UC San Diego’s School of Biological Sciences. Dr. Hampton also serves as an advisor to several biotech companies focused on oncology, multiomics and artificial intelligence. Dr. Hampton received his M.A. and B.A. at Trinity College and his Ph.D. in Statistical and Biometric Geneticsat University College London and the Imperial Cancer Research Fund, London. Dr. Hampton’s qualifications for service as a member of our Board include his extensive experience as a genetics researcher and corporate executive in oncology and diagnostic sectors.
Myla Lai-Goldman, M.D. has served as a member of our Board since July 2025. She served as a member of Akoya Biosciences, Inc.’s (“Akoya”) board of directors from September 2021 to July 2025, when it was acquired by Quanterix. Dr. Lai-Goldman has served since June 2011 as the Chair of the board of directors of GeneCentric Therapeutics, Inc., a precision medicine company, where she was a co-founder and previously served as Chief Executive Officer and President. She is also managing partner of Personalized Science, LLC, a clinical diagnostic consulting company that she founded in 2008. Additionally, Dr. Lai-Goldman is a Venture Partner of Hatteras Venture Partners, a venture capital firm with a focus on biopharmaceuticals, medical devices, diagnostics and related opportunities in human medicine. Previously, Dr. Lai-Goldman was Chief Executive Officer and Chief Scientific Officer of CancerGuide Diagnostics, Inc. Before joining CancerGuide Diagnostics, she held various roles, including Executive Vice President, Chief Medical Officer and Chief Scientific Officer, at Laboratory Corporation of America Holdings (“Labcorp”) and its predecessor company, Roche Biomedical Laboratories, Inc. Dr. Lai-Goldman has served as a director of West Pharmaceutical, a public pharmaceutical company since 2014, NovoPath Inc. since 2022 and Mercy BioAnalytics, Inc. since 2023. Dr. Lai-Goldman spent more than 18 years at Labcorp where she served on Labcorp’s Executive and Management Committees, with strategic and operations responsibilities for three major genomic laboratories comprising more than 700 people. During her tenure at Labcorp, she led all clinical, scientific and medical activities, including the introduction of more than 400 clinical assays. Her experience includes the development of partnerships, licensing and acquisitions. Dr. Lai-Goldman is board-certified in anatomic and clinical pathology, is a recognized author and speaker on clinical diagnostics, and has substantial leadership experience. Dr. Lai-Goldman holds a B.A. in biology with a concentration in ecology from the University of Pennsylvania and an M.D. from Columbia University Vagelos College of Physicians and Surgeons. Dr. Lai-Goldman’s qualifications for service as a member of our Board include her extensive experience as a physician, researcher and corporate executive in the clinical laboratory and diagnostics industry.
Ivana Magovčević-Liebisch, Ph.D., J.D. has served as a member of our Board since October 2024. Dr Magovčević-Liebisch has served as the President and Chief Executive Officer at Draig Therapeutics since November 2025. She served as President and Chief Executive Officer of Vigil Neuroscience, Inc. and as a member of its board of directors from July 2020 to November 2025. Prior to Vigil, Dr. Magovčević-Liebisch was Executive Vice President, Chief Business Officer at Ipsen S.A., a pharmaceutical company, from March 2018 to April 2020, where she led the external innovation, business development and alliance management functions. Prior to Ipsen, Dr. Magovčević-Liebisch was Executive Vice President, Chief Strategy and Corporate Development Officer at Axcella Health Inc., and Senior Vice President, Head of Global Business Development for the specialty drug business at Teva Pharmaceutical Industries Ltd. Earlier in her career, Dr. Magovčević-Liebisch worked at Dyax Corp., now Takeda Pharmaceutical Company Limited, in management roles of increasing scope and responsibility, including Executive Vice President and Chief Operating Officer, where she launched the company’s first drug, Kalbitor® for an orphan indication, hereditary angioedema. Dr. Magovčević-Liebisch began her biopharmaceutical career at Transkaryotic Therapies, Inc., where she was Director of Intellectual Property and Patent Counsel. Dr. Magovčević-Liebisch has served as a director of Acrivon Therapeutics, Inc. since February 2024. Previously, she was a director and the Chairperson of the board of directors of Absci Corporation from August 2020 to June 2023 and served as a director of Aeglea BioTherapeutics, Inc. (now Spyre Therapeutics, Inc.) from March 2018 to November 2023 and Applied Genetic Technologies Corporation (acquired by Syncona Ltd., now Beacon Therapeutics Holdings Ltd.) from June 2014 to April 2022. Dr. Magovčević-Liebisch is also a trustee of the Boston Museum of Science and of the Boston Ballet, and overseer of Beth Israel Deaconess Medical Center. She received a B.A. in biology and chemistry from Wheaton College, a Ph.D. in genetics from Harvard University, and a J.D. in high technology law from Suffolk University Law School. Dr. Magovčević-Liebisch’s qualifications for service as a member of our Board include over 25 years of senior management experience in the biotechnology and pharmaceutical industry.
Scott Mendel has served as a member of our Board since July 2025. Mr. Mendel served as a member of Akoya’s board of directors from June 2021 until its acquisition by Quanterix in July 2025, including serving as the Chairman from October 2024 to July 2025. He has over 30 years of financial and operational leadership experience. Mr. Mendel served as President and Chief Executive Officer and a member of the board of directors of GenMark Diagnostics, Inc., a molecular diagnostics company, from May 2020 until its acquisition by F. Hoffmann-La Roche Ltd. in April 2021, and as President of GenMark following the acquisition until September 2021. From May 2014 to May 2020, Mr. Mendel served in various roles of ascending responsibility with GenMark, including as interim Chief Executive Officer, Chief Operating Officer and Chief Financial Officer. Prior to joining GenMark, Mr. Mendel served as the Chief Financial Officer of The Active Network, Inc., a global software as a service company that provides technology to organizers of events and activities. Prior to joining The Active Network, Mr. Mendel held finance positions at General Electric Company, a diversified technology, media and financial services company, for over 20 years, including Chief Financial Officer for General Electric’s Healthcare IT division, a leading provider of medical technologies and services. Mr. Mendel has served as a director of Pattern Bioscience, Inc., a rapid pathogen identification and antibiotic susceptibility testing company, since May 2024 and Quantum-Si Incorporated, a public protein sequencing company, since May 2023, and previously served as a director of Visby Medical, Inc., a diagnostics company, from January 2022 to May 2024. Mr. Mendel earned a B.S. in finance from Indiana University and an M.B.A. from Northwestern University’s Kellogg School of

Management. Mr. Mendel’s qualifications for service as a member of our Board include his financial expertise and experience in the medical technology industry.
Alan Sachs, M.D., Ph.D. has served as a member of our Board of Directors since November 2025. He served as Chief Scientific Officer and Chief Medical Officer of Thermo Fisher Scientific from January 2016 to June 2024, where he led strategic initiatives to drive growth through investments that enabled customers to accelerate life sciences research, address complex analytical challenges, enhance patient diagnostics, and improve laboratory productivity. Prior to Thermo Fisher Scientific, he was Chief Scientific Officer at Life Technologies from January 2012 until its acquisition by Thermo Fisher Scientific in 2014. Earlier in his career, Dr. Sachs spent a decade at Merck Research Laboratories, where he was Vice President of Exploratory and Translational Sciences. During his tenure, he built and led the global RNA Therapeutics Department, oversaw the Rosetta Inpharmatics group, and directed the Department of Molecular Profiling. Before joining Merck, Dr. Sachs was an Associate Professor of Molecular and Cell Biology at the University of California, Berkeley, following his appointment as a Whitehead Institute Fellow. He has also served on the boards of directors of Imago BioSciences and Odyssey Thera, as well as on the scientific advisory board of the Allen Institute. Dr. Sachs earned his B.A. in biochemistry from Cornell University and his M.D. and Ph.D. from Stanford University School of Medicine. Dr. Sachs’s qualifications for service as a member of our Board include his leadership and scientific contributions and executive accomplishments across academia, industry, and global life sciences organizations.
Our Board reviewed the materiality of any relationship that each of our directors and director nominees has with Quanterix, either directly or indirectly, including those described under the caption “Certain Relationships and Related Person Transactions” below. Based upon this review, our Board has determined that each of the following directors and director nominees is “independent” under Nasdaq independence standards: Jeffrey T. Elliott, Karen A. Flynn, Myla Lai-Goldman, M.D., Garret M. Hampton, Ph.D., Ivana Magovčević-Liebisch, Ph.D., J.D., Scott Mendel, and Alan Sachs, M.D, Ph.D. In addition, the Board had determined that Paul Meister and David Walt, Ph.D., who each served as a director until November 20, 2025, and Sarah Hlavinka and Martin Madaus, Ph.D., who each served as a director until July 8, 2025 were “independent” under Nasdaq independence standards. Mr. Donnelly is not considered an independent director under the Nasdaq listing rules because he served as Executive Chair from November 20, 2025 to January 19, 2026. Dr. Toloue was not, and Everett Cunningham is not, considered an independent director due to their respective service as the Company’s President and Chief Executive Officer.
There are no family relationships between or among any of our directors or director nominees. The principal occupation and employment during the past five years of each of our directors and director nominees was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of Quanterix.
There are no legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or any of our subsidiaries.
Committees of the Board of Directors and Meetings
Meeting Attendance.   During 2025, our Board met or acted by written consent 23 times, and the three standing committees of the Board met or acted by written consent a total of 33 times. All incumbent directors attended at least 75% of meetings of the Board and the committees of the Board on which such director served during 2025. Our Board is encouraged, but not required, to attend each annual meeting of our stockholders.
Audit Committee.   The Audit Committee of the Board of Directors (the “Audit Committee”) met or acted by written consent 14 times during 2025. The committee currently consists of three members: Jeffrey T. Elliott (Chairperson), Garret M. Hampton, Ph.D. and Scott Mendel. The Audit Committee’s role and responsibilities are set forth in its written charter and include:
•
selecting a firm to serve as the independent registered public accounting firm to audit the Company’s financial statements;

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ensuring the independence of the independent registered public accounting firm;

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discussing the scope and results of the audit with the independent registered public accounting firm and reviewing the Company’s interim and year-end operating results with management and the independent registered public accounting firm;

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establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

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considering and reviewing the effectiveness of the Company’s internal controls over financial reporting and internal audit functions, if any, with management and the independent registered public accounting firm;

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reviewing significant accounting and reporting issues, including complex or unusual transactions and highly judgmental areas, recent professional and regulatory pronouncements, and their impact on the Company’s financial statements;

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reviewing legal or regulatory matters that could have a significant impact on the Company’s financial statements with legal counsel;

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reviewing material related party transactions and other related party transactions that require disclosure;

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approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm;

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preparing the audit committee report required by SEC rules, which is included in the section of this Proxy Statement titled, “Report of Audit Committee”; and

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overseeing Company programs, policies, and procedures related to information security and data protection.

All members of the Audit Committee satisfy the independence standards promulgated by the SEC and Nasdaq, as such standards apply specifically to members of audit committees. Our Board has determined that Jeffrey T. Elliott qualifies as an “audit committee financial expert,” as that term is defined in rules promulgated by the SEC. The designation of an “audit committee financial expert” does not impose upon such persons any duties, obligations or liabilities that are greater than those generally imposed on the other members of the Audit Committee and the Board, and such designation does not affect the duties, obligations or liabilities of the Board.
A copy of the Audit Committee’s written charter is publicly available on the Company’s website at www.quanterix.com.
Compensation Committee.   The Compensation Committee of the Board of Directors (the “Compensation Committee”) met or acted by written consent 11 times during 2025. The committee currently consists of four members: Karen A. Flynn (Chairperson), Garret M. Hampton, Ph.D., Ivana Magovčević- Liebisch, Ph.D., J.D. and Alan Sachs, M.D., Ph.D. The Compensation Committee’s role and responsibilities are set forth in its written charter and include:
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reviewing and approving, or making recommendations to our Board with respect to, the compensation and other terms of employment of the Company’s executive officers;

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overseeing the annual process of evaluation of the performance of the Company’s management;

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reviewing and making recommendations with respect to director compensation and benefits;

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administering the Company’s 2017 Employee, Director and Consultant Equity Incentive Plan (the “2017 Plan”), Amended and Restated 2025 Inducement Plan (the “2025 Plan”), 2007 Stock Option and Grant Plan, as amended (the “2007 Plan”), and 2017 Employee Stock Purchase Plan (the “ESPP”);

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assisting the Board in establishing appropriate incentive compensation and equity-based plans and administering such plans;

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reviewing compensation policies and practices for all employees to determine whether such policies and practices create risks that are reasonably likely to have a material adverse effect on the Company; and

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reviewing and discussing the Compensation Discussion and Analysis (“CD&A”) prepared by management and, based on such review and discussions, recommending to the Board that the CD&A be included in the Company’s Annual Report on Form 10-K, proxy statements, or any other applicable filing as required by the SEC.

To qualify as independent to serve on the Company’s Compensation Committee, the Nasdaq listing standards require a director not to accept any consulting, advisory, or other compensatory fee from the Company, other than for service on the Board, and that the Board consider whether a director is affiliated with the Company and, if so, whether such affiliation would impair the director’s judgment as a member of the Company’s Compensation Committee. Our Board has concluded that each of Karen A. Flynn, Garret M. Hampton, Ph.D., Ivana Magovčević-Liebisch, Ph.D., J.D. and Alan Sachs, M.D., Ph.D. qualifies as “independent” under applicable rules and regulations of Nasdaq and the SEC. The Compensation Committee has the authority to retain or obtain the advice of such compensation consultants, legal counsel, experts and other advisors as it may deem appropriate in its sole discretion. The Compensation Committee is directly responsible for the appointment, compensation and oversight of its consultants, legal counsel, experts and advisors and has sole authority to approve their fees and retention terms, and the Company provides funding for such fees and related expenses.
The Compensation Committee retained Pay Governance, LLC (“PayGov”) as its independent compensation consultant for 2025. Services provided by PayGov included assistance in reviewing trends in executive compensation, selecting the Company’s compensation peer group and designing the Company’s executive compensation programs. PayGov also assisted the Compensation Committee in obtaining compensation benchmark data and establishing the target compensation levels of the Company’s executive officers. PayGov provides no services to the Company other than those performed on behalf of the Compensation Committee. The Compensation Committee considers the independence of its compensation consultant on an annual basis. A copy of the Compensation Committee’s written charter is publicly available on the Company’s website at www.quanterix.com.
Nominating and Governance Committee.   The Nominating and Governance Committee of the Board of Directors (the “Nominating Committee”) met or acted by written consent eight times during 2025. The committee currently consists of three members: Ivana Magovčević-Liebisch, Ph.D., J.D. (Chairperson), Jeffrey T. Elliott and Karen A. Flynn. Our Board has determined that all members of the Nominating Committee qualify as “independent” under the Nasdaq rules. The Nominating Committee’s responsibilities are set forth in its written charter and include:
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identifying, evaluating and recommending candidates for membership on our Board;

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evaluating the composition, organization and governance of the Board and its committees, and making recommendations to the Board for approval;

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reviewing and recommending guidelines and policies on corporate governance;

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developing, adopting and overseeing the implementation of a code of business conduct and ethics for all directors, executive officers and employees of the Company; and

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administering the annual Board performance evaluation process, including conducting surveys of director observations, suggestions and preferences.

In 2022, the Nominating Committee proposed, and our Board approved, corporate governance guidelines, which, in conjunction with our Charter, our Bylaws, our committee charters and key Board policies, form the framework for the Company’s governance.
Generally, the Nominating Committee considers director candidates recommended by stockholders as well as from other sources, such as other directors or officers, third-party search firms or other appropriate sources. Once identified, the Nominating Committee evaluates a candidate’s qualifications in accordance with our Nominating and Governance Committee Policy Regarding Qualifications of Directors, which is appended to the Nominating Committee’s written charter. Threshold criteria include personal integrity and sound judgment, business and professional skills and experience, independence, industry knowledge, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on our Board, and concern for the long-term interests of our stockholders. The Nominating Committee has not adopted a formal diversity policy in connection with the consideration of director nominations or the selection of nominees. However, the Nominating Committee will consider issues of diversity among our Board in identifying and considering director nominees and will strive where appropriate to achieve a diverse balance of backgrounds, perspectives, experiences, ages, genders, ethnicities and countries of citizenship on our Board and its committees.
A stockholder who wishes to propose a candidate for consideration as a nominee for election to our Board must follow the procedures described in our Bylaws and in “Stockholder Proposals and Nominations for Director” at the end of this Proxy Statement. In general, persons recommended by stockholders will be considered in accordance with our Policy on Shareholder Recommendation of Candidates for Election as Directors, which is appended to the Nominating Committee’s written charter. Any such recommendation should be made in writing to the Nominating Committee, care of the Company’s Corporate Secretary at our principal office, and should be accompanied by the following information concerning each recommending stockholder and the beneficial owner of the Company’s Common Stock, if any, on whose behalf the nomination is made:
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all information relating to such person that would be required to be disclosed in a proxy statement filed with the SEC;

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certain biographical and share ownership information about the stockholder and any other proponent, including a description of any derivative transactions in the Company’s securities;

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a description of certain arrangements and understandings between the proposing stockholder and any beneficial owner and any other person in connection with such stockholder nomination; and

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a statement as to whether such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of voting shares sufficient to carry the proposal.

The recommendation must also be accompanied by the following information concerning the proposed nominee:
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certain biographical information;

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all information required to be disclosed in solicitations of proxies for election of directors;

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certain information about any other security holder of the Company who supports the proposed nominee;

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a description of all relationships between the proposed nominee and the recommending stockholder or any beneficial owner, including any agreements or understandings regarding the nomination; and

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additional disclosures relating to stockholder nominees for directors, including completed questionnaires and disclosures required by the Bylaws.

A copy of the Nominating Committee’s written charter, including its appendices, is publicly available on the Company’s website at www.quanterix.com.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee has been one of our officers or employees at any time during the previous three years. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee. For a description of any transactions between us and members of our Compensation Committee and affiliates of such members, please see “Certain Relationships and Related Person Transactions” below.
Board Leadership Structure and Role in Risk Oversight
Our Board of Directors does not have a policy regarding the separation of the roles of Chief Executive Officer and Chair of the Board (the “Chair”), as our Board believes it is in the best interest of the Company to make that determination based on the position and direction of the Company and the membership of our Board. William P. Donnelly currently serves as Chair of our Board. From November 20, 2025 to January 19, 2026, when Everett Cunningham was appointed the President and Chief Executive Officer of the Company, Mr. Donnelly served as Executive Chair of the Company. The Chair of the Board and the other members of our Board work in concert to provide oversight of our management and affairs. Our Board encourages communication among its members and between management and our Board to facilitate productive working relationships. Working with the other members of our Board, the Chair strives to ensure that there is an appropriate balance and focus among key Board responsibilities such as strategic development, review of operations and risk oversight.
On November 20, 2025, in connection with Mr. Donnelly’s appointment as Executive Chair, the Board appointed Jeffrey T. Elliott as Lead Director. Under the Company’s Corporate Governance Guidelines, the Board may appoint an independent director as Lead Director in the event the Chair of the Board is not an independent director. The Corporate Governance Guidelines provide that the Lead Director will:
•
chair any meeting of the independent directors in executive session, and any Board meeting if the Chair is not present;

•
serve as a liaison and facilitate communications between other members of the Board and the Chair and/or the CEO;

•
work with the Chair in the preparation of the agenda for each Board meeting and in determining the need for special meetings of the Board;

•
provide the Nominating Committee with input on the selection of new director candidates;

•
in consultation with the members of the Board, determine the frequency and length of Board meetings;

•
subject to the Corporate Governance Guidelines’ general direction that the CEO should speak for the Company, be primarily responsible for monitoring written communications from stockholders and other interested parties;

•
be authorized to call special meetings of the Board, or its independent members or Committees; and

•
otherwise consult with the Chair and/or the CEO on matters relating to corporate governance and Board performance.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. Management is responsible for risk management on a day-to-day basis, with our Board overseeing risk management processes directly and through its committees by evaluating the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices.
Members of our senior management team attend our quarterly Board meetings and are available to address any questions or concerns raised by the Board on risk management and any other matters. In addition, our Board regularly receives reports on strategic matters involving Company business. The Audit Committee oversees risk management activities related to financial controls, cybersecurity, and legal and compliance risks, and our full Board receives regular reports from management with respect to cybersecurity risks. The Compensation Committee oversees risk management activities relating to Company compensation policies and practices, and the Nominating Committee oversees risk management activities relating to Board composition and governance-related matters. Each committee reports to our full Board on a regular basis and provides reports with respect to such committee’s risk oversight activities as appropriate.
Board Evaluation Process
Our Board conducts an annual self-evaluation that is intended to assess whether the Board, its committees and their members are functioning effectively and to provide an opportunity to improve performance and effectiveness. As part of the evaluation process for the Board, each director completes a written questionnaire that is designed to solicit feedback on a wide range of topics, including: Board membership and culture; sufficiency of meetings and materials; committees, corporate policies and governance policies; interactions with management; corporate strategy; and risk and risk management. Each standing committee of the Board also periodically completes a questionnaire tailored to the function of the committee. Responses are not attributed to any individual director in order to promote candid feedback. The Nominating Committee is charged with overseeing this process and may supplement written evaluations with interviews or other measures designed to solicit feedback. The results of the self-evaluations are reviewed by the Board and each committee and appropriate steps are taken in partnership with management to implement any agreed-upon improvements.
Compensation Risk Assessment
Following a review of our compensation policies and practices, our Compensation Committee believes that risks arising from those policies and practices are not reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, our Compensation Committee believes that compensation- related risk is limited by a number of factors, including the following:
•
Our compensation packages include multiple elements, including fixed and variable compensation, the amount and mix of which is appropriate to an employee’s level and role in Quanterix.

•
Our variable compensation programs employ a number of different performance metrics that are aligned with our near-term and strategic objectives and the interests of our stockholders.

•
Our long-term incentive equity awards are designed to align the interests of our employees and management with the interests of our stockholders.

•
We limit the payouts under our annual cash incentive bonus programs to an amount that is appropriate to the recipient’s level in Quanterix.

We believe that, taken as a whole, the various elements of our compensation packages mitigate compensation-related risk by reducing the focus on any single compensation element or performance metric, by encouraging our employees to consider both long- and short-term goals that are aligned with the interests of our stockholders and by discouraging excessive risk in order to reach performance goals or to achieve excessive payouts. For more information on our compensation policies and practices, see Compensation Discussion and Analysis below.
Stockholder Communications with the Board
Generally, stockholders who have questions or concerns should contact our Investor Relations department at https://ir.quanterix.com/investor-resources/contact-ir. However, any stockholder who wishes to communicate with our Board, non-management members of our Board as a group or a specific member of our Board (including the Chair) may do so by written communication addressed to the attention of the Chair of the Board by mail at 900 Middlesex Turnpike, Building 1, Billerica, Massachusetts 01821 or using the “IR Contacts” page of our website at https://ir.quanterix.com/investor-resources/contact-ir. Communications will be reviewed and distributed to the members of our Board unless such communications are unsolicited items, sales materials or other routine items or items unrelated to the duties and responsibilities of the Board or are otherwise determined to be frivolous, irrelevant, threatening, illegal or similarly unsuitable.
Executive Officers
The following table sets forth the name, age, and position(s) of each of our current executive officers. We have entered into employment agreements or offer letters with our executive officers. All our executive officers are at-will employees. See “Compensation Discussion & Analysis — Employment Agreements with our Named Executive Officers”, “Employment Agreement with Everett Cunningham” and “Potential Payments upon Termination or Change of Control” below for additional information.
Name	Age	Positions
Everett Cunningham	59	President and Chief Executive Officer
Daniel Char	65	Chief Legal Officer and Corporate Secretary
Benjamin Meadows	46	Chief Commercial Officer
Michael Miller	62	Chief Operating Officer
Vandana Sriram	52	Chief Financial Officer and Treasurer

See “The Board of Directors — Biographies” above for biographical information about Mr. Cunningham.
Daniel Char joined Quanterix in December 2025 as Chief Legal Officer and Corporate Secretary and has more than 30 years of experience in life science companies, including the development, financing and commercialization of multiple biologics, drugs and medical devices. Mr. Char previously served as the Chief Legal Officer for the global, clinical-stage biopharma company Oculis Holding AG from October 2024 to March 2025. Prior to that, he was the Chief Legal Officer and Corporate Secretary for ImmunoGen, Inc. (“ImmunoGen”), a commercial stage biotech company, from November 2022 until shortly after its acquisition by AbbVie Inc. in May 2024. Prior to joining ImmunoGen, Mr. Char served as General Counsel and Secretary for the clinical stage biotech company Evelo Biosciences, Inc. from 2018 to 2022, which included serving as its Chief Compliance Officer and Data Privacy Officer. Before that, Mr. Char held legal positions of increasing seniority with several biotech and medical device companies, including Smith & Nephew, Targanta Therapeutics, and Biogen. Mr. Char began his career as a corporate associate with Goodwin Procter. Mr. Char holds a B.A. from Tufts University and a J.D. from Harvard Law School.
Benjamin Meadows joined Quanterix in October 2025 as Chief Commercial Officer and brings over 20 years of commercial experience in life sciences, including 10 years in global leadership positions. Mr. Meadows was previously Chief Commercial Officer of Bio X Cell, a market leading company for in vivo antibody products into research programs, from March 2024 to September 2025. Prior to Bio X Cell, from March 2016 to March 2024, he led global sales and customer experience function at LGC Biosearch Technologies where they commercialized high-throughput molecular tools platforms, GMP oligonucleotides for molecular diagnostics and critical component in nucleic acid therapeutics. Mr. Meadows earned a B.S. in biology from Birmingham-Southern College, and an MBA from The George Washington University School of Business.
Michael Miller joined Quanterix in July 2021 as Senior Vice President of Accelerator and Clinical Services and brings over 25 years of experience developing and commercializing products, including over 15 years in the fields of life science research and clinical diagnostics. He was promoted to Chief Operating Officer in May 2024. Mr. Miller was previously Chief Executive Officer of ProterixBio, a company that commercialized novel protein diagnostic tests through its high-complexity CLIA laboratory, from November 2016 to July 2021. Prior to joining ProterixBio in 2007, he held a number of product development and operations positions with BioScale, Inc., Axsun Technologies (now Excelitas Technologies Corp) and Physical Sciences Inc. Mr. Miller earned a B.S. in Mechanical Engineering from the Rensselaer Polytechnic Institute, and an M.S. and Ph.D. in Mechanical Engineering from Stanford University. He is inventor or co-inventor on over 25 issued patents with multiple additional pending patent applications.
Vandana Sriram joined Quanterix in August 2023 as Chief Financial Officer and Treasurer. Ms. Sriram served as Senior Vice President of Global Finance at Azenta, Inc. from September 2021 to August 2023, where she was responsible for the controllership, FP&A and segment chief financial officer activities as a member of the company leadership team. Prior to Azenta, Ms. Sriram served in a variety of positions at General Electric of increasing responsibility from July 1999 to September 2021, most recently as the head of FP&A for GE Aerospace. Ms. Sriram graduated with a B.S. in commerce from Delhi University and is a chartered accountant from the Institute of Chartered Accountants of India. She also graduated from the GE Experience Financial Leadership Program and is a registered certified public accountant.

PROPOSAL NO. 2
ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION
We are seeking your advisory vote as required by Section 14A of the Securities Exchange Act of 1934, as amended (“Exchange Act”) on the approval of the compensation of our named executive officers as described in the Compensation Discussion and Analysis, the compensation tables and related material contained in this Proxy Statement. Because your vote is advisory, it will not be binding on our Compensation Committee or our Board. However, the Compensation Committee and our Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.
Our compensation philosophy is designed to align each executive’s compensation with Quanterix’s short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to our long-term success. Stockholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement, which discusses how our compensation policies and procedures implement our compensation philosophy. The Compensation Committee and our Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.
In accordance with the rules of the SEC, the following resolution, commonly known as a “Say-on-Pay” vote, is being submitted for a stockholder vote at the 2026 Annual Meeting:
“RESOLVED, that the compensation paid to the named executive officers of Quanterix Corporation, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related material disclosed in the Proxy Statement, is hereby APPROVED.”
The affirmative vote of a majority of the votes cast affirmatively or negatively for this proposal is required to approve, on an advisory basis, this resolution.
We currently hold our advisory vote to approve the compensation of our named executive officers annually. Stockholders also have an opportunity to cast an advisory vote on the frequency of the Say-on-Pay vote. We expect the next advisory vote on the frequency of the Say-on-Pay vote will be at the 2028 Annual Meeting.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

COMPENSATION COMMITTEE REPORT
The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis that appears in this Proxy Statement with our management. Based on this review and discussion, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in our Proxy Statement.
Members of the Compensation Committee:
Karen A. Flynn (Chairperson)
Garret M. Hampton, Ph.D.
Ivana Magovčević-Liebisch, J.D., Ph.D.
Alan Sachs, M.D. Ph.D.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis describes the principal components of the compensation program for our named executive officers. It should be read in conjunction with the other information contained in this Proxy Statement. The following executives were our named executive officers for the fiscal year ended December 31, 2025:
Name	Title
Masoud Toloue, Ph.D.(1)	Former President and Chief Executive Officer
Vandana Sriram	Chief Financial Officer and Treasurer
William P. Donnelly(2)	Former Executive Chair

(1)
Dr. Toloue served as President and Chief Executive Officer from April 25, 2022 to January 19, 2026.

(2)
Mr. Donnelly served as Executive Chair from November 20, 2025 to January 19, 2026.

Executive Summary
Compensation Governance Highlights
What We Do	What We Don’t Do

Reward performance according to pre-established performance goals
Provide a meaningful portion of the compensation of our Chief Executive Officer and executive officers through performance-based or at-risk compensation
Establish stock ownership guidelines for our executive officers
The Compensation Committee retains an independent compensation consultant
We hold an annual advisory vote on executive compensation
Cap payouts under our compensation plans to discourage inappropriate risk taking by our executive officers
Provide for double-trigger change of control severance provisions

Permit hedging or pledging of our stock
Include automatic compensation increases or equity grants in our employment agreements
Provide single trigger change of control benefits
Provide for excessive cash severance
Provide our executive officers with golden parachute tax gross-ups
Maintain executive pension plans or other retirement programs that are not generally available to all employees
Allow discounted stock options
Allow liberal share recycling under our equity incentive plans

Compensation Program Overview
Our Compensation Committee strives to design and implement executive compensation programs that attract, retain, and motivate our executives, while aligning our executives’ interests with our business strategy and the interests of our stockholders.

The compensation of our named executive officers in 2025 consisted of three main elements:
Element	Award Vehicle	Guaranteed vs. At-Risk	Performance vs. Time-Based
Base Salary	Cash	Guaranteed	Not applicable
Annual Cash Incentive Bonus	Cash	At-Risk	Performance-Based
Long-Term Incentive Equity	Restricted Stock Units (“RSUs”) and Stock Options	At-Risk	Time-Based
2025 Target Pay Mix
Consistent with our philosophy of aligning executive compensation with our short- and long-term performance, and to foster alignment with stockholder interests, our compensation programs are designed to provide a mix of compensation elements. Although we do not have a pre-established policy or target for allocating between the various compensation elements, the allocation is influenced by data from our compensation peer group, our short- and long-term objectives and factors specific to individual executives.
The following charts depict the allocation of the compensation elements of Dr. Toloue, our former Chief Executive Officer, and Ms. Sriram, our Chief Financial Officer, in 2025.
Stockholder Advisory Vote on Executive Compensation
At the 2025 Annual Meeting, our stockholders indicated their support for our executive compensation with 84% of the votes cast being in favor of our executive compensation program. We value the opinions of our stockholders, and, for that reason, we conduct the Say-on-Pay vote every year.
Compensation Overview
Compensation Objectives.   The primary objectives of our executive compensation programs are to:
•
attract, retain and motivate the best possible executive talent;

•
ensure executive compensation is aligned with our corporate strategies and business objectives;

•
promote the achievement of key strategic and financial performance measures by linking incentive- based awards to the achievement of measurable corporate and individual performance goals; and

•
align executives’ incentives with the creation of stockholder value.

To achieve these objectives, the Compensation Committee periodically evaluates our executive compensation programs and seeks to set compensation at levels the Compensation Committee believes are appropriate to allow us to compete for executive talent with other companies in our industry.
Compensation Process
Role and Authority of the Compensation Committee.   The Compensation Committee oversees our executive compensation programs. In this role, the Compensation Committee reviews and approves the compensation of our executive officers. Additional information about the Compensation Committee, including its composition and responsibilities, can be found under the caption “Management and Corporate Governance” in this Proxy Statement. The Compensation Committee’s practice has been to establish fiscal year base salaries and to approve annual cash bonuses and long-term incentive equity awards, on an annual basis. From time- to-time, the Compensation Committee makes other adjustments to individual compensation arrangements due to promotions, changes of responsibilities or other appropriate circumstances.
The Compensation Committee may form and delegate authority to subcommittees as appropriate, including, but not limited to, a subcommittee composed of one or more members of the Board or officers of the Company, to grant stock awards under the Company’s equity incentive plans (other than the 2025 Plan, under which only the Compensation Committee may grant awards). Under its charter, the Compensation Committee has delegated authority to award equity grants to the Equity Award Subcommittee of the Compensation Committee (the “Equity Award Subcommittee”), which has approved equity awards under the proposed amended and restated 2017 Plan when securing the approval of the full Compensation Committee has been administratively challenging. The Equity Award Subcommittee currently consists of Karen A. Flynn and Ivana Magovčević-Liebisch, Ph.D., J.D., each of whom qualify as independent directors and non-employee directors under applicable rules.
Role of Compensation Consultants.   As discussed above, the Compensation Committee retained PayGov as its independent compensation advisor for 2025. Services provided by PayGov included assistance in reviewing trends in executive compensation, selecting our compensation peer group and designing our executive compensation programs. PayGov also assisted the Compensation Committee in obtaining compensation benchmark data and establishing the target compensation levels of our executive officers, and structuring the 2017 Plan. PayGov provides no services to us other than those performed on behalf of the Compensation Committee. The Compensation Committee considers the independence of its compensation consultant on an annual basis.
Role of Management.   The Compensation Committee receives input from our Chief Executive Officer and other members of our senior management team with respect to compensation programs for our executives. The Compensation Committee also receives input from our Chief Executive Officer on the performance of our other executives and on compensation decisions for those executives. The Compensation Committee considers, but is not bound by and does not always accept, the recommendations of our Chief Executive Officer or the other members of our senior management team with respect to compensation matters. While our Chief Executive Officer and other members of our senior management team typically attend Compensation Committee meetings, the Compensation Committee regularly meets in executive session without management present. Our Chief Executive Officer is not present during voting or deliberations on his compensation.
Bases for Our Compensation Policies and Decisions
As a general guideline, the Compensation Committee seeks to generally establish the target compensation of our executive officers at the median of our peers, assuming that we meet the performance targets established for incentive-based programs. An individual executive’s target compensation may be higher or lower than this guideline based on his or her particular background, experience and performance, market factors, and internal equity. These factors are weighed by the Compensation Committee in its judgment, and no single factor takes precedence over the others.
In determining our compensation peer group, the Compensation Committee selects companies that are similar to us based on criteria such as industry, market capitalization, revenue and revenue growth and number of employees. In establishing the fiscal 2025 compensation of our executive officers, the Compensation

Committee reviewed our compensation peer group with the assistance of PayGov. The companies in our peer group for the fiscal year ended December 31, 2025 were as follows:
Adaptive Biotechnologies Corporation	OmniAb, Inc.
Castle Biosciences, Inc.	Pacific Biosciences of California, Inc.
Cryoport, Inc.	Quantum-Si Incorporated
Cytek Biosciences, Inc	Standard BioTools Inc.
Maravai LifeSciences Holdings, Inc.	10X Genomics
Mesa Laboratories, Inc.	Twist Bioscience Corporation
Nautilus Biotechnology, Inc.	Veracyte, Inc.
Elements of Our Compensation Program
The primary elements of our executive compensation program are base salary, annual cash incentive bonus and long-term incentive equity.
The Compensation Committee has not adopted a formal policy for allocating between short- and long-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, the Compensation Committee, after reviewing information provided by its compensation consultant and other relevant information, determines what it believes to be the appropriate level and mix of compensation components.
Base Salary
Base salaries provide fixed compensation to our executives. Generally, we believe that executive base salaries should be competitive with salaries for executives in similar positions at comparable companies, including those in our compensation peer group. Base salaries are reviewed at least annually by the Compensation Committee and are adjusted from time to time to realign salaries with market levels after considering factors such as individual roles and responsibilities, performance, experience, market conditions, and information from our compensation consultant.
The 2024 and 2025 base salaries for our 2025 named executive officers were as follows:
Executive	2024 Base Salary	2025 Base Salary	% Change
Masoud Toloue, Ph.D.	$650,000	$670,950	3.2%
Vandana Sriram	$446,160	$462,515	3.7%
Willam P. Donnelly(1)	—	$19,320

(1)
Mr. Donnelly’s annual salary was $250,000, and he served as Executive Chair from November 20, 2025 to January 19, 2026.

Annual Cash Incentive Bonus Program
Our Annual Cash Incentive Bonus Program is designed to encourage our executives, including our named executive officers, to achieve specified corporate and individual performance objectives. The Annual Cash Incentive Bonus Program emphasizes pay for performance and is intended to align executive compensation with the achievement of specified operating results. The high-level structure of the 2025 Annual Cash Incentive Bonus Program as established by the Compensation Committee is as follows:
For each of our named executive officers, the target award is multiplied by a corporate performance factor and an individual performance factor to arrive at the actual award.
2025 Annual Cash Incentive Bonus Program Target Awards.   The Compensation Committee annually sets individual target awards expressed as a percentage of each participant’s base salary earned during the year. The Compensation Committee takes into account market data and annual cash incentive levels for comparable positions at companies in our compensation peer group. For 2025, the Compensation Committee determined the target incentive opportunities shown below for the named executive officers, other than Mr. Donnelly (who did not participate in the 2025 Annual Cash Incentive Program):
Masoud Toloue, Ph.D.	100%
Vandana Sriram	70%
2025 Annual Cash Incentive Bonus Program Corporate Performance Factor.   For 2025, the Compensation Committee approved the calculation of the corporate performance factor based on Company performance against specified levels of achievement of revenue, non-GAAP gross margin, cash usage and certain corporate strategic objectives, with each factor weighted at 35%, 15%, 10% and 40%, respectively. The threshold level of achievement for each performance element was set at 0.5x of the target level, and the maximum level of achievement was set at 1.5x of the target level. Each performance metric was calculated on a sliding scale between the threshold, target and maximum values, as applicable.
With respect to the non-GAAP gross margin performance element referenced above, performance was measured for these purposes based on gross margin as adjusted to include shipping and handling costs for product sales within cost of product revenue instead of within selling, general and administrative expenses. Non-GAAP gross margin is a financial measure that we consider significant in our business. For a reconciliation of non-GAAP gross margin to gross margin, please see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Financial Measures” in the Company’s 2025 Annual Report.
The strategic objectives for 2025 were:
•
New Platform launch;

•
Menu expansion through new assays;

•
Diagnostics revenue enablement;

•
Full remediation of material weakness; and

•
Cost savings operationalized targets

We believe that the performance targets set by the Compensation Committee were established at levels appropriately challenging to attain and that they required considerable and increasing collective effort on the part of our employees, including our named executive officers, to achieve.
Under the Company’s Annual Cash Incentive Bonus Program, the Compensation Committee has discretion to adjust the calculation of Company performance to take account of unanticipated or non- routine events or transactions to ensure the program appropriately rewards performance and prevents unintended windfalls or penalization to participants.
The threshold, target, and maximum goals for each performance metric for 2025 were set initially in the beginning of 2025 as follows:
	Weight	Threshold (0.5x)	Target (1.0x)	Maximum (1.5x)
2025 Revenue ($)	35%	$140 million	$148 million	$156 million
Non-GAAP Gross Margin(1)	15%	54%	56%	58%
Cash Usage	10%	$(43.0) million	$(35.0) million	$(27.0) million
Strategic Objectives	40%	0	40%	48%
Total	100%
In mid 2025, the Akoya acquisition was completed. In addition, reductions in federal research funding during 2025 continued to negatively impact spending within the industry and with our research customers that rely on these funding mechanisms. These two factors negatively affected our projected revenues, operating expenses and cash flows for full year 2025. In light of the anticipated significant effects of these factors, which were not fully appreciated or quantified at the beginning of 2025, the Compensation Committee adjusted the corporate performance objectives and associated target levels in August 2025, and these adjusted targets are set forth below, together with the actual levels of performance and associated performance factor and weighted payout.
	Weight	Threshold (0.5x)	Target (1.0x)	Maximum (1.5x)	Actual	Performance Factor	Weighted Payout
2025 Revenue ($)	35%	$130 million	$135 million	$145 million	$138.9 million	1.19x	42%
Non-GAAP Gross Margin(1)	15%	45%	47%	49%	47.3%	1.08x	16%
Cash Balance	10%	$115 million	$120 million	$125 million	$121.6 million	1.05x	11%
Strategic Objectives	40%	0	40%	48%	37%	0.92x	37%
Total	100%						105%

(1)
For a reconciliation to GAAP, excluding the adjustments referred to in footnote (2), and other pertinent information, refer to page 64 of the in the Company’s 2025 Annual Report.

The Committee reviewed our performance against the metrics set forth above and took note of the numerical result. In light of the downward revision of the targets in August 2025, the Compensation Committee exercised its discretion and approved a corporate performance factor of 95%.
2025 Annual Cash Incentive Bonus Program Individual Performance Factor. The individual performance factor for our executive officers (other than Mr. Donnelly, who did not participate in the 2025 Cash Incentive Bonus Program) was capped at 1.1x for a maximum level of achievement. Each of our executive officers was assigned personal objectives designed to support our corporate goals and objectives and to be consistent with the executive’s roles and responsibilities.
The individual performance factor for each of our executive officers was determined by the Compensation Committee based on its assessment of the executive’s individual performance, taking into account the executive’s personal objectives and the recommendation of our Chief Executive Officer (for executives other than himself). For 2025, based on its review of our named executive officers’ respective individual performance, the Compensation Committee established the individual performance factors for our named executive officers as follows: Dr. Toloue — 1.0x and Ms. Sriram — 1.0x.
2025 Annual Cash Incentive Program Actual Awards.   Based on the above, our named executive officers (other than Mr. Donnelly) received cash payouts under our 2025 Annual Cash Incentive Bonus Program as follows. Payments were determined based on each individual executive’s base salary earned in 2025.
Executive	Target Award (% of Base Salary)	Corporate Performance Factor	Individual Performance Factor	Payment ($)
Masoud Toloue, Ph.D.	100%	0.95x	1.0x	$641,250
Vandana Sriram	70%	0.95x	1.0x	$309,225
2025 Long-Term Incentive Equity Program
A significant portion of our executive compensation is delivered in the form of long-term incentive equity awards. We believe that equity-based grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and stockholders. In addition, the vesting feature of the equity grants furthers our goal of executive retention by providing an incentive to our executives to remain in our service during the vesting period. Except for awards under the 2025 Plan, all grants of equity-based awards to our executives are approved by the Compensation Committee or the Equity Award Subcommittee and are made pursuant to our 2017 Plan. Awards under the 2025 Plan are approved by the Compensation Committee. In determining the size of equity-based awards to our executives, the Compensation Committee, the Equity Award Subcommittee and our Board considers factors such as scope of responsibility, the applicable executive’s performance, the amount of equity previously awarded to the executive, the vesting of such awards, the recommendations of our Chief Executive Officer (other than with respect to himself), equity award levels for similarly situated executives at our peer companies and other market data provided by PayGov, the Compensation Committee’s independent consultant.
We have historically granted equity awards in the form of stock options and RSUs. While a large portion of our outstanding stock options currently have exercise prices in excess of the trading price of our Common Stock, we continue to believe that stock options, which are granted with an exercise price equal to the fair market value of our Common Stock on the grant date, provide an appropriate long-term incentive for our executives because stock options reward our executives only to the extent our stock price increases over time. Likewise, we believe that RSUs, the value of which tends to be subject to less variability than stock options, encourage our executives to take actions that foster long-term stock price appreciation while also encouraging retention.
In addition to awards granted under the 2017 Plan, the Compensation Committee has granted equity awards under the 2025 Plan, which is limited to persons who satisfy the standards for inducement grants under Nasdaq Listing Rule 5635(c)(4). The 2025 Plan authorizes the grant of awards covering up to 2,893,465 shares of Company common stock, and provides for grants of stock options, RSUs and other equity awards on terms that are substantially the same as those in the 2017 Plan.
The Compensation Committee or the Equity Award Subcommittee approved 2025 long-term incentive equity awards for Ms. Sriram and the Board approved 2025 long term incentive equity awards for Dr. Toloue and Mr. Donnelly as set forth in the following table:
Executive	2025 Approximate Award Value ($)	Number of Stock Options	Number of RSUs
Masoud Toloue, Ph.D.	$3,899,998	138,790	454,641
Vandana Sriram	$1,425,002	50,712	166,119
William P. Donnelly(1)	$488,110	85,912	7,435

(1)
The 2025 approximate award value for Mr. Donelly includes $288,109 attributable to 70,091 stock options awarded to Mr. Donnelly for his role as Executive Chairman. The remaining 15,821 options and 7,435 RSUs with an approximate aggregate award value of $200,000 were awarded to Mr. Donnelly for his role as a non-employee director.

The stock options and RSUs granted to Ms. Sriram and Dr. Toloue vest over a four-year period, with one-fourth of each of the stock options and RSUs vesting on the first anniversary of the grant date and the remainder vesting ratably on a monthly basis over the next three years, provided the recipient remains with us through the applicable vesting date. As further described under “Employment Agreements with Named Executive Officers”, any outstanding but unvested portions of Dr. Toloue’s equity awards that would have vested on or prior to April 30, 2026 accelerated and became fully vested and exercisable on the effective date of Dr. Toloue’s separation, pursuant to his separation agreement. The stock options granted to Mr. Donnelly vest over two years in 24 equal installments. Stock options were valued according to their Black-Scholes valuation as of the grant date. For our named executive officers (other than Mr. Donnelly), the number of stock options and RSUs awarded was determined on a 70% Option / 30% RSU ratio, which we believe provides an appropriate balance of incentives for our senior executives.
Except for awards under the 2025 Plan, all awards granted to our named executive officers are granted under a stockholder-approved plan. All stock options are granted at an exercise price at or above the closing market price of our Common Stock on the date of grant. Equity awards, including options, are not granted in anticipation of the release of material non-public information, and the release of material non-public information is not timed on the basis of option or equity grant dates.
Additional detail regarding awards to the named executive officers can be found in the “Summary Compensation Table,” “2025 Fiscal Year Grants of Plan-Based Awards” table and “Outstanding Equity Awards at 2025 Fiscal Year-End” table elsewhere in this Proxy Statement.
Other Benefits
We provide a broad-based benefit program to our eligible employees. In 2025, we provided the following benefits to our named executive officers, other than Mr. Donnelly, on the same basis as our other eligible employees:
•
health insurance;

•
vacation, holidays and sick days;

•
life insurance and supplemental life insurance;

•
short-term and long-term disability insurance; and

•
a 401(k)-retirement plan.

We believe these benefits are generally consistent with those offered by other companies and specifically with those companies with which we compete for employees.
Severance and Change of Control Benefits
Dr. Toloue was, and Ms. Sriram is, entitled to specified benefits in the event of the termination of their employment under specified circumstances, including termination following a change of control of Quanterix. We consider these severance and change of control benefits to be an important component of our executive compensation program and consistent with competitive market practice. We believe that providing appropriate severance and change of control benefits helps to attract and retain qualified executives by mitigating the risks associated with leaving a previous employer and accepting a new position with us, and by reducing financial uncertainty associated with an unexpected termination or termination following a change of control. We have provided more detailed information regarding these benefits, along with estimates of their value under various circumstances, under the caption “Potential Payments Upon Termination or Change of Control” below. Our practice has been to structure change of control benefits so that cash benefits are paid only if the employment of the executive is terminated or if the executive resigns for good reason during specified periods before or after a change of control has occurred. Vesting of equity in connection with a change of control will generally only occur if the executive is not provided with a comparable replacement equity award or if the employment of the executive is terminated or if the executive resigns for a good reason during a specified period before or after the change of control (commonly referred to as double trigger vesting).
Tax Considerations
The Compensation Committee considers tax and accounting implications in its executive compensation determinations, although in some cases, other important considerations may outweigh tax or accounting considerations, and the Compensation Committee maintains the flexibility to compensate our executive officers in accordance with our compensation philosophy.
Section 162(m) of the Internal Revenue Code of 1986, as amended, generally places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers, subject to certain transition relief applicable to certain arrangements in place as of November 2, 2017, and not materially modified after such date. While the Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, the Compensation Committee retains the discretion to award compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation in order to structure a program that we consider to be the most effective in attracting, motivating and retaining key executives.
If accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.
Insider Trading Policy
The Company has adopted an insider trading and compliance policy governing the purchase, sale, and other dispositions of its securities by the directors, officers, employees and consultants of the Company and has implemented processes for the Company that it believes are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any applicable listing standards. A copy of this insider trading policy has been filed as Exhibit 19.1 to the Company’s 2025 Annual Report.
Anti-Hedging and Pledging Policy
Our insider trading and compliance policy prohibits all directors, officers, employees and consultants of the Company and its subsidiaries from engaging in trading in the Company’s securities on a short-term basis (where any shares of Common Stock purchased in the open market must be held for a minimum of six months and ideally longer); short sales of the Company’s securities; use of the Company’s securities to secure a margin or other loan; transactions in straddles, collars or other similar risk reduction or hedging devices; and transactions in publicly-traded options relating to the Company’s securities (i.e., options that are not granted by the Company).
Compensation Clawback Policy
As of December 1, 2023, our Board adopted a compensation clawback policy (the “Clawback Policy”) in accordance with Section 10D of the Exchange Act and Nasdaq listing standards. The Clawback Policy applies to our current and former executive officers within the meaning of Rule 10D-1(d) of the Exchange Act. In the event we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that corrects an error that is not material to previously issued financial statements but would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, our policy is to require any such executive officer who received “excess compensation” during the three completed fiscal years preceding the date of preparation of the restatement to repay or forfeit such excess compensation reasonably promptly. “Excess compensation” means any amount of incentive-based compensation (generally, compensation based on stock price or financial measures) received by such executive officer that exceeds the amount of incentive-based compensation that otherwise would have been received had it been determined based on the applicable accounting restatement, computed without regard to any taxes paid. The Clawback Policy is administered by our Board.
Employment Agreements with Named Executive Officers
Masoud Toloue
Dr. Toloue joined Quanterix in June 2021 as President of Quanterix and Diagnostics. Effective April 25, 2022, Dr. Toloue assumed the role of President and Chief Executive Officer and joined our Board. In connection with Dr. Toloue’s new role, the Compensation Committee approved an amended and restated employment agreement, effective as of April 25, 2022. Under the agreement, Dr. Toloue’s initial annualized base salary was $550,000. Dr. Toloue also was eligible for a target award of 100% of his annual base salary under the 2022 Annual Cash Incentive Bonus Program and he was granted a long-term incentive equity award, comprised of stock options and RSUs having an aggregate grant-date fair value of $2,000,000, consisting of 70% stock options and 30% restricted stock units and vesting over a four-year period. Dr. Toloue’s employment agreement provided that, in the event we terminate Dr. Toloue’s employment without cause or Dr. Toloue terminates his employment with us for good reason, he would be entitled to continuation of his then-current base salary and health insurance benefits for twelve months, an amount equal to his target bonus for the applicable year and acceleration of any of the unvested portion of his initial equity award that would have vested during the severance period had he remained employed during such time. If such termination occurs within 90 days prior to, or twelve months following, a change of control, he would also be entitled to accelerated vesting of all outstanding but unvested equity. On April 9, 2024, the agreement was amended to provide for salary continuation for 24 months if he is terminated without cause, or if he resigns for good reason within the 90-day period immediately preceding or the twelve-month period immediately following a change of control of the Company.
On January 8, 2026, Dr. Toloue entered into a separation agreement with the Company, pursuant to which his employment as our President and Chief Executive Officer ended and he resigned as a member of our Board effective as of January 19, 2026. In connection with his termination of employment, Dr. Toloue received severance benefits consistent with the termination-without cause provision of his employment agreement described above. In addition, pursuant to the separation agreement, (i) any outstanding but unvested portions of Dr. Toloue’s equity awards that would have vested on or prior to April 30, 2026 accelerated and became fully vested and exercisable on the effective date of Dr. Toloue’s separation, (ii) any RSUs that vested in accordance with the preceding clause were settled within 60 days of such vesting, and (iii) any stock options, to the extend vested, may be exercisable on or prior to December 31, 2026.
Vandana Sriram
Ms. Sriram joined Quanterix in August 2023 as Chief Financial Officer pursuant to an employment agreement entered into on August 3, 2023. Under the employment agreement, her initial annualized base salary was $440,000. Ms. Sriram was also eligible to receive an annual performance bonus with a bonus target of 70% of her annual base salary, based on her actual base salary earned during the year. Ms. Sriram also received an initial sign-on equity award of $800,000, consisting of 70% stock options and 30% restricted stock units and vesting over a four-year period. If Ms. Sriram’s employment is terminated by us without cause or she resigns for good reason, she will receive continued payment of her base salary for six months, payment of an amount equal to her prorated annual target bonus for the year of termination, acceleration of the unvested portion of her initial equity award that would have vested on or before August 21, 2024, and health benefits continuation for six months. If Ms. Sriram’s employment is terminated by us without cause or she resigns for good reason within the 90-day period immediately preceding or the twelve-month period immediately following a change of control, in addition to the foregoing she will receive acceleration of vesting for all unvested equity. On April 11, 2024, the agreement was amended to provide for (i) salary continuation for twelve months, (ii) payment of target bonus for the year of termination, (iii) acceleration of vesting of all unvested equity and (iv) continuation of health insurance benefits for twelve months, if she is terminated without cause, or if she resigns for good reason within the 90-day period immediately preceding or the twelve month period immediately following a change of control of the Company. On

April 13, 2026.the agreement was amended to provide for (i) salary continuation for nine months and (ii) continuation of health insurance benefits for nine months if she is terminated without cause or if she resigns for good reason.
William P. Donnelly
On November 20, 2025, Mr. Donnelly was appointed Executive Chair of the Company and entered into an employment agreement governing his role as Executive Chair (which position also included the role and responsibilities of the Chair of the Board of Directors). As Executive Chair, Mr. Donnelly reported to the Lead Director and was responsible for providing the Company with strategic and other advice and services upon reasonable request by the Board, including, but not limited to, advice and services related to investor relations, employee relations and execution on operational and strategic initiatives. The employment agreement had an initial term ending on December 31, 2026.
Under his employment agreement, Mr. Donnelly was entitled to receive a salary at the rate of $250,000 per year and an annual grant of non-qualified stock options equal to 0.15% of the shares of Company common stock outstanding on the date of grant, vesting ratably on a monthly basis for 24 months following grant. The first such grant occurred on November 20, 2025. Mr. Donnelly did not receive the second annual grant of stock options contemplated under his employment the agreement because he stepped down as Executive Chair before the first anniversary of his commencement of employment in such role.
Employment Agreement with Everett Cunningham
On January 8, 2026, we entered into an employment agreement with Mr. Cunningham in connection with his appointment as President and Chief Executive Officer effective as of January 19, 2026. Under the agreement, Mr. Cunningham is entitled to an initial annualized base salary of $750,000 and eligibility for an annual performance bonus with an annual bonus target of up to 100% of his base salary. The agreement also provides for a sign-on cash payment of $600,000 payable within 30 days following Mr. Cunningham’s start date. If Mr. Cunningham voluntarily terminates his employment without good reason within one year of the start date, Mr. Cunningham will be required to repay 50% of the sign-on cash payment, and if his employment is terminated for cause within one year of the start date, he will be required to repay the sign-on cash payment in full.
In connection with his appointment, Mr. Cunningham also received long-term equity incentive awards consisting of (a) RSUs covering 1,070,000 shares of Company common stock, subject to time-based vesting (the “Time-Based RSUs”) and (b) RSUs covering 813,750 shares of Company common stock, subject to performance-based vesting (the “Performance-Based RSUs”). The Time-Based RSUs vest in four equal annual installments on each of the first four anniversaries of Mr. Cunningham’s start date. One-fifth of the Performance-Based RSUs will vest on the later of (i) the date that the volume weighted average price of the Company’s common stock on the Nasdaq Global Market (or other applicable national securities exchange) (“VWAP”) equals or exceeds $10 per share for 30 consecutive trading days prior to the second anniversary of Mr. Cunningham’s start date and (ii) the first anniversary of his start date, two-fifths will vest on the later of (i) the date that such VWAP equals or exceeds $15 per share for 30 consecutive trading days prior to the third anniversary of Mr. Cunningham’s start date and (ii) the second anniversary of his start date, and the remaining two-fifths will vest on the later of (i) the date that such VWAP equals or exceeds $20 per share for 30 consecutive trading days prior to the fourth anniversary of Mr. Cunningham’s start date and (ii) the third anniversary of his start date. In the event of a change-in-control (as defined in the agreement) in which the consideration payable to a holder of a share of the Company’s common stock equals or exceeds $10, $15 or $20, the corresponding tranche(s) of the Performance-Based RSUs will vest as of such change-in-control, and if the consideration payable to a holder of a share of the Company’s common stock is between $10 and $15 or between $15 and $20, then vesting shall be determined by straight line interpolation within the applicable tranche.
If Mr. Cunningham’s employment is terminated by the Company without cause or he resigns for good reason, he will receive continued payment of his base salary for 12 months, payment of an amount equal to his annual target bonus for the year of termination, acceleration of any of the unvested portion of the Time-Based RSUs that would have vested during the 12-month severance period, and subsidized health benefits during such severance period. If Mr. Cunningham’s employment is terminated by the Company without cause or he resigns for good reason in connection with a change-in-control, Mr. Cunningham’s base salary continuation will last for 24 months, all of his outstanding but unvested equity awards subject to time-based vesting will become fully vested, and his outstanding but unvested Performance-Based RSUs will remain eligible for vesting in connection with such change-in-control.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION
Summary Compensation Table
The following table shows the total compensation paid or accrued during the fiscal years ended December 31, 2025, 2024 and 2023 to our named executive officers.
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Masoud Toloue, Ph.D. Former President and Chief Executive Officer	2025	670,950		1,170,000	2,729,998	674,172	5,625	5,250,745
	2024	642,848	—	1,559,989	3,639,998	585,000	5,192	6,433,027
	2023	615,385	—	1,647,658	2,352,331	810,000	9,900	5,435,274
Vandana Sriram(6) Chief Financial Officer and Treasurer	2025	462,252		427,502	997,500	309,225	15,750	2,212,229
	2024	446,222	—	569,993	1,329,999	255,784	15,525	2,617,523
	2023	144,083	—	307,016	492,989	151,511	3,554	1,099,153
William P. Donnelly(7) Former Executive Chair	2025	19,321	—	80,001	408,110		89,410	596,842

(1)
Included in 2023 salary is $21,154 received by Dr. Toloue as a cash payout for accrued vacation time as we transitioned to an unaccrued, unlimited time-off policy in 2023.

(2)
These amounts represent the aggregate grant date fair value for RSUs granted during such fiscal year determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”).

(3)
These amounts represent the aggregate grant date fair value for option awards granted during such fiscal year, computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in determining grant date fair value for the option awards may be found in Note 12 to our consolidated financial statements for the year ended December 31, 2025 included in our 2025 Annual Report.

(4)
These amounts represent: (i) for 2025, cash amounts paid in 2026 for services in 2025 under the Company’s 2025 Annual Cash Incentive Bonus Program, (ii) for 2024, cash amounts paid in 2025 for services in 2024 under the Company’s 2024 Annual Cash Incentive Bonus Program and (iii) for 2023, cash amounts paid in 2024 for services in 2023 under the Company’s 2023 Annual Cash Incentive Bonus Program.

(5)
The amounts represent the dollar value of matching contributions under our qualified 401(k) plan.

(6)
Ms. Sriram joined Quanterix on August 21, 2023 as Chief Financial Officer.

(7)
Mr. Donnelly was appointed Executive Chair on November 20, 2025 and resigned on January 19, 2026. Included in the stock awards column for Mr. Donnelly are RSUs granted for his services as a non-employee director. Included in the option awards column for Mr. Donnelly are options with a grant date fair value of $288,109 for his services as Executive Chairman and options with a grant date fair value of $120,001 for his services as a non-employee director. All other compensation includes $89,410 for services provided as a non employee director received in cash or paid in shares, per his election under the Non-Employee Director Compensation Policy.

2025 Fiscal Year Grants of Plan-Based Awards
The following table shows information regarding grants of non-equity incentive plan awards and grants of equity awards that we made during the fiscal year ended December 31, 2025, to each of Quanterix’s named executive officers.
Names (a)	Grant Date (b)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2) (i)	All Other Option Awards: Number of Securities Underlying Options (#)(3) (j)	Exercise or Base Price of Option Awards ($/sh) (k)	Grant Date Fair Value of Stock and Option Awards ($)(4) (l)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)
Masoud Toloue, Ph.D. Former President and CEO	—	—	675,000	1,113,750	—	—	—	—
	2/4/25	—	—	—	138,790	—	—	1,170,000
	2/4/25	—	—	—	—	454,641	8.43	2,729,998
Vandana Sriram CFO and Treasurer	—	—	325,500	537,075	—	—	—	—
	2/4/25	—	—	—	50,712	—	—	427,502
	2/4/25	—	—	—	—	166,119	8.43	997,500
William P. Donnelly(5) Former Executive Chair
	1/2/25				7,435		—	80,001
	1/2/25					15,821	10.76	120,001
	11/20/25	—	—	—	—	70,091	5.91	288,109

(1)
Reflects potential payouts under our 2025 Annual Cash Incentive Bonus Program. Amounts are based on individual performance factors with a range from 0.0x to 1.1x and a corporate performance factor with a range from 0.5x to 1.5x.

(2)
For RSUs granted to Dr. Toloue and Ms. Sriram, awards vest as to 25% on the first anniversary of the grant date, with the remaining 75% vesting in 36 equal monthly installments thereafter. For RSUs granted to Mr. Donnelly, awards vest after one year.

(3)
Dr. Toloue and Ms. Sriram’s non-qualified options vest as to 25% on the first anniversary of the grant date, with the remaining 75% vesting in 36 equal monthly installments thereafter. Mr. Donnelly’s non-qualified stock options granted for his service as a non-employee director vest after one year and those granted to him upon his appointment as Executive Chair vest over a two-year period in 24 equal installments.

(4)
These amounts represent the aggregate grant date fair value for RSUs and option awards granted during such fiscal year, computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in determining grant date fair value for the option awards is included in the notes to our consolidated financial statements, included in the Company’s 2025 Annual Report.

(5)
Mr. Donnelly did not participate in any non-equity incentive plans. On January 2, 2025, 7,435 RSUs and an option to purchase 15,821 shares of our Common Stock were awarded to Mr. Donnelly for his service as a non-employee director. On November 20, 2025, an option to purchase 70,091 shares of our Common Stock was awarded to Mr. Donnelly for his service as Executive Chair.

Outstanding Equity Awards at 2025 Fiscal Year-End
The following table shows grants of stock options and grants of unvested stock awards outstanding on the last day of the fiscal year ended December 31, 2025, including both awards subject to performance conditions and non-performance-based awards, for each of our named executive officers.
	Option Awards(1)				Stock Awards(1)
Names	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Number of Shares or Units or Other Rights That Have Not Vested ($)
Masoud Toloue, Ph.D Former President and Chief Executive Officer	79,969(3)	5,343(3)	24.40	4/25/2032	—	—	—	—
	—	—	—	—	2,309(3)	14,685	—	—
	183,742(4)	75,674(4)	14.82	2/2/2033	—	—	—	—
	—	—	—	—	32,432(4)	206,268	—	—
	104,155(5)	123,107(5)	23.10	2/2/2034	—	—	—	—
	—	—	—	—	36,589(5)	232,706	—	—
	—	454,641(6)	8.43	2/4/2035	—	—
	—	—	—	—	138,790(6)	882,704
Vandana Sriram Chief Financial Officer and Treasurer	17,171(7)	12,284(7)	24.32	8/21/2033	—	—	—	—
	—	—	—	—	5,260(7)	33,454	—	—
	38,049(8)	44,989(8)	23.10	2/2/2034	—	—	—	—
	—	—	—	—	13,367(8)	85,014	—	—
	—	166,119(9)	8.43	2/4/2035	—	—	—	—
	—	—	—	—	50,712(9)	322,528
William P. Donnelly Former Executive Chair	9,949(10)	2,407(10)	23.90	8/16/2033	—	—
	—	—	—	—	2,802(10)	17,821
	6,412(11)	—	27.15	1/2/2034
	15,821(12)	—	10.76	1/2/2035
	2,921(13)	67,170(11)	5.91	11/20/2035

(1)
Each of the outstanding equity awards in this table was granted pursuant to the 2017 Plan. All equity awards granted to Dr. Toloue and Ms. Sriram vest subject to continued service of the officer, as to 25% of the underlying shares on the first anniversary of the grant date and as to the remaining 75% in 36 equal installments monthly thereafter. The equity awards granted to Mr. Donnelly vest, subject to his continued service: as to stock option granted on August 17, 2023, one-third of the underlying shares on the first anniversary of the grant date and the remaining two-thirds in 24 equal installments monthly thereafter; as to RSUs granted on August 17, 2023, in three equally installments on the first second and third anniversaries of the grant date; as to stock option and RSUs granted on January 2, 2025, on December 31, 2025; and as to stock options granted on November 20, 2025, over a two-year period in 24 equal installments.

(2)
The market value of the stock awards is determined by multiplying the number of shares by $6.63, the closing price of our Common Stock on Nasdaq on December 31, 2025, the last trading day of our fiscal year.

(3)
On April 25, 2022, Dr. Toloue was granted (i) an option to purchase 85,312 shares of our Common Stock and (ii) 36,562 RSUs.

(4)
On February 2, 2023, Dr. Toloue was granted (i) an option to purchase 259,416 shares of our Common Stock and (ii) 111,178 RSUs.

(5)
On February 2, 2024, Dr. Toloue was granted (i) an option to purchase 227,262 shares of our Common Stock and (ii) 67,532 RSUs.

(6)
On February 4, 2025, Dr. Toloue was granted (i) an option to purchase 454,641 shares of our Common Stock and (ii) 138,790 RSUs.

(7)
On August 21, 2023, Ms. Sriram was granted (i) an option to purchase 29,455 shares of our Common Stock and (ii) 12,624 RSUs.

(8)
On February 2, 2024, Ms. Sriram was granted (i) an option to purchase 83,038 shares of our Common Stock and (ii) 24,675 RSUs.

(9)
On February 2, 2025, Ms. Sriram was granted (i) an option to purchase 166,119 shares of our Common Stock and (ii) 50,712 RSUs.

(10)
On August 17, 2023, Mr. Donnelly, as a non-employee director, was granted (i) an option to purchase 12,356 shares of our Common Stock and (ii) 8,238 RSUs.

(11)
On January 2, 2024, Mr. Donnelly, as a non-employee director, was granted an option to purchase 6,412 shares of our Common Stock.

(12)
On January 2, 2025, Mr. Donnelly, as a non-employee director, was granted an option to purchase 15,821 shares of our Common Stock.

(13)
On November 20, 2025, Mr. Donnelly was granted an option to purchase 70,091 shares of our Common Stock for his service as Executive Chairman.

Option Exercises and Stock Vested in 2025
The following table shows information regarding exercises of options to purchase our Common Stock and vesting of RSUs held by each of our named executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2025.
	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Masoud Toloue, Ph.D.	—	—	67,877	463,362
Vandana Sriram	—	—	14,464	105,311
William P. Donnelly(3)	—	—	10,153	59,708

(1)
Consists of RSUs.

(2)
The value realized represents the number of RSUs vested multiplied by the closing price of our Common Stock on the date of vesting. Amounts shown in this column do not necessarily represent actual value realized from the sale of the shares acquired upon vesting of RSUs because in many cases the shares are not sold upon vesting but continue to be held by the executive officer.

(3)
Represents RSUs granted to Mr. Donnelly for his service as a non-employee director.

Pension Benefits
We do not have any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation
We do not have any nonqualified defined contribution plans or other deferred compensation plans.
Potential Payments upon Termination or Change of Control
We have entered into employment agreements with our named executive officers. These agreements generally establish the named executive officer’s base salary (subject to adjustment), eligibility to participate in the incentive bonus plan, eligibility for annual long-term incentive equity awards and standard employee benefits.
These agreements, other than with respect to Mr. Donnelly, also provide for certain severance payments and benefits in connection with the named executive officer’s termination of employment under various circumstances, subject, in each case, to the officer’s execution of a general release of claims, in a form acceptable to us, and compliance with certain restrictive covenants. The material terms and conditions of these agreements are summarized above under “Employment Agreements with the Current Named Executive Officers”.
Mr. Donnelly’s employment agreement did not provide for any benefits payable upon termination of employment, and, therefore, he is not included in the table below.
Payments upon a Triggering Event
The following table provides information regarding the amounts payable under the agreements described above for termination without cause or by the named executive officer for good reason and assuming the termination occurred on December 31, 2025.
Name	Base Salary ($)	Lump Sum Bonus Payments ($)	Continuation of Group Health Plan Benefits ($)	Value of Equity Awards ($)	Total ($)
Masoud Toloue, Ph.D.	675,000	675,000	31,109	—	1,381,109
Vandana Sriram	232,500	325,500	—	—	558,000
The following table provides information regarding the amounts payable under the employment agreements described above for termination without cause or by the named executive officer for good reason following a change of control and assuming the termination occurred on December 31, 2025.
Name	Base Salary ($)	Lump Sum Bonus Payments ($)	Continuation of Group Health Plan Benefits ($)	Value of Equity Awards ($)(1)	Total ($)
Masoud Toloue, Ph.D.	1,350,000	675,000	32,922	1,336,363	3,394,285
Vandana Sriram	465,000	325,500	—	440,996	1,231,496

(1)
The exercise prices of all options held by the named executive officers as of December 31, 2025 were in each case higher than $6.36, the closing price of a share of our Common Stock on December 31, 2025, so such options were ascribed no value. The value of RSUs that would have vested due to a triggering event has been calculated by taking $6.36, the closing price of a share of our Common Stock on December 31, 2025, and multiplying it by the number of shares underlying RSUs that would have vested due to the triggering event.

Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the ratio of the annual total compensation of our “median” employee to the annual total compensation of our former Chief Executive Officer, Masoud Toloue, Ph.D., for 2025.

For 2025, we have used the same median employee who was identified for 2023 and 2024 since there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact our pay ratio disclosure. See our 2024 proxy statement for information regarding the process we utilized to identify our “median employee.”
We collected annual total compensation data for our median employee for 2025 using the same methodology we used for our named executive officers as disclosed in the Summary Compensation Table above. The annual total compensation of our median employee for 2025 was $116,868, and our former CEO’s total compensation as reported in the Summary Compensation Table was $5,250,745, resulting in a ratio of approximately 1:44.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodology described above. Given that companies may use a range of methodologies to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.
Pay versus Performance Disclosure
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, Quanterix is providing information about the relationship between the compensation of Quanterix’s former principal executive officers (“PEOs”) and other named executive officers and certain Company financial performance measures.
The dollar amounts reported below representing “compensation actually paid” have been calculated in accordance with the requirements of Item 402(v) of Regulation S-K. These figures do not reflect the actual amounts of compensation paid to the officers identified during such fiscal years and are based on equity valuation assumptions required by the SEC, which may not reflect actual amounts realized or realizable at vesting or exercise, as applicable.
							Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for E. Kevin Hrusovsky(1) ($)	Summary Compensation Table Total for Masoud Toloue, Ph.D.(2) ($)	Compensation Actually Paid to E. Kevin Hrusovsky(1)(3) ($)	Actually Paid to Masoud Toloue, Ph.D.(2)(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(4) ($)	Average Compensation Actually Paid to Non-PEO NEOs(4)(5) ($)	Total Share- holder Return ($)	Peer Group Total Share- holder Return(6) ($)	Net Income (Loss) ($ in millions)	Revenues ($ in millions)
2025	n/a	5,250,745	n/a	1,312,200	1,403,916	2,807,833	13.68	124.75	($107.2)	138.9
2024	n/a	6,433,027	n/a	1,346,679	2,617,523	1,200,871	22.86	93.49	(38.5)	137.4
2023	n/a	5,435,274	n/a	10,859,697	1,611,175	3,072,778	58.80	94.03	(28.4)*	122.4
2022	1,921,523	2,957,026	(3,807,926)	1,699,747	1,210,719	(470,362)	29.78	89.90	(99.6)*	105.5
2021	4,208,194	n/a	7,594,456	n/a	1,495,417	217,434	91.18	100.02	(55.5)*	110.6

*
As restated.

(1)
Mr. Hrusovsky served as Chief Executive Officer until April 25, 2022 and as Executive Chairman from April 25, 2022 until August 8, 2022.

(2)
Dr. Toloue became President and Chief Executive Officer on April 25, 2022.

(3)
The following adjustments were made to the designated PEO’s compensation to calculate the amounts shown as “compensation actually paid” for the periods indicated:

Year	PEO Name	Summary Compensation Table Total ($)	Less Grant Date Fair Value of Equity Awards Granted during Applicable Year ($)	Plus Year-end Fair Value of Equity Awards Granted during Applicable Year ($)	Plus Change in Fair Value as of Year- end of any Prior Year Awards that Remain Unvested as of Year-End ($)	Plus Change in Fair Value as of the Vesting Date of any Prior Year Awards that Vest during Applicable Year ($)	Less Prior Year- end Fair Value of Awards Granted in Prior Year that Failed to Meet Vesting Conditions during Applicable Year ($)	Total Equity Value Reflected in Compensation Actually Paid Calculation ($)
2025	Masoud Toloue, Ph.D.	5,250,745	3,899,998	2,902,256	(2,050,826)	1,734,724	—	(3,938,545)
2024	Masoud Toloue, Ph.D.	6,433,027	5,199,987	2,420,861	(1,990,327)	(316,895)	—	(5,086,348)
2023	Masoud Toloue, Ph.D.	5,435,274	3,999,989	7,923,070	1,250,477	250,865	—	5,424,423
2022	Masoud Toloue, Ph.D.	2,957,026	1,999,996	1,234,526	(323,502)	(168,307)	—	(1,257,279)
2022	E. Kevin Hrusovsky	1,921,523	1,400,007	864,173	—	(372,494)	4,821,121	(5,729,449)
2021	E. Kevin Hrusovsky	4,208,194	3,008,520	1,726,302	50,554	4,617,926	—	3,386,262
(4)
The dollar amounts represent the average of the amounts reported for the following named executive officers as a group (excluding Quanterix’s PEOs):

2021	2022	2023	2024	2025
Masoud Toloue, Ph.D.	Michael Doyle	Michael Doyle	Vandana Sriram	Vandana Sriram
Michael Doyle	John Fry	Vandana Sriram		William P. Donnelly
Amol Chaubal	Mark Roskey, Ph.D.
John Fry
William Geist
Dawn Mattoon
Shawn Stetson

(5)
The following adjustments were made to calculate the amounts shown as “average compensation actually paid” for the periods indicated:

Year	NEO Names	Summary Compensation Table Total (Average) ($)	Less Grant Date Fair Value of Equity Awards Granted during Applicable Year (Average) ($)	Plus Year- end Fair Value of Equity Awards Granted during Applicable Year (Average) ($)	Plus Change in Fair Value as of Year- end of any Prior Year Awards that Remain Unvested as of Year-End (Average) ($)	Plus Change in Fair Value as of the Vesting Date of any Prior Year Awards that Vest during Applicable Year (Average) ($)	Less Prior Year-end Fair Value of Awards Granted in Prior Year that Failed to Meet Vesting Conditions during Applicable Year (Average) ($)	Total Equity Value Reflected in Average Compensation Actually Paid Calculation ($)
2025	See footnote (4)	1,403,916	1,913,112	1,358,816	(492,233)	649,323	—	(1,073,606)
2024	See footnote (4)	2,617,523	1,899,992	884,543	(226,263)	(174,940)	—	(1,416,652)
2023	See footnote (4)	1,611,175	1,150,002	1,935,392	589,183	87,031	—	1,461,603
2022	See footnote (4)	1,210,719	761,790	375,346	(118,480)	(132,737)	1,043,421	(1,681,081)
2021	See footnote (4)	1,495,417	995,666	504,941	3,663	357,701	1,148,621	(1,277,982)

(6)
The peer group used is the NASDAQ Biotechnology Index, our peer group used for purposes of Item 201(e) of Regulation S-K.

Comparison of “Compensation Actually Paid” to our Total Shareholder Return (“TSR”)
Our TSR was $91.8, $29.78, $58.80, $22.86, and $13.68 for the fiscal years ended December 31, 2021, 2022, 2023, 2024, and 2025, respectively. Mr. Hrusovsky’s “compensation actually paid” was $7.6 million and $(3.8) million for the fiscal years ended December 31, 2021, and 2022, respectively, and Dr. Toloue’s

“compensation actually paid” was $1.7 million, $10.9 million, $1.3 million and $1.3 million for the fiscal years ended December 31, 2022, 2023, 2024, and 2025, respectively. The average “compensation actually paid” to our other named executive officers was $0.2 million, $(0.5) million, $3.1 million, $1.2 million, and $2.8 million for the fiscal years ended December 31, 2021, 2022, 2023, 2024 and 2025, respectively. Our TSR decreased from December 31, 2021 to 2022, increased from December 2022 to December 2023 and decreased from December 31, 2023 through December 2025. The “compensation actually paid” to our principal executive officers decreased between 2021 and 2022, increased significantly in 2023, decreased significantly from 2023 to 2024, and decreased in 2025. The average “compensation actually paid” to our other named executive officers decreased between 2021 and 2022, increased significantly in 2023, decreased significantly from 2023 to 2024, and increased in 202.5
Comparison of “Compensation Actually Paid” to Net Income (Loss)
Our net loss was approximately $55.5 million in 2021, $99.6 million in 2022, $28.4 million in 2023, $38.5 million in 2024, and $107.2 million in 2025. Mr. Hrusovsky’s “compensation actually paid” was $7.6 million and $(3.8) million for the fiscal years ended December 31, 2021 and 2022, respectively, and Dr. Toloue’s “compensation actually paid” was $1.7 million, $10.9 million, $1.3 million, and $1.3 million for the fiscal years ended December 31, 2022, 2023, 2024 and 2025, respectively. The average “compensation actually paid” to our other named executive officers was $0.2 million, $(0.5) million, $3.1 million, $1.2 million and $2.8 million for the fiscal years ended December 31, 2021, 2022, 2023, 2024 and 2025, respectively. Our net loss increased over the first two years reported, decreased significantly for the third year reported and increased again in both 2024 and 2025, and the “compensation actually paid” to our principal executive officers decreased between 2021 and 2022, increased in 2023, decreased significantly from 2023 to 2024, and decreased slightly in 2025. The average “compensation actually paid” to our other named executive officers decreased between 2021 and 2022, increased significantly in 2023, decreased significantly from 2023 to 2024, and increased in 2025.
Comparison of “Compensation Actually Paid” to Company-Selected Measure (Revenues)
Our revenues were approximately $110.6 million in 2021, $105.5 million in 2022, $122.4 million in 2023, $137.4 million in 2024 and $138.9 million in 2025. Mr. Hrusovsky’s “compensation actually paid” was $7.6 million and $(3.8) million for the fiscal years ended December 31, 2021, and 2022, respectively, and Dr. Toloue’s “compensation actually paid” was $1.7 million, $10.9 million, $1.3 million and $1.3 million for the fiscal years ended December 31, 2022, 2023, 2024 and 2025, respectively. The average “compensation actually paid” to our other named executive officers was $0.2 million, $(0.5) million, $3.1 million, $1.2 and $2.8 million for the fiscal years ended December 31, 2021, 2022, 2023, 2024 and 2025, respectively. Our revenues decreased 5% from 2021 to 2022, increased by 16% from 2022 to 2023, increased by 12% from 2023 to 2024 and increased by 1% from 2024 to 2025, and “compensation actually paid” to our principal executive officers decreased between 2021 and 2022, significantly increased in 2023, decreased significantly from 2023 to 2024 and decreased slightly in 2025. The average “compensation actually paid” to our other named executive officers decreased between 2021 and 2022, increased significantly in 2023, decreased significantly from 2023 to 2024, and increased in 2025.

TSR versus Peer Group TSR
The graph below shows our cumulative TSR over the five-year period ended December 31, 2025, as compared to that of the NASDAQ Biotechnology Index.
TOTAL SHAREHOLDER RETURN*
Between Quanterix Corporation
and the NASDAQ Biotechnology Index

$140
$120
$100
$80
$60
$40
$20
$0
12/20
12/21
12/22
12/23
12/24
12/25
Quanterix Corp
NASDAQ Biotechnology

*
$100 invested on 12/31/20 in stock or index, including reinvestment of dividends. Fiscal year ended December 31.

Most Important Financial and Other Performance Measures
We have identified the following financial and other performance measures as being the most important in linking actual compensation paid to executives to our performance for the most recently completed fiscal year:
1.
Revenues

2.
Non-GAAP gross margin

3.
Strategic objectives

With respect to the non-GAAP gross margin performance measure referenced above, performance is measured for these purposes based on gross margin as adjusted to include shipping and handling costs for product sales within cost of product revenue instead of within selling, general and administrative expenses. For a reconciliation of non-GAAP gross margin to gross margin, please see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Financial Measures” in the Company’s 2025 Annual Report. In addition, please see the section captioned “Compensation Discussion and Analysis- Elements of our Compensation Program-Annual Cash Incentive Bonus Program” for more information about these measures.
Director Compensation
The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2025 to each of our non-employee directors. Directors who are employed by us are not compensated for their service on our Board. Mr. Donnelly served as non-employee Chair of our Board from January 1, 2025 to November 20, 2025, when he was appointed Executive Chair. All compensation paid to Mr. Donnelly during 2025, including for his service as non-employee Chair of the Board, is shown in the Summary Compensation Table. As a result, Mr. Donnelly is not included in the Director Compensation Table.
	Fees Earned or Paid in Cash ($)	Stock Awards ($)(10)	Option Awards ($)(10)	All Other Compensation ($)	Total ($)
Jeffrey T. Elliott	75,368	80,001	120,001	—	275,370
Karen A. Flynn	70,000	80,001	120,001	—	270,001
Garret M. Hampton, Ph.D.(1)	7,704	276,157	—	—	283,860
Sarah E. Hlavinka(2)(5)	36,332	80,001	120,001	—	236,333
Myla Lai-Goldman, M.D.(3)(5)	12,850	159,995	239,998	—	412,842
Martin D. Madaus, Ph.D(4)	43,986	80,001	120,001	—	243,988
Ivana Magovčević-Liebisch, Ph.D., J.D.	61,216	80,001	120,001	—	261,217
Paul M. Meister(5)(6)	54,680	80,001	120,001	—	254,681
Scott Mendel(5)(7)	25,190	159,995	239,998	—	425,183
Alan Sachs, M.D., Ph.D.(8)	6,563	276,157	—	—	282,719
David R. Walt, Ph.D.(9)	50,937	80,001	120,001	—	250,939

(1)
Dr. Hampton was appointed to our Board, effective November 20, 2025.

(2)
Ms. Hlavinka resigned from our Board, effective July 8, 2025.

(3)
Dr. Lai-Goldman was appointed to our Board, effective July 8, 2025.

(4)
Dr. Madaus resigned from our Board, effective July 8, 2025.

(5)
Ms. Hlavinka, Dr. Lai-Goldman, Mr. Meister, and Mr. Mendel elected to receive these fees in the form of our Common Stock in lieu of cash in accordance with our Non-Employee Director Compensation Policy. See the section titled “Non-Employee Director Compensation Policy” below.

(6)
Mr. Meister resigned from our Board, effective November 20, 2025.

(7)
Mr. Mendel was appointed to our Board, effective July 8, 2025.

(8)
Dr. Sachs was appointed to our Board, effective November 20, 2025.

(9)
Dr. Walt resigned from our Board, effective November 20, 2025.

(10)
These amounts represent the aggregate grant date fair value for RSUs and option awards granted to each director in the fiscal year ended December 31, 2025, computed in accordance with FASB ASC Topic 718. For Drs. Hampton, Lai-Goldman and Sachs and Mr. Mendel the amounts represent an equity award with an aggregate value of $400,000 upon their appointment to the Board, and for the other directors, the amounts represent their annual equity award with an aggregate value of $200,000. A discussion of the assumptions used in determining grant date fair value for the option awards is included in the notes to our consolidated financial statements in the 2025 Annual Report.

The following table shows the aggregate number of stock options held by each of our non-employee directors as of December 31, 2025:
Name	Aggregate Number of Shares Subject to Stock Options
Jeffrey T. Elliott	41,729
Karen A. Flynn	54,198
Garret M. Hampton, Ph.D.	—
Sarah E. Hlavinka	—
Myla Lai-Goldman, M.D.	50,758
Martin D. Madaus, Ph.D.	—

Name	Aggregate Number of Shares Subject to Stock Options
Ivana Magovčević-Liebisch, Ph.D., J.D.	43,510
Paul M. Meister(1)	54,138
Scott Mendel	50,758
Alan Sachs, M.D., Ph.D.	—
David R. Walt, Ph.D..(1)	69,959

(1)
These awards remained outstanding and exercisable as of December 31, 2025, as the Board member had not yet reached the 90-day post-termination period; they have since been forfeited.

Non-Employee Director Compensation Policy
Our non-employee director compensation policy (the “Policy”) effective for 2025 provided for: (A) the annual payment of $50,000 to each of our non-employee directors, or $95,000 in the case of the Chair or Lead Director of the Board; (B) $10,000 to each member of our Audit Committee, or $20,000 in the case of the chairperson of the committee; (C) $7,500 to each member of our Compensation Committee, or $15,000 in the case of the chairperson of the committee; and (D) $5,000 to each member of our Nominating Committee, or $10,000 in the case of the chairperson of the committee; in each case quarterly in arrears. Each non-employee director may elect to receive these payments in the form of our Common Stock in lieu of cash.
For 2025, the Policy provided that each non-employee director be granted, on the first trading day of each fiscal year, an annual equity award (an “Annual Non-Employee Director Equity Award”) valued at $200,000, rounded to the nearest whole share. This equity award is comprised of (A) 60% non-qualified stock options to purchase our Common Stock at an exercise price equal to the fair market value as of such grant date and (B) 40% RSUs. The number of options is determined using our standard Black-Scholes valuation methodology. The number of RSUs is determined by dividing total value of the RSUs by the fair market value of our Common Stock on such grant date. The annual stock options and RSUs vest in full on December 31 of the year in which such awards were granted, provided that the non-employee director is still a director on the applicable vesting date.
In addition, under the Policy for 2025, each new non-employee director received an award (an “Initial Non-Director Equity Award”) valued at $400,000 upon his or her initial election or appointment. The award is comprised of (A) 60% non-qualified stock options to purchase our Common Stock at an exercise price equal to the fair market value of our Common Stock as of such grant date and (B) 40% RSUs. The number of options is determined using our standard Black-Scholes valuation methodology. The number of RSUs is determined by dividing total value of the RSUs by the fair market value of our Common Stock on such grant date. The initial stock options vest over three years from the date of grant, with one-third vesting on the first anniversary of the applicable grant date and the remainder vesting over the following two years in 24 successive equal monthly installments at the end of each month until the third anniversary of such grant date, provided that the non-employee director is still a director on the applicable vesting date. The RSUs granted to each new non-employee director vest over a three- year period, with one-third vesting on each of the first, second and third anniversaries of the applicable grant date, provided that the non-employee director is still a director on the applicable vesting date.
Effective November 20, 2025, the Policy was amended to provide for the annual payment of $80,000 to the Lead Director of the Board. Additionally, the Policy was amended to change the equity type and manner for determining the size of Annual Non-Employee Director Equity Awards and Initial Non-Employee Director Equity Awards. Annual Non-Employee Director Equity Awards now are comprised of RSUs covering a number of shares of Common Stock equivalent to 0.05% of the outstanding shares of Common Stock as of the date of grant and vest in full on the first anniversary of the grant date, provided that the non-employee director is still a director on the applicable vesting date. Initial Non-Employee Director Equity Awards now are comprised of RSUs covering a number of shares of Common Stock equivalent to 0.10% of the outstanding shares of Common Stock as of the date of grant and vest over a three-year period, with one-third vesting on each of the first, second and third anniversaries of the grant date, provided that the non-employee director is still a director on the applicable vesting date. All other terms of the Policy remain unchanged.
We reimburse in full each non-employee director for all reasonable out-of-pocket expenses incurred in attending meetings of our Board and its committees. Directors may be reimbursed for travel, food, lodging and other expenses directly related to their service as directors. Directors are also entitled to the protection provided by their indemnification agreements and the indemnification provisions in our Charter and Bylaws.
Stock Ownership Guidelines for Non-Employee Directors and Executive Officers
In order to further align the interests of our non-employee directors and executive officers with the interests of our stockholders and to promote our commitment to sound corporate governance, our Board maintains the following stock ownership guidelines for our non-employee directors and executive officers. For those individuals who have served since October 9, 2019, attainment was first required as of October 9, 2024, and all such individuals were in compliance as of such date. On subsequent assessment dates, all applicable individuals have been in compliance with the stock ownership guidelines.
Stock Ownership Guideline	Non-Employee Director	5x annual base cash retainer
	CEO	6x annual base salary
	Executive officers other than CEO	3x annual base salary
Attainment Period	Five years from the later of • Appointment/election to applicable position; and • October 9, 2019.
Stock Owned for Purposes of Ownership Guidelines
•
Stock acquired on the open market;

•
Stock acquired through the exercise of options;

•
Restricted stock, RSUs and stock options, whether vested or unvested; and

•
Stock acquired through Company benefit plans.

Holding Requirement	50% of “net of tax” vested shares must be held until the ownership guideline is met.
Administration	The stock ownership guidelines are administered by the Compensation Committee, which evaluates compliance on an annual basis. Non-compliance arising from special circumstances, such as fluctuations in our stock price, changes in a participant’s compensation, and the personal financial situation of a participant, are reviewed by the Compensation Committee.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain aggregate information with respect to all of our equity compensation plans in effect as of December 31, 2025. The table excludes 77,210 shares issuable upon the vesting of certain RSUs previously issued by Akoya and assumed by the Company upon the closing of its merger with Akoya.
	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	6,456,307(3)	$11.25(3)	3,820,266(4)
Equity compensation plans not approved by security holders(2)	144,337	—	893,465
Total	6,600,644(3)	$11.25(3)	4,713,731(4)

(1)
These plans consist of our 2007 Plan, 2017 Plan and ESPP.

(2)
These plans consist of our 2025 Plan and RSUs granted as one-time inducement awards (outside the 2025 Plan) under Nasdaq Rule 5635(c)(4) following the merger with Akoya.

(3)
Consists of (i) outstanding options to purchase 4,879,819 shares of our Common Stock with a weighted average exercise price of $11.25 per share and (ii) 1,576,488 outstanding RSUs with a weighted average exercise price of $0 per share.

(4)
Consists of 1,605,784 shares of our Common Stock available under the 2017 Plan, 893,465 shares of our Common Stock available under the 2025 Plan, and 2,214,482 shares of our Common Stock available under the ESPP. Does not include an additional 1,869,758 shares of our Common Stock reserved for future issuance under the 2017 Plan effective January 1, 2026 by operation of the 2017 Plan’s annual increase provision and an additional 467,439 shares of our Common Stock reserved for future issuance under the ESPP effective January 1, 2026 by operation of the ESPP’s annual increase provision.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of April 15, 2026, for (a) the named executive officers in the Summary Compensation Table on page 38 of this Proxy Statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our Common Stock.
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned(1)
5% and Greater Stockholders(2)
Entities affiliated with Ameriprise Financial, Inc.(3)	4,996,073	10.6%
Entities affiliated with Telegraph Hill Partners, L.P.(4)	2,504,648	5.3%
Named Executive Officers and Directors
Masoud Toloue, Ph.D.(5)	901,381	1.9%
Vandana Sriram(6)	151,218	*
William P. Donnelly(7)	205,550	*
Jeffrey T. Elliott(8)	43,037	*
Karen A. Flynn(9)	88,038	*
Myla Lai-Goldman, M.D.(10)	6,968	*
Garret M. Hampton, Ph.D.	—	*
Ivana Magovčević-Liebisch, Ph.D., J.D(11)	35,426	*
Scott Mendel(12)	12,347	*
Alan Sachs, M.D., Ph.D.	—	*
All directors and current executive officers as a group (13 persons)(13)	717,469	1.5%

*
Represents beneficial ownership of less than 1% of the outstanding shares of our Common Stock.

(1)
This table is based upon information supplied by executive officers, directors and principal stockholders and in their filings with the SEC. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Quanterix deems shares of Common Stock that may be acquired by an individual or group within 60 days of April 15, 2026 pursuant to the exercise of options or warrants or the vesting of RSUs to be outstanding for the purpose of computing the percentage ownership of such individual or group, but such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, Quanterix believes that the stockholders named in this table have sole voting and investment power with respect to all shares of our Common Stock shown to be beneficially owned by them based on information provided to Quanterix by these stockholders. Percentage of ownership is based on 47,064,985 shares of our Common Stock outstanding on April 15, 2026.

(2)
This information is based solely upon a review of the Schedule 13G reports or related amendments filed with the SEC with respect to holdings of Quanterix Common Stock.

(3)
Based on a Schedule 13G filed by Ameriprise Financial, Inc. and affiliated entities with the SEC on February 17, 2026. The address for Ameriprise Financial, Inc. is 145 Ameriprise Financial Center, Minneapolis, MN 55474.

(4)
Based on a Schedule 13G filed by Telegraph Hill Partners, L.P and affiliated entities with the SEC on November 17, 2025. The address for Telegraph Hill Partners, L.P is 300 Montgomery Street, Suite 1130, San Francisco, California 94104.

(5)
Consists of 355,018 shares of our Common Stock and 546,363 shares of our Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 15, 2026 held by Dr. Toloue.

Dr. Toloue is not included in the “all directors and current executive officers as a group” total because he resigned as president and CEO effective January 19, 2026.
(6)
Consists of 28,713 shares of our Common Stock, 118,839 shares of our Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 15, 2026 and 3,666 shares of our Common Stock issuable upon the vesting of RSUs within 60 days of April 15, 2026 held by Ms. Sriram.

(7)
Consists of 154,127 shares of our Common Stock and 51,423 shares of our Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 15, 2026 held by Mr. Donnelly.

(8)
Consists of 11,390 shares of our Common Stock and 31,647 shares of our Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 15, 2026 held by Mr. Elliott.

(9)
Consists of 33,840 shares of our Common Stock and 54,198 shares of our Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 15, 2026 held by Ms. Flynn.

(10)
Consists of 6,968 shares of our Common Stock held by Dr. Lai-Goldman.

(11)
Consists of 4,224 shares of our Common Stock and 31,202 shares of our Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 15, 2026 held by Dr. Magovčević-Liebisch.

(12)
Consists of 12,347 shares of our Common Stock held by Mr. Mendel.

(13)
Consists of 284,131 shares of our Common Stock, 426,296 shares of our Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 15, 2026 and 7,042 shares of our Common Stock issuable upon the vesting of RSUs within 60 days of April 15, 2026.

PROPOSAL NO. 3
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee appointed KPMG LLP (“KPMG”) as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2026. The Board of Directors proposes that the stockholders ratify this appointment. KPMG audited our financial statements for the fiscal year ended December 31, 2025. Ernst & Young LLP (“EY”) audited our financial statements for the fiscal year ended December 31, 2024 and prior years. See “Additional Information Regarding Our Independent Registered Public Accounting Firm”. We expect that a representative of KPMG will be present at the Annual Meeting with the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.
In deciding to appoint KPMG, the Audit Committee reviewed auditor independence issues and existing commercial relationships with KPMG and concluded that KPMG has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2026.
In the event the stockholders do not ratify the appointment of KPMG as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.
The affirmative vote of a majority of the votes cast affirmatively or negatively for this proposal is required to ratify the appointment of our independent registered public accounting firm.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2026.

REPORT OF AUDIT COMMITTEE
The Audit Committee of the Board of Directors, which consists entirely of directors who meet the Nasdaq independence and experience requirements, has furnished the following report:
The Audit Committee assists the Board of Directors in overseeing and monitoring the integrity of the Company’s financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. The Audit Committee’s role and responsibilities are set forth in its charter adopted by the Board of Directors, which is available on our website at www.quanterix.com. The Audit Committee reviews and reassesses its charter annually and recommends any changes to the Board of Directors for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of KPMG. In fulfilling its responsibilities for the financial statements for the fiscal year ended December 31, 2025, the Audit Committee took the following actions:
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reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2025 with management and KPMG, our independent registered public accounting firm;

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discussed with KPMG the matters required to be discussed by the rules of the Securities and Exchange Commission and by Auditing Standard No. 1301 — Communications with Audit Committees as adopted by the Public Company Accounting Oversight Board; and

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received written disclosures and a letter from KPMG regarding its independence as required by the rules of the Public Company Accounting Oversight Board. The Audit Committee and KPMG further discussed KPMG’s independence.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and KPMG, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s 2025 Annual Report.
Members of the Audit Committee:
Jeffrey T. Elliott,
Garret M. Hampton, Ph.D.
Scott Mendel

DELINQUENT SECTION 16(A) REPORTS
Our records reflect that all reports required to be filed with the SEC pursuant to Section 16(a) of the Exchange Act were filed on a timely basis, except for the following: (i) a Form 4 for Masoud Toloue filed on November 24, 2025 in respect of the withholding of 1,242 shares of Common Stock to cover taxes on the settlement of RSUs which should have been filed by November 18, 2025, (ii) a Form 4 for Vandana Sriram filed on November 24, 2025 in respect of the withholding of 229 shares of Common Stock to cover taxes on the settlement of RSUs which should have been filed by November 18, 2025, (iii) a Form 3 for Alan Sachs filed on December 8, 2025 which should have been filed by November 26, 2025, and (iv) a Form 4 for Alan Sachs filed on December 8, 2025 in respect of the issuance of 46,727 RSUs which should have been filed by November 24, 2025; in each case due to administrative delays.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Since January 1, 2025, we have engaged in the following transactions with our directors, executive officers and holders of more than 5% of our Common Stock, which we refer to as our principal stockholders, and affiliates, immediate family members, or other related entities of our directors, executive officers and principal stockholders. We believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.
We entered into a license agreement with Tufts University in 2007, as amended in 2013, 2017 and 2020, pursuant to which we obtained an exclusive, worldwide license to our core SIMOA technology, and have entered into additional license agreements with Tufts University to certain related technology. David R. Walt, Ph.D., one of our former directors, our founding scientist and an inventor of the SIMOA technology, previously served as a professor at Tufts University. Under these licenses, we are required to pay Tufts University royalties on net sales of licensed products and services as well as a portion of our applicable sublicense revenues. During the year ended December 31, 2025, we recorded royalty expense of approximately $2.1 million under these licenses. Tufts University pays a portion of the royalties and license payments received from us to Dr. Walt pursuant to an arrangement between Tufts University and Dr. Walt, the amount of which is determined on a formulaic basis.
In 2022, we entered into a license agreement with Harvard University related to immunoassay technology developed by Dr. Walt at Harvard University and Brigham and Women’s Hospital. Under this license, we are required to pay Harvard University royalties on net sales of licensed products and services as well as a portion of our applicable sublicense revenues. Harvard University is obligated to pay a portion of the payments received from us to Dr. Walt pursuant to an arrangement between Harvard and Dr. Walt, the amount of which is determined on a formulaic basis. During the year ended December 31, 2025, we paid Harvard University $250,000 upon the completion of a commercial milestone but recorded no royalty expense under this license. We also sell products and services to laboratories affiliated with Harvard University and Brigham and Women’s Hospital that are overseen by Dr. Walt. During the year ended December 31, 2025, we recorded revenue from these sales of approximately $1.5 million.
Indemnification Agreements with Officers and Directors and Directors’ and Officers’ Liability Insurance
We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements, our Charter and our Bylaws require us to indemnify our directors to the fullest extent not prohibited by Delaware law. Subject to certain limitations, our Bylaws also require us to advance expenses incurred by our directors and officers.
The 2007 Plan, and the 2017 Plan also provide that our directors (and in the case of the 2017 Plan, our employees) will not be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the respective plan, and the members of our Board and any committee administering the plan will be entitled to indemnification and reimbursement by us in respect of any claim, loss, damage or expense (including reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.
We also maintain a general liability insurance policy which covers certain liabilities of directors and officers of the Company arising out of claims based on acts or omissions in their capacities as directors or officers.
Policies and Procedures for Related Party Transactions
Pursuant to its charter, our Audit Committee is responsible for reviewing and approving, prior to our entry into any such transaction, all transactions reportable by us under Item 404 of Regulation S-K in which we are a participant and in which any parties related to us, including our executive officers, our directors, beneficial owners of more than 5% of our securities, immediate family members of the foregoing persons and any other persons whom our Board determines may be considered related persons under Item 404 of Regulation S-K, has or is expected to have a direct or indirect material interest.

In reviewing and approving such transactions, the Audit Committee will obtain, or will direct our management to obtain on its behalf, all information that the Audit Committee believes to be relevant and important to a review of the transaction prior to its approval. Following receipt of the necessary information, a discussion will be held of the relevant factors if deemed to be necessary by the Audit Committee prior to approval. If a discussion is not deemed to be necessary, approval may be given by written consent of the Audit Committee. This approval authority may also be delegated to the chair of the Audit Committee in some circumstances. No related person transaction will be entered into prior to the completion of these procedures.
The Audit Committee or its chair, as the case may be, will approve only those related person transactions that are determined to be in, or not inconsistent with, the best interests of us and our stockholders, taking into account all available facts and circumstances as the Audit Committee or the chair determines in good faith to be necessary in accordance with principles of Delaware law generally applicable to directors of a Delaware corporation. These facts and circumstances will typically include, but not be limited to, the benefits of the transaction to us; the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms of comparable transactions that would be available to unrelated third parties or to employees generally. No member of the Audit Committee will participate in any review, consideration or approval of any related person transaction with respect to which the member or any of his or her immediate family members has an interest.

PROPOSAL NO. 4
APPROVAL OF AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2017 EMPLOYEE, DIRECTOR AND CONSULTANT EQUITY INCENTIVE PLAN
We are requesting our stockholders to approve the amendment and restatement of the Quanterix Corporation 2017 Employee, Director and Consultant Equity Incentive Plan, or the “2017 Plan,” to implement certain equity compensation best practices and extend the term of the 2017 Plan through June 9, 2031.
The Board of Directors approved the amendment and restatement of the 2017 Plan on April 17, 2026, subject to and effective upon stockholder approval at the Annual Meeting. The 2017 Plan, as amended and restated if this Proposal No. 4 is approved, is described in more detail below. If this Proposal No. 4 is not approved by our stockholders, the amendment and restatement of the 2017 Plan will not become effective, and the 2017 Plan will remain in effect in accordance with its present terms until November 16, 2027, after which date we may no longer grant equity awards under the 2017 Plan. If stockholders do not approve the amendment and restatement of the 2017 Plan, and we do not adopt a new equity incentive plan with stockholder approval at the 2027 Annual Meeting, we may need to consider alternative compensation tools to achieve the objectives for which the 2017 Plan was designed.
The purpose of the amendment and restatement is to implement certain equity compensation best practices and to permit the Company to continue using the 2017 Plan, for an additional four years beyond its current term, to help achieve the Company’s performance, recruiting, retention and incentive goals. We believe that the continued use of the 2017 Plan is essential to our success. Providing long-term incentive compensation opportunities in the form of equity awards aligns the interests of the Company’s employees and directors with the long-term interests of our stockholders, linking compensation to Company performance. The use of equity awards as compensation also allows the Company to conserve cash resources for other important purposes.
As of March 31, 2026, 2,420,675 shares of Common Stock remained available for future awards under the 2017 Plan (assuming shares underlying outstanding awards are earned and vest at the target number of shares). In addition to the 2017 Plan, we may grant incentive equity awards that satisfy the requirements of Nasdaq Listing Rule 5635(c)(4) under the 2025 Plan. As of March 31, 2026, 795,920 shares of Common Stock remained available for future awards under the 2025 Plan, which can only be used for newly hired employees.
Our Board believes that approval of the amendment and restatement of the 2017 Plan is in the best interests of the Company for the reasons discussed below in the section entitled “Reasons Why Stockholders Should Vote FOR the Proposed Amendment and Restatement of the 2017 Plan.” The Board recommends that stockholders vote FOR Proposal No. 4.
The full text of the amended and restated 2017 Plan is attached to this Proxy Statement as Appendix A.
Reasons Why Stockholders Should Vote FOR the Proposed Amendment and Restatement of the 2017 Plan
Our Board recommends a vote “FOR” the amendment and restatement of the 2017 Plan for the reasons set forth below.
Adopting the amendment and restatement of the 2017 Plan is critical for attracting, retaining and incentivizing talented leadership, other employees and directors, which we believe will contribute to our success and enhance long-term stockholder value.
We believe that equity-based incentive awards enhance our value for the benefit of our stockholders by enabling us to attract, retain and reward highly qualified members of our executive leadership team, other key personnel, and directors and by strengthening the mutuality of interests between such individuals and our stockholders. Unless stockholders approve the amendment and restatement of the 2017 Plan, we will not have shares of Common Stock available under the 2017 Plan to grant equity awards to officers, employees and directors of the Company as part of our annual compensation program after November 16, 2027.

As of March 31, 2026, all stock options issued and outstanding under the 2017 Plan had an exercise price in excess of 150% of the closing price of our Common Stock on such date. The weighted average per share exercise price of such options was $14.52 and the maximum exercise price was $79.48. These substantial levels of underwater stock options reduce the incentive effect of currently outstanding options and present significant challenges to our ability to continue retaining and rewarding talented employees. Quanterix has elected not to pursue an option repricing (which it is currently permitted under the 2017 Plan to implement by means of an option exchange offer), and instead is asking shareholders to approve a modest extension of the term of the 2017 Plan for an additional four years. (Further, as described below, the proposed amendment and restatement of the 2017 Plan eliminates the ability of the plan administrator to effect a stock option repricing without approval of shareholders by means of an option exchange.)
In determining to approve the amendment and restatement of the 2017 Plan, the Board considered our broader equity grant objectives and practices and believes that the amendment and restatement of the 2017 Plan is necessary to permit the Company to continue using the 2017 Plan to achieve the Company’s general performance, retention and incentive goals. Equity awards are intended to motivate high levels of performance and align the interests of our directors, employees and consultants with those of our stockholders by giving directors, employees and consultants the perspective of an owner with an equity stake in the Company and providing a means of recognizing their contributions to the success of the Company. Specifically, the Board considered, among other things, that the market for high caliber, experienced talent in our industry and in our geographic location is extremely competitive. Our ability to grant equity awards is critical to our ability to be competitive and to attract, retain and motivate the talent we need to best position our Company for success.
Accordingly, we are asking our stockholders to approve the amendment and restatement of the 2017 Plan to extend the term of the plan through June 9, 2031.
The amendment and restatement of the 2017 Plan is intended to be reasonable and supported by market data and internal modeling.
Our Board reviewed market, industry and compensation peer group practices and data, as well as internal modeling including our historical share usage levels, recent and current stock plan dilution levels, and the current value of equity awards held by officers, employees and directors based on the current stock price. The Board took into consideration various additional factors including our retention needs and priorities, and the size of equity awards needed for overall compensation levels to remain market competitive particularly in light of the decline in our stock price in recent periods.
“Burn rate” provides a measure of our historical share usage under the 2017 Plan. Our average burn rate over the three years ended December 31, 2025 was 3.8%. We believe this average net burn rate is broadly aligned with peer group practices and supports our request for an amendment and restatement of the 2017 Plan. Further, we intend to continue granting equity awards at generally comparable rates in the future.
We currently anticipate that the shares of Common Stock currently remaining available under the 2017 Plan and the 2025 Plan, together with the remaining annual increase under the 2017 Plan as of January 1, 2027, will be sufficient to meet the Company’s equity compensation needs through fiscal year 2027, based on our historic grant rates and current stock price assumptions. However, it is possible that these shares of Common Stock could last for a shorter period of time depending on a number of factors, including but not necessarily limited to: changes in our overall long-term incentive compensation program, adjustments to targeted award values relative to current levels to address prevailing market conditions and trends, higher than anticipated hiring needs, future acquisitions, and/or a meaningful decline in our stock price.
Without the amendment and restatement of the 2017 Plan, we may be required to develop alternative (including cash-based) incentives.
If the amendment and restatement of the 2017 Plan is not approved, we may be required to resort to (among other things) issuing cash-based long-term incentive awards as a substitute for our annual equity award process after fiscal year 2027 for officers, employees and directors. We do not believe increasing cash compensation to make up for any shortfall in equity compensation would be practicable or advisable, because we believe a combination of equity awards and cash compensation provides a more effective compensation strategy than cash alone for attracting, retaining and motivating our officers and employees on a long-term basis and aligning employees’ and stockholders’ interests. In addition, any significant increase in cash compensation in lieu of equity awards could increase our operating expenses and reduce our cash flow from operations, which could harm our ability to invest in and grow our business, and adversely affect our business, financial condition and results of operations.
Historical Plan Award Data
The following table sets forth information regarding historical awards granted during the 2023, 2024 and 2025 fiscal years under the 2017 Plan (no awards were made under the 2025 Plan before fiscal year 2026), and the corresponding burn rate for each of the last three fiscal years.
We calculate burn rate for a fiscal year as the aggregate number of options and RSUs granted in such year net of options and RSU granted and cancelled in such year, divided by the number of shares of Common Stock outstanding as of year-end. Quanterix has historically granted equity incentive awards in a judicious manner and within peer group norms.
Years Ended December 31,	2023	2024	2025
Stock Options Granted	1,249,030	1,522,251	2,675,631
Stock Options Forfeited/Canceled	(429,173)	(628,201)	(1,334,064)
RSUs Granted	828,153	650,999	1,352,115
RSUs Forfeited/Canceled	(263,208)	(301,676)	(554,764)
Shares of Common Stock Outstanding as of Fiscal Year End	37,892,684	38,543,797	46,743,938
Net Annual Burn Rate	3.7%	3.2%	4.6%
Three Year Average Burn Rate			3.8%
Set forth below, as of March 31, 2026, are the number of shares of Common Stock subject to outstanding options and RSUs pursuant to the 2017 Plan and the aggregate number of shares available for issuance under the 2017 Plan. The closing price of our Common Stock on the Nasdaq Global Market on that date was $3.52 per share.
Shares subject to outstanding options(1)	3,753,162
Shares subject to outstanding RSUs(2)	3,301,739
Shares available for issuance	2,420,675
Overhang(3)	20.1%

(1)
As of March 31, 2026, options outstanding under the 2017 Plan had a weighted average per share exercise price of $14.52 and a weighted average remaining term of 7.9 years.

(2)
As of March 31, 2026, the weighted average remaining vesting term for RSUs outstanding under the 2017 Plan was 3.0 years.

(3)
Overhang is a measure of potential dilution, which we define as the sum of (i) the number of shares of Common Stock subject to equity awards outstanding (with performance stock unit awards reflected at “target” levels) under a plan, but not exercised or settled, and (ii) the number of shares of Common Stock available to be granted under a plan, divided by (x) the total number of shares of Common Stock outstanding. The figures shown in the table above exclude the 2025 Plan. When the 2025 Plan is included, total shares available for issuance is 3,216,595 and total overhang is 26.3%.

The tables above exclude 77,210 shares issuable upon the vesting of certain RSUs previously issued by Akoya and assumed by the Company upon the closing of its merger with Akoya and 144,337 shares issuable upon the vesting of certain RSUs granted as one-time inducement awards (outside the 2025 Plan) under Nasdaq Rule 5635(c)(4) following the merger with Akoya.

The 2017 Plan, as Amended and Restated, Contains Key Equity Compensation Best Practices
The 2017 Plan, as amended and restated (subject to stockholder approval), maintains key features of the existing plan and adds new provisions that we believe reflect a broad range of equity compensation and governance best practices.
New features that would be added by the amendment and restatement (subject to stockholder approval) include:
No repricing of awards without stockholder approval.   Currently, the 2017 Plan enables the plan administrator to effect a stock option repricing, without separate approval by stockholders, by means of an option exchange program. As proposed to be amended and restated, the plan administrator would not have the authority to reprice options, including by means of an option exchange program, without the approval of stockholders (other than equitable adjustments in connection with certain corporate restructurings or transactions).
Non-Employee Director award limit.   As proposed to be amended and restated, the 2017 Plan adds a grant-date fair value limit of $750,000 per year for all awards under the 2017 Plan and all cash compensation provided to non-employee directors (with a limit of $1,000,000 for the calendar year in which a non-employee director is initially elected or appointed to the Board).
Minimum Vesting.   Currently, the 2017 Plan does not impose any minimum vesting period for awards made under the plan. As proposed to be amended and restated, the 2017 Plan provides that each equity award will have a minimum vesting period of one year (except that (i) up to 5% of the shares of Common Stock available for issuance under the 2017 Plan could be granted free of such minimum vesting requirement, and (ii) stock awards granted in lieu of cash fees to a non-employee director could be granted free of such minimum vesting requirement and will not count toward such five percent). The 2017 Plan also provides that the plan administrator may accelerate the vesting of an equity award in connection with or following a participant’s death, disability or other termination of service with the Company or the consummation of a corporate transaction, and the 2017 Plan provides for pro-rated vesting of awards (including awards held for less than one year) in the event of a participant’s death or disability.
Dividends payable only upon vesting.   Currently, the 2017 Plan does not include any limitation on the payment of dividends under equity awards prior to their vesting, although the Company’s equity award agreements do prohibit the payment of dividends prior to the issuance of shares of Common Stock under such awards. As proposed to be amended and restated, the 2017 Plan provides that dividends will only be payable following the issuance of shares of Common Stock upon the vesting of RSUs or the exercise of options.
Additionally, the 2017 Plan, as amended and restated (subject to stockholder approval), maintains the following existing best practices:
Continued broad-based eligibility for equity awards.   We grant equity awards to a large number of our employees and all of our non-employee directors. By doing so, we link employee and director interests with stockholder interests throughout the organization and motivate these individuals to act as owners of the business.
No discounted options or discounted SARs.   Stock options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.
No single-trigger vesting of awards.   The 2017 Plan does not have a single-trigger accelerated vesting provision for a change in control.
No automatic grants.   The 2017 Plan does not provide for automatic grants to any individual.
No tax gross-ups.   The 2017 Plan does not provide for any tax gross-ups.
No liberal share recycling.   The 2017 Plan does not provide for “liberal” share recycling; shares of Common Stock tendered to the Company on the exercise of an equity award or withheld to cover taxes do not become available for reissuance.

No liberal change-in-control definition.   The 2017 Plan does not contain a “liberal” change-in-control definition (as articulated by Institutional Shareholder Services).
Stock holding requirements.   Although the 2017 Plan does not require employees and directors to hold any shares they receive following vesting or exercise of awards for any specific period of time, the Company maintains robust stock ownership guidelines that apply to executive officers and non-employee directors to further align the interests of such individuals with the interests of our stockholders and to promote our commitment to sound corporate governance.
Summary of the 2017 Plan
This section summarizes material features of the 2017 Plan, as amended and restated, subject to stockholder approval. The summary is qualified in its entirety by reference to the complete text of the amended and restated 2017 Plan, which is attached to this Proxy Statement as Appendix A.
Purpose of the 2017 Plan
The purpose of the 2017 Plan is to encourage ownership of shares by employees and consultants of the Company and its affiliates, and of directors of the Company, in order to attract and retain such people, to induce them to work for the benefit of the Company or of an affiliate and to provide additional incentive for them to promote the success of the Company or of an affiliate.
Administration
The 2017 Plan is administered by the Compensation Committee of the Board, although the Board may exercise any powers and responsibilities assigned to the Compensation Committee at any time. The Board may also delegate its duties and responsibilities to one or more individuals or other committees of our directors, subject to the limitations imposed under the 2017 Plan and applicable law. The actual administrator of the 2017 Plan is referred to as the “plan administrator” in this Proposal No. 4.
Subject to the terms of the 2017 Plan, the plan administrator has the authority to interpret the 2017 Plan and awards under the 2017 Plan and to make all rules and determinations necessary or advisable for the administration of the 2017 Plan. The plan administrator also has the authority to determine which eligible service providers receive awards, to grant awards and to set the terms and conditions of all awards under the 2017 Plan, including any vesting and vesting acceleration provisions, and to amend awards under the 2017 Plan, subject to the conditions and limitations in the 2017 Plan.
Eligibility
Our employees, directors and consultants, and employees and consultants of our subsidiaries, are eligible to receive awards under the 2017 Plan. As of March 31, 2026, approximately 365 employees, 8 non-employee directors and 0 consultants were eligible to receive awards under the 2017 Plan.
Shares Available for Awards
Currently, the total number of shares of Common Stock reserved for issuance under the 2017 Plan equals the sum of (i) 1,042,314 shares, (ii) shares that were subject to awards under the 2007 Plan that are forfeited, expired or cancelled without the delivery of shares of Common Stock or which result in the forfeiture of shares of Common Stock back to the Company on or after November 16, 2017 (up to a maximum of 2,490,290 shares) and (iii) an annual increase on the first day of each fiscal year beginning January 1, 2019 and ending on the second day of fiscal year 2027 equal to an amount equal to the lesser of (x) 4% of the number of shares of Common Stock issued and outstanding on such date and (y) such other amount determined by our Board. If the amendment and restatement of the 2017 Plan is approved by stockholders, the annual increase will be extended through the second day of the 2031 fiscal year.
As of March 31, 2026, there were 30,666 shares subject to awards outstanding under the 2007 Plan that may be returned to the 2017 Plan.
Shares of Common Stock issued under the 2017 Plan may be authorized but unissued shares or shares held by the Company in its treasury, or both. If an award under the 2017 Plan expires, lapses or is terminated, surrendered, repurchased, canceled without having been fully exercised or forfeited, any unused shares subject to the award will become available for new grants under the 2017 Plan. Shares of Common Stock tendered to the Company on the exercise of an equity award or withheld to cover taxes do not become available for reissuance.
Director Award Limit
If the amendment and restatement of the 2017 Plan is approved by stockholders, the value of all awards under the 2017 Plan and all cash compensation paid by the Company to any non-employee director for services as a director during any calendar year may not exceed $750,000 (calculated valuing awards based on the grant date fair market value for financial reporting purposes); provided that such amount is $1,000,000 for the calendar year in which a non-employee director is initially elected or appointed to the Board.
Awards
The 2017 Plan provides for the grant of options, stock grants (i.e., restricted and unrestricted stock awards), and other stock-based awards (such as stock appreciation rights (SARs) and restricted stock units (RSUs)). All awards under the 2017 Plan are set forth in award agreements, which detail the terms and conditions of awards, including any applicable vesting and payment terms and post-termination exercise limitations. A brief description of these award types follows.
Options and SARs
Options provide for the purchase of our shares of Common Stock in the future at an exercise price set on the grant date. Options may be either incentive stock options or ISOs (subject to any limitations under the Internal Revenue Code of 1986 (the “Code”)) or nonqualified stock options or NSOs. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The plan administrator determines the number of shares covered by each option and SAR, the exercise price of each option and SAR and the conditions and limitations applicable to the exercise of each option and SAR. The exercise price of an option or SAR will not be less than 100% of the fair market value of the underlying share on the grant date (or 110% in the case of ISOs granted to certain significant stockholders). The term of an option or SAR may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders).
Payment of the exercise price in connection with the exercise of options under the 2017 Plan may be made by cash or check or, in the discretion of the plan administrator, through delivery of shares of our Common Stock that meet specified conditions, by having the Company retain shares equal to the exercise price of the options being exercised, in accordance with a cashless exercise program established with a securities brokerage firm, or any other such lawful consideration as the plan administrator deems suitable, or any combination of the foregoing.
Restricted Stock and RSUs
Restricted stock is an award of nontransferable shares that remain forfeitable unless and until specified conditions are met and which may be subject to a purchase price. RSUs are contractual promises to deliver shares in the future, which may also remain forfeitable unless and until specified conditions are met. The terms and conditions applicable to restricted stock and RSUs will be determined by the plan administrator, subject to the conditions and limitations contained in the 2017 Plan.
Other Awards
Other awards that may be granted under the 2017 Plan include awards of fully vested shares and other awards valued wholly or partially by referring to, or otherwise based on, our Common Stock. The plan administrator will determine the terms and conditions of other stock-based awards, including vesting conditions or events.

Vesting Criteria
The plan administrator determines the vesting conditions or events for awards, which may include performance criteria. If the amendment and restatement of the 2017 Plan is approved, each equity award will have a minimum vesting period of one year (except that (i) up to 5% of the shares of Common Stock available for issuance under the 2017 Plan could be granted free of such minimum vesting requirement, and (ii) stock awards granted in lieu of cash fees to a non-employee director could be granted free of such minimum vesting requirement and will not count toward such five percent). The 2017 Plan also provides that the plan administrator may accelerate the vesting of an equity award in connection with or following a participant’s death, disability or other termination of service with the Company or the consummation of a corporate transaction, and the 2017 Plan provides for pro-rated vesting of awards (including awards held for less than one year) in the event of a participant’s death or disability.
Dividends and Dividend Equivalents
As proposed to be amended and restated, the 2017 Plan provides that dividends or dividend equivalents will only be payable following the vesting of the shares represented by the award to which such dividends or divided equivalents are attributable.
Certain Transactions
Upon a merger, consolidation or sale of all or substantially all of our assets, the plan administrator has discretion to take any one or more of the following actions pursuant to our 2017 Plan:
•
provide that outstanding options will be continued or substituted for options of the successor corporation;

•
provide that the outstanding options must be exercised within a certain number of days, either to the extent the options are then exercisable, or at the discretion of the plan administrator, any such options being made partially or fully exercisable;

•
terminate outstanding options in exchange for a cash payment of an amount equal to the difference between (a) the consideration payable upon consummation of the corporate transaction to a holder of the number of shares into which such option would have been exercisable to the extent then exercisable, or at the discretion of the plan administrator, any such options being made partially or fully exercisable, and (b) the aggregate exercise price of those options;

•
provide that outstanding stock grants will be continued or substituted for shares of the successor corporation or consideration payable with respect to our outstanding stock in connection with the corporate transaction; and

•
terminate outstanding stock grants in exchange for payment of an amount equal to the consideration payable upon consummation of the corporate transaction to a holder of the same number of shares comprising the stock grant, to the extent the stock grant is no longer subject to any forfeiture or repurchase rights, or at the plan administrator’s discretion, all forfeiture and repurchase rights being waived upon the corporation transaction.

In addition, in the event of certain non-reciprocal transactions with our stockholders, the plan administrator will make equitable adjustments to the 2017 Plan and outstanding awards as it deems appropriate to reflect the transaction.
Plan Amendment and Termination
Our Board may amend or terminate the 2017 Plan at any time; however, no amendment may adversely affect rights under an award outstanding under the 2017 Plan without the consent of the affected participant and stockholder approval will be obtained for any amendment to the extent necessary to comply with applicable laws. If the amendment and restatement of the 2017 Plan is approved, the 2017 Plan will remain in effect until June 9, 2031, unless earlier terminated by our Board or by a vote of our stockholders. No awards may be granted under the 2017 Plan after its termination.

No Repricings without Stockholder Approval
As proposed to be amended and restated, the plan administrator would not have the authority under the 2017 Plan to reprice options, including by means of an option exchange program, without the approval of stockholders (other than equitable adjustments in connection with certain corporate restructurings or transactions).
Foreign Participants, Clawback Provisions, Transferability
The plan administrator may establish subplans or procedures to address differences in tax or other laws of any specified jurisdiction. All awards will be subject to the Company’s Compensation Clawback Policy and other clawback or recoupment policy as set forth in such clawback policy or the applicable award agreement. Except as the plan administrator may determine or provide in an award agreement, awards under the 2017 Plan are generally non-transferrable, except by will or the laws of descent and distribution or subject to the plan administrator’s consent, and are generally exercisable only by the participant during the participant’s lifetime.
Interests of Certain Persons in the Amendment and Restatement of the 2017 Plan
In considering the recommendation of the Board with respect to the approval of the amendment and restatement of the 2017 Plan, stockholders should be aware that, as discussed above, non-employee directors and executive officers are eligible to receive awards under the amended and restated 2017 Plan. The Board recognizes that approval of this Proposal No. 4 may benefit our non-employee directors and executive officers and their successors.
Federal Income Tax Consequences
The following is a general summary of the federal income tax consequences to us and to U.S. participants for awards granted under the 2017 Plan as of this date. The federal tax laws may change, and the tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences.
Nonqualified Options.   Generally, a participant will not recognize income for federal income tax purposes when they receive a grant of an NSO under the 2017 Plan. Upon exercise of an NSO, the participant will realize ordinary income, and the Company will be entitled to a corresponding deduction for federal income tax purposes, in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise.
Incentive Stock Options.   A participant will not recognize income for federal income tax purposes when they receive a grant of an ISO under the 2017 Plan. When a participant exercises an ISO, the participant will generally not be subject to federal income taxation at the time of exercise, and the Company will not be entitled to a deduction for federal income tax purposes. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an “item of adjustment” for participants for purposes of the alternative minimum tax, unless the shares are sold or otherwise disposed of in the same year the ISO is exercised. Gain realized by participants on the sale of shares underlying an ISO is taxable at long-term capital gains rates, and no tax deduction is available to the Company, unless the participant disposes of the shares within (i) two years after the date of grant of the option or (ii) within one year of the date the shares were transferred to the participant. If the shares are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the option exercise price and the fair market value of the shares on the date of the option’s exercise (or the date of sale, if less) will be taxed at ordinary income rates, and the Company will be entitled to a corresponding deduction for federal income tax purposes to the extent that the participant recognizes ordinary income.
Stock Appreciation Rights.   A participant will not recognize income for federal income tax purposes when they receive a grant of a SAR under the 2017 Plan. Generally, upon exercise of the SAR, the fair market value of the shares received, determined on the date of exercise of the SAR, or the amount of cash received in lieu of shares, will be treated as compensation taxable as ordinary income to the participant in the year of such exercise. The Company will be entitled to a corresponding deduction for federal income tax purposes. If a participant receives shares of Common Stock upon exercise of a SAR, the taxation of the post-exercise appreciation or depreciation is treated as either a short-term or long-term capital gain or loss, depending upon the length of time the participant held the shares of Common Stock.
Restricted Stock.   Generally, a participant will not recognize income for federal income tax purposes when they receive a grant of restricted stock under the 2017 Plan, unless the participant makes a valid election under Section 83(b) of the Code to recognize taxable ordinary income on the date of grant equal to the excess of the fair market value of the shares of restricted stock over the purchase price (if any) of the restricted stock. Absent an election under Section 83(b) of the Code, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the participant generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction for federal income tax purposes, for an amount equal to the difference between the fair market value of the shares on the date such restrictions lapse over the purchase price (if any) for the restricted stock.
Restricted Stock Units.   Generally, a participant will not recognize income for federal income tax purposes when they receive a grant of RSUs under the 2017 Plan. When RSUs are settled, whether in cash or shares, the participant will have ordinary income, and the Company will be entitled to a corresponding deduction for federal income tax purposes. In the case of stock units granted to employees or former employees, payroll taxes may be due at the time of vesting even if vesting and settlement of stock units do not occur simultaneously.
Dividend Equivalents.   Generally, a participant will not recognize income for federal income tax purposes when they receive a grant of dividend equivalents under the 2017 Plan. When a dividend equivalent is paid, the participant will recognize ordinary income, and the Company will be entitled to a corresponding deduction for federal income tax purposes.
Application of Section 409A of the Code.   Section 409A of the Code applies to any awards under the 2017 Plan that are deemed to be deferred compensation. If the requirements of Section 409A of the Code are not met, the recipient may be required to include deferred compensation in taxable income, and additional taxes and interest may be assessed on such amounts. If any awards are subject to Section 409A of the Code, we intend to have the awards comply with Section 409A of the Code.
Limitations on the Company’s Compensation Deduction.   Section 162(m) of the Code limits the deduction we may take for otherwise deductible compensation payable to certain current and former executive officers of the Company to the extent the compensation paid to such an officer for the year exceeds $1 million.
New Plan Benefits
The benefits or amounts that may be received or allocated to participants under the 2017 Plan are subject to the discretion of the compensation committee or the Board and are not currently determinable. While we expect that equity awards will be granted under our non-employee director compensation program in the future, such amounts are not determinable at this time.
Board Recommendation
The Board of Directors unanimously recommends a vote “FOR” the amendment and restatement of the 2017 Plan.
Vote Required for Approval
The affirmative vote of a majority of the votes cast affirmatively or negatively is required to approve this Proposal No. 4. If this Proposal No. 4 is approved by the requisite stockholder vote, then the proposed amended and restated 2017 Plan will become effective.

ADDITIONAL INFORMATION REGARDING OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Change in Auditors
For the fiscal year ended December 31, 2024 and prior years, EY served as our independent registered public accounting firm. On May 9, 2025, we dismissed EY as our independent registered public accounting firm. This change in our independent registered public accounting firm was approved by the Audit Committee following a competitive request for proposal process with several independent registered public accounting firms, including EY. On May 9, 2025, the Audit Committee approved the appointment of KPMG LLP as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2025.
The reports of EY on our consolidated financial statements as of and for the fiscal years ended December 31, 2024 and 2023 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. Further, during the fiscal years ended December 31, 2024 and 2023 and the subsequent interim period through May 9, 2025, there were (i) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) between us and EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of EY, would have caused EY to make reference to the subject matter of such disagreement in its reports on the consolidated financial statements for such years, and (ii) except as set forth below, no reportable events as that term is defined in Item 304(a)(1)(v) of Regulation S-K.
Each of EY’s reports on our internal control over financial reporting as of December 31, 2024 and 2023 contained an adverse opinion, specifically, that we did not maintain effective internal control over financial reporting as of the end of the period covered by such report due to the effect of certain material weaknesses described in such reports. These material weaknesses, which we have disclosed in our annual reports previously filed with the SEC, are summarized below.
In the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 Annual Report”) management disclosed that material weaknesses relating to its internal controls related to the valuation of inventory, including excess and obsolescence reserves (the “Inventory Valuation MW”) and the accounting for property and equipment, net (the “Property and Equipment MW”) continued to exist as of December 31, 2023, and EY’s report on our internal control over financial reporting as of December 31, 2023 contained an adverse opinion, due to these material weaknesses.
Subsequent to the issuance of the 2023 Annual Report, we identified an error related to the capitalization of labor and overhead costs in our inventory balances, which caused a misstatement (the “Misstatement”) of our previously issued audited consolidated financial statements as of December 31, 2023 and 2022 and for each of the three years in the period ended December, 31 2023 and the unaudited consolidated financial statements for the quarterly and year-to-date (as applicable) periods ended March 31, 2022, June 30, 2022, September 30, 2022, March 31, 2023, June 30, 2023, September 30, 2023, March 31, 2024 and June 30, 2024 (the “Restatement Periods”). Management concluded this error was material to our financial statements and required restatement of the financial statements for the Restatement Periods.
Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2023 (the “2023 Amended Annual Report”) disclosed that the Misstatement was a result of a newly identified design deficiency associated with the Inventory Valuation MW, and EY’s report on our internal control over financial reporting as of December 31, 2023 included in the 2023 Amended Annual Report contained an adverse opinion on our internal control over financial reporting, due to the material weaknesses that were previously described in the 2023 Annual Report and the additional design deficiency related to the capitalization of labor and overhead costs impacting inventory valuation.
Our 2024 Annual Report disclosed the remediation of the Property and Equipment MW. However, as of December 31, 2024, the Inventory Valuation MW, including the additional control design deficiency described above, was not remediated and we identified an additional material weakness in the operating effectiveness of our internal controls associated with the accounting for Accelerator Laboratory revenue, a component of service and other revenue (collectively, the “2024 Material Weaknesses”). EY’s report on our internal control over financial reporting as of December 31, 2024 contained an adverse opinion on our internal control over financial reporting, due to the 2024 Material Weaknesses. Our Audit Committee discussed the material weaknesses referred to above with EY.
Principal Accounting Fees and Services
The following table presents fees for professional audit services rendered by KPMG for the audit of our annual financial statements for the fiscal year ended December 31, 2025, and for certain tax services, all of which were approved by the Audit Committee in accordance with its established policies and procedures. The table also includes fees billed for other services rendered by KPMG during 2025 before being appointed as the Company’s auditor (such fees are included in ‘Other fees’ within the following table):
2025 KPMG
Audit fees	$2,027,866
Audit-related fees	—
Tax fees	$105,000
Other fees	$281,975
Total	$2,414,841
Pre-Approval Policy
Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm; provided however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.
Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.
1.
Audit Services include professional services rendered in connection with the audit of our consolidated financial statements (including an assessment of our internal control over financial reporting) included in Item 8 of our Annual Reports filed on Form 10-K, reviews of our consolidated financial statements included in our Quarterly Reports filed on Form 10-Q, comfort letters, registration statements and consultation regarding financial accounting and/or reporting standards.

2.
Audit-Related Services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits and special procedures required to meet certain regulatory requirements.

3.
Tax Services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning and tax advice.

4.
Other Fees are those associated with services not captured in the other categories.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted, and the Audit Committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

CORPORATE CODE OF CONDUCT AND ETHICS
We have adopted a corporate code of conduct and ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officers. The text of the code of conduct and ethics is posted on our website at www.quanterix.com under “Investors — Corporate Governance —  Governance Highlights” and will be made available to stockholders without charge, upon request, in writing to the Corporate Secretary at 900 Middlesex Turnpike, Building 1, Billerica, Massachusetts 01821. Disclosure regarding any amendments to, or waivers from, provisions of the code that apply to our directors, principal executive officer or principal financial officer will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by Nasdaq rules.

ADDITIONAL INFORMATION
Stockholder List
Stockholders of record at the close of business on April 14, 2025 are entitled to notice of, and to vote at, the Annual Meeting. Such stockholders are encouraged to submit an enclosed proxy card, even if their shares were sold after such date. A list of stockholders of record will be available during the 10 days prior to the Annual Meeting, at our principal executive offices located at 900 Middlesex Turnpike Building 1, Billerica, Massachusetts 01821.
Available Information
The Company intends to file a definitive proxy statement on Schedule 14A, an accompanying proxy card and other relevant documents with the SEC in connection with the solicitation of proxies from the Company’s stockholders for the Annual Meeting. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a copy of the definitive proxy statement, an accompanying proxy card, any amendments or supplements to the definitive proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge on the Company’s investor relations website at ir.quanterix.com or by contacting the Company’s Investor Relations department at https://ir.quanterix.com/investor-resources/contact-ir as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.
Incorporation By Reference
To the extent this Proxy Statement is incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Exchange Act, the “Report of the Audit Committee” will not be deemed incorporated unless specifically provided otherwise in such filing, to the extent permitted by the rules of the SEC. Such section shall also not be deemed to be “soliciting material” or to be “filed” with the SEC. Website references and links to other materials are for convenience only, and the content and information contained on or connected to our website is not incorporated by reference into this Proxy Statement and should not be considered part of this Proxy Statement or any other filing that we make with the SEC.
Forward-Looking Statements
This Proxy Statement contains certain forward-looking statements within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These forward-looking statements relate to events or results that may occur in the future, including, but not limited to, the Company’s future costs of solicitation, record or meeting dates, compensation arrangements or structure, the composition of the Board, future stockholder engagement, and the Company’s strategy. These forward-looking statements are subject to certain risks and uncertainties posed by many factors that could cause actual events to differ materially from those anticipated by such forward- looking statements and speak only as of the date of this Proxy Statement. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. We undertake no obligation to revise any forward-looking statement in order to reflect events or circumstances that might subsequently arise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Proxy Statement.
OTHER MATTERS
The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR
Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2027 Annual Meeting, must be received by us no later than December 25, 2026, in order to be considered for inclusion in our proxy materials for that meeting. If we hold the 2027 Annual Meeting on a date that is more than 30 days from the anniversary of the Annual Meeting, any stockholder proposal must be received a reasonable time before we begin to print and send our proxy materials. Any such stockholder proposal submitted, including any accompanying supporting statement, may not exceed 500 words, as per Rule 14a-8(d) of the Exchange Act.
Any director nominations or stockholder proposals submitted outside of the processes of Rule 14a-8 of the Exchange Act, which a stockholder intends to bring forth at the Company’s 2027 Annual Meeting, will be untimely unless they are received between February 9, 2027, and March 11, 2027, in accordance with our Bylaws.
In order to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at the 2027 Annual Meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act. Such notice must be postmarked or transmitted electronically to us by April 10, 2027. If we hold the 2027 Annual Meeting on a date that is more than 30 days from the anniversary of the Annual Meeting, such notice must be received by the later of 60 calendar days prior to the date of the 2027 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2027 Annual Meeting is first made by the Company. Any notice to solicit proxies in support of director nominees other than the Company’s nominees must also include all information required by our Bylaws with respect to director nominations.
Proposals that are not received in a timely manner will not be voted on at the 2027 Annual Meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the SEC proxy rules. All stockholder proposals should be marked for the attention of the Secretary, Quanterix Corporation, 900 Middlesex Turnpike, Building 1, Billerica, Massachusetts 01821.

APPENDIX A
QUANTERIX CORPORATION
AMENDED AND RESTATED 2017 EMPLOYEE, DIRECTOR AND CONSULTANT EQUITY INCENTIVE PLAN
1.   DEFINITIONS.
Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Quanterix Corporation Amended and Restated 2017 Employee, Director and Consultant Equity Incentive Plan, have the following meanings:
Administrator means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the term “Administrator” means the Committee.
Affiliate means a corporation or other entity which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.
Agreement means an agreement between the Company and a Participant pertaining to a Stock Right and delivered pursuant to the Plan in such form as the Administrator shall approve.
Board of Directors means the Board of Directors of the Company.
Cause means, with respect to a Participant (a) dishonesty with respect to the Company or any Affiliate, (b) insubordination, substantial malfeasance or non feasance of duty, (c) unauthorized disclosure of confidential information, (d) breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company or any Affiliate, and (e) conduct substantially prejudicial to the business of the Company or any Affiliate; provided, however, that any provision in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of Cause for termination and which is in effect at the time of such termination, shall supersede this definition with respect to that Participant. The determination of the Administrator as to the existence of Cause will be conclusive on the Participant and the Company.
Code means the United States Internal Revenue Code of 1986, as amended including any successor statute, regulation and guidance thereto.
Committee means the committee of the Board of Directors, if any, to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan (or any successor committee).
Common Stock means shares of the Company’s common stock, $0.001 par value per share.
Company means Quanterix Corporation, a Delaware corporation.
Consultant means any natural person who is an advisor or consultant who provides bona fide services to the Company or its Affiliates, provided that such services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s or its Affiliates’ securities.
Corporate Transaction means “Corporate Transaction” as defined in Paragraph 24(b).
Disability or Disabled means permanent and total disability as defined in Section 22(e)(3) of the Code.
Employee means any employee of the Company or Garrof an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Stock Rights under the Plan.
Effective Date means the “Effective Date” as defined in Paragraph 30.
Exchange Act means the United States Securities Exchange Act of 1934, as amended.
Fair Market Value of a Share of Common Stock means:

(1)   If the Common Stock is listed on a national securities exchange or traded in the over the counter market and sales prices are regularly reported for the Common Stock, the closing or, if not applicable, the last price of the Common Stock on the composite tape or other comparable reporting system for the trading day on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date;
(2)   If the Common Stock is not traded on a national securities exchange but is traded on the over the counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date; and
(3)   If the Common Stock is neither listed on a national securities exchange nor traded in the over the counter market, such value as the Administrator, in good faith, shall determine in compliance with applicable laws.
ISO means an option intended to qualify as an incentive stock option under Section 422 of the Code.
Non Qualified Option means an option which is not intended to qualify as an ISO.
Option means an ISO or Non Qualified Option granted under the Plan.
Participant means an Employee, director or Consultant of the Company or an Affiliate to whom one or more Stock Rights are granted under the Plan. As used herein, “Participant” shall include the Participant’s “Survivors” where the context requires.
Performance Goals means “Performance Goals” as defined in Paragraph 4(e).
Plan means this Amended and Restated Quanterix Corporation 2017 Employee, Director and Consultant Equity Incentive Plan.
Prior Plan means the Quanterix Corporation 2007 Stock Option and Grant Plan, as amended.
Securities Act means the Securities Act of 1933, as amended.
Shares means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.
Stock-Based Award means a grant by the Company under the Plan of an equity award or an equity based award which is not an Option or a Stock Grant.
Stock Grant means a grant by the Company of Shares under the Plan.
Stock Right means a right to Shares or the value of Shares of the Company granted pursuant to the Plan — an ISO, a Non-Qualified Option, a Stock Grant or a Stock-Based Award.
Survivor means a deceased Participant’s legal representatives and/or any person or persons who acquired the Participant’s rights to a Stock Right by will or by the laws of descent and distribution.
2.   PURPOSES OF THE PLAN.
The Plan is intended to encourage ownership of Shares by Employees and directors of and certain Consultants to the Company and its Affiliates in order to attract and retain such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting and awarding of ISOs (subject to any limitations under the Code), Non Qualified Options, Stock Grants and Stock-Based Awards.

3.   SHARES SUBJECT TO THE PLAN.
(a)   The number of Shares which may be issued from time to time pursuant to this Plan shall be the sum of: (i) the number of shares of Common Stock that were previously reserved for issuance under the Plan and are subject to outstanding Stock Rights as of the Effective Date; (ii) the number of Shares that remain available for the grant of future Stock Rights under the Plan as of the Effective Date; [(iii) any shares of Common Stock that are represented by awards granted under the Prior Plan that are forfeited, expire or are cancelled without delivery of shares of Common Stock or which result in the forfeiture of shares of Common Stock back to the Company on or after the Effective Date, or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 24 of this Plan (provided that no more than 2,490,290 shares of Common Stock shall be added to the Plan on or after November 16, 2017 from awards granted under the Prior Plan)]; and (iv) an annual increase on the first day of each fiscal year of the Company during the period beginning in fiscal year 2027, and ending on the second day of fiscal year 2031, equal to the lesser of (A) 4% of the number of outstanding shares of Common Stock on such date, and (B) an amount determined by the Board of Directors.
(b)   If an Option ceases to be “outstanding,” in whole or in part (other than by exercise), or if the Company shall reacquire (at not more than its original issuance price) any Shares issued pursuant to a Stock Grant or Stock-Based Award, or if any Stock Right expires or is forfeited, cancelled, or otherwise terminated or results in any Shares not being issued, the unissued or reacquired Shares which were subject to such Stock Right shall again be available for issuance from time to time pursuant to this Plan. Notwithstanding the foregoing, if a Stock Right is exercised, in whole or in part, by tender of Shares or if the Company or an Affiliate’s tax withholding obligation is satisfied by withholding Shares, the number of Shares deemed to have been issued under the Plan for purposes of the limitation set forth in Paragraph 3(a) above shall be the number of Shares that were subject to the Stock Right or portion thereof, and not the net number of Shares actually issued. However, in the case of ISOs, the foregoing provisions shall be subject to any limitations under the Code.
4.   ADMINISTRATION OF THE PLAN.
(a)   The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator. Subject to the provisions of the Plan, the Administrator is authorized to:
(i)   Interpret the provisions of the Plan and all Stock Rights and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;
(ii)   Determine which Employees, directors and Consultants shall be granted Stock Rights;
(iii)   Determine the number of Shares for which a Stock Right or Stock Rights shall be granted;
(iv)   Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted;
(v)   Establish, determine, and measure Performance Goals pursuant to Subparagraph (e) below;
(vi)   Amend any term or condition of any outstanding Stock Right, other than reducing the exercise price or purchase price or extending the expiration date of an Option, provided that (A) such term or condition as amended is not prohibited by the Plan; (B) any such amendment shall not impair the rights of a Participant under any Stock Right previously granted without such Participant’s consent or in the event of death of the Participant the Participant’s Survivors; and (C) any such amendment shall be made only after the Administrator determines whether such amendment would cause any adverse tax consequences to the Participant, including, but not limited to, the annual vesting limitation contained in Section 422(d) of the Code and described in Paragraph 6(b)(iv) below with respect to ISOs and pursuant to Section 409A of the Code; and
(vii)   Adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax or other laws applicable to the Company, any Affiliate or to Participants or to otherwise facilitate the administration of the

Plan, which sub-plans may include additional restrictions or conditions applicable to Stock Rights or Shares issuable pursuant to a Stock Right;
provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of not causing any adverse tax consequences under Section 409A of the Code and preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee. In addition, if the Administrator is the Committee, the Board of Directors may take any action under the Plan that would otherwise be the responsibility of the Committee.
(b)   Notwithstanding anything in the Plan to the contrary, the Administrator may not, except pursuant to Paragraph 24, without the approval of the stockholders of the Company, reduce the exercise price per share of outstanding Options or stock appreciation rights or cancel outstanding Options or stock appreciation rights in exchange for cash, Options or stock appreciation rights with an exercise price per share that is less than the exercise price per share of the original Options or stock appreciation rights or other Stock Rights.
(c)   Notwithstanding anything in the Plan to the contrary, the value of all Stock Rights awarded under this Plan and all other cash compensation paid by the Company to any non-employee director of the Company in any calendar year for service as a non-employee director shall not exceed $750,000; provided, that such amount shall be $1,000,000 for the calendar year in which the applicable non-employee director is initially elected or appointed to the Board of Directors. For the purpose of this limitation, the value of any Stock Right shall be calculated based on the grant date fair value of such Stock Right for financial reporting purposes.
(d)   Each Stock Right shall have a minimum vesting period of one year, provided that up to five percent of the Shares available for issuance under the Plan may be granted free of such minimum vesting requirement. Nothing in this Paragraph 4(d) shall preclude the Administrator from taking action, in its sole discretion, to accelerate the vesting of any Stock Right in connection with or following a Participant’s death, Disability, termination of service with the Company or an Affiliate or the consummation of a Corporate Transaction. Further, nothing in this Paragraph 4(d) shall preclude pro-rata vesting of a Stock Right in the event of a termination of service with the Company or an Affiliate due to death or Disability pursuant to Paragraphs 15, 16, 20 or 21.
(e)   The Administrator may condition the vesting or payment of a Stock Right on the achievement of one or more performance measures or goals (“Performance Goals”) set by the Administrator in its discretion. The Administrator shall determine the period during which a Performance Goal must be met and the extent to which a Performance Goal has been attained. In determining the extent to which a Performance Goal has been attained, the Administrator may exclude the effect of unusual or nonrecurring events such as acquisitions, divestitures, restructuring activities, asset write-downs, litigation judgments or settlements, or changes in tax or other laws or accounting principles.
(f)   To the extent permitted under applicable law, the Board of Directors or the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it. The Board of Directors or the Committee may revoke any such allocation or delegation at any time. Notwithstanding the foregoing, only the Board of Directors or the Committee shall be authorized to grant a Stock Right to any director of the Company or to any “officer” of the Company as defined by Rule 16a-1 under the Exchange Act.
5.   ELIGIBILITY FOR PARTICIPATION.
The Administrator will, in its sole discretion, name the Participants in the Plan; provided, however, that each Participant must be an Employee, director or Consultant of the Company or of an Affiliate at the time a Stock Right is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person not then an Employee, director or Consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Agreement evidencing such Stock Right. ISOs may be granted only to Employees who are deemed to be residents of the United States for tax purposes. Non Qualified Options, Stock Grants and Stock-Based Awards may be granted to any Employee, director or Consultant of the Company or an Affiliate. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Stock Rights or any grant under any other benefit plan established by the Company or any Affiliate for Employees, directors or Consultants.
6.   TERMS AND CONDITIONS OF OPTIONS.
Each Option shall be set forth in writing in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the stockholders of the Company of this Plan or any amendments thereto. The Option Agreements shall be subject to at least the following terms and conditions:
(a)   Non Qualified Options:   Each Option intended to be a Non Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non Qualified Option:
(i)   Exercise Price:   Each Option Agreement shall state the exercise price (per share) of the Shares covered by each Option, which exercise price shall be determined by the Administrator and shall be at least equal to the Fair Market Value per share of Common Stock on the date of grant of the Option.
(ii)   Number of Shares:   Each Option Agreement shall state the number of Shares to which it pertains.
(iii)   Vesting:   Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain performance conditions or the attainment of stated goals or events.
(iv)   Additional Conditions:   Exercise of any Option may be conditioned upon the Participant’s execution of a Share purchase agreement in a form satisfactory to the Administrator providing for certain protections for the Company and its other stockholders, including requirements that:
A.   The Participant’s or the Participant’s Survivors’ right to sell or transfer the Shares may be restricted; and
B.   The Participant or the Participant’s Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.
(v)   Term of Option:   Each Option shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide.
(b)   ISOs:   Each Option intended to be an ISO shall be issued only to an Employee who is deemed to be a resident of the United States for tax purposes, and shall be subject to the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service:
(i)   Minimum standards:   The ISO shall meet the minimum standards required of Non Qualified Options, as described in Paragraph 6(a) above, except subsections (i) and (v) thereunder.
(ii)   Exercise Price:   Immediately before the ISO is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code:
A.   10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the exercise price per share of the Shares covered by each ISO shall not be less than 100% of the Fair Market Value per share of the Common Stock on the date of grant of the Option; or

B.   More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, the exercise price per share of the Shares covered by each ISO shall not be less than 110% of the Fair Market Value per share of the Common Stock on the date of grant of the Option.
(iii)   Term of Option:   For Participants who own:
A.   10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide; or
B.   More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than five years from the date of the grant or at such earlier time as the Option Agreement may provide.
(iv)   Limitation on Yearly Exercise:   The Option Agreements shall restrict the amount of ISOs which may become exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined on the date each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed $100,000.
7.   TERMS AND CONDITIONS OF STOCK GRANTS.
Each Stock Grant to a Participant shall state the principal terms in an agreement duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards:
(a)   Each Agreement shall state the purchase price per share, if any, of the Shares covered by each Stock Grant, which purchase price shall be determined by the Administrator but shall not be less than the minimum consideration required by the Delaware General Corporation Law, if any, on the date of the grant of the Stock Grant;
(b)   Each Agreement shall state the number of Shares to which the Stock Grant pertains;
(c)   Each Agreement shall include the terms of any right of the Company to restrict or reacquire the Shares subject to the Stock Grant; and
(d)   Each Agreement shall provide that any dividends or other distributions paid with respect to Shares shall be subject to the same restrictions, vesting and payment terms as the Shares to which they are attributable.
8.   TERMS AND CONDITIONS OF OTHER STOCK-BASED AWARDS.
The Administrator shall have the right to grant other Stock-Based Awards based upon the Common Stock having such terms and conditions as the Administrator may determine, including, without limitation, the grant of Shares based upon certain conditions, the grant of securities convertible into Shares and the grant of stock appreciation rights, phantom stock awards or stock units. The principal terms of each Stock-Based Award shall be set forth in an agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company. Each Agreement shall include the terms of any right of the Company including the right to terminate the Stock-Based Award without the issuance of Shares, the terms of any vesting conditions or events upon which Shares shall be issued. If the Administrator provides in an Agreement that dividend equivalents or similar rights will be paid on any stock units or other Stock-Based Award, the Agreement shall provide that such dividend equivalent or similar rights shall be subject to the same restrictions, vesting and payment terms as the Shares represented by the Stock-Based Award to which they are attributable. Under no circumstances may the Agreement covering stock appreciation rights (a) have an exercise price (per share) that is less than the Fair Market Value per share of Common Stock on the date of grant or (b) expire more than ten years following the date of grant.
The Company intends that the Plan and any Stock-Based Awards granted hereunder be exempt from the application of Section 409A of the Code or meet the requirements of paragraphs (2), (3) and (4) of subsection (a) of Section 409A of the Code, to the extent applicable, and be operated in accordance with Section 409A so that any compensation deferred under any Stock-Based Award (and applicable investment earnings) shall not be included in income under Section 409A of the Code. Any ambiguities in the Plan shall be construed to effect the intent as described in this Paragraph 8.
9.   EXERCISE OF OPTIONS AND ISSUE OF SHARES.
An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company or its designee (in a form acceptable to the Administrator, which may include electronic notice), together with provision for payment of the aggregate exercise price in accordance with this Paragraph for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such notice shall be signed by the person exercising the Option (which signature may be provided electronically in a form acceptable to the Administrator), shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the exercise price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check; or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months (if required to avoid negative accounting treatment) having a Fair Market Value equal as of the date of the exercise to the aggregate cash exercise price for the number of Shares as to which the Option is being exercised; or (c) at the discretion of the Administrator, by having the Company retain from the Shares otherwise issuable upon exercise of the Option, a number of Shares having a Fair Market Value equal as of the date of exercise to the aggregate exercise price for the number of Shares as to which the Option is being exercised; or (d) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator; or (e) at the discretion of the Administrator, by any combination of (a), (b), (c) and (d) above; or (f) at the discretion of the Administrator, by payment of such other lawful consideration as the Administrator may determine. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.
The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant’s Survivors, as the case may be). In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be fully paid, non-assessable Shares.
10.   PAYMENT IN CONNECTION WITH THE ISSUANCE OF STOCK GRANTS AND STOCK-BASED AWARDS AND ISSUE OF SHARES.
Any Stock Grant or Stock-Based Award requiring payment of a purchase price for the Shares as to which such Stock Grant or Stock-Based Award is being granted shall be made (a) in United States dollars in cash or by check; or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months (if required to avoid negative accounting treatment) and having a Fair Market Value equal as of the date of payment to the purchase price of the Stock Grant or Stock-Based Award; or (c) at the discretion of the Administrator, by any combination of (a) and (b) above; or (d) at the discretion of the Administrator, by payment of such other lawful consideration as the Administrator may determine.
The Company shall, when required by the applicable Agreement, reasonably promptly deliver the Shares as to which such Stock Grant or Stock-Based Award was made to the Participant (or to the Participant’s Survivors, as the case may be), subject to any escrow provision set forth in the applicable Agreement. In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance.
11.   RIGHTS AS A STOCKHOLDER.
No Participant to whom a Stock Right has been granted shall have rights as a stockholder with respect to any Shares covered by such Stock Right except after due exercise of an Option or issuance of Shares as set forth in any Agreement, tender of the aggregate exercise or purchase price, if any, for the Shares being purchased and registration of the Shares in the Company’s share register in the name of the Participant.
12.   ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS.
By its terms, a Stock Right granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as approved by the Administrator in its discretion and set forth in the applicable Agreement provided that no Stock Right may be transferred by a Participant for value. Notwithstanding the foregoing, an ISO transferred except in compliance with clause (i) above shall no longer qualify as an ISO. The designation of a beneficiary of a Stock Right by a Participant, with the prior approval of the Administrator and in such form as the Administrator shall prescribe, shall not be deemed a transfer prohibited by this Paragraph. Except as provided above, during the Participant’s lifetime a Stock Right shall only be exercisable by or issued to such Participant (or his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.
13.   EFFECT ON OPTIONS OF TERMINATION OF SERVICE OTHER THAN FOR CAUSE OR DEATH OR DISABILITY.
Except as otherwise provided in a Participant’s Option Agreement, in the event of a termination of service (whether as an Employee, director or Consultant) with the Company or an Affiliate before the Participant has exercised an Option, the following rules apply:
(a)   A Participant who ceases to be an Employee, director or Consultant of the Company or of an Affiliate (for any reason other than termination for Cause, Disability, or death for which events there are special rules in Paragraphs 14, 15 and 16, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in a Participant’s Option Agreement.
(b)   Except as provided in Subparagraph (c) below, or Paragraph 15 or 16, in no event may an Option intended to be an ISO be exercised later than three months after the Participant’s termination of employment.
(c)   The provisions of this Paragraph, and not the provisions of Paragraph 15 or 16, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy; provided, however, in the case of a Participant’s Disability or death within three months after the termination of employment, director status or consultancy, the Participant or the Participant’s Survivors may exercise the Option within one year after the date of the Participant’s termination of service, but in no event after the date of expiration of the term of the Option.
(d)   Notwithstanding anything herein to the contrary, if subsequent to a Participant’s termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Administrator or the Board of Directors determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct which would constitute Cause, then such Participant shall forthwith cease to have any right to exercise any Option.
(e)   A Participant to whom an Option has been granted under the Plan who is absent from the Company or an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide; provided, however, that, for ISOs, any leave of absence granted by the Administrator of greater than ninety days, unless pursuant to a contract or statute that guarantees the right to reemployment, shall cause such ISO to become a Non-Qualified Option on the 181st day following such leave of absence.
(f)   Except as required by law or as set forth in a Participant’s Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant’s status within or among the Company and any Affiliates, so long as the Participant continues to be an Employee, director or Consultant of the Company or any Affiliate.
14.   EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR CAUSE.
Except as otherwise provided in a Participant’s Option Agreement, the following rules apply if the Participant’s service (whether as an Employee, director or Consultant) with the Company or an Affiliate is terminated for Cause prior to the time that all of his or her outstanding Options have been exercised:
(a)   All outstanding and unexercised Options as of the time the Participant is notified his or her service is terminated for Cause will immediately be forfeited.
(b)   Cause is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of Cause occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute Cause, then the right to exercise any Option is forfeited.
15.   EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR DISABILITY.
Except as otherwise provided in a Participant’s Option Agreement:
(a)   A Participant who ceases to be an Employee, director or Consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant to the extent that the Option has become exercisable but has not been exercised on the date of the Participant’s termination of service due to Disability;
(b)   In the event rights to exercise the Option accrue periodically, a Disabled Participant may exercise any Option granted to such Participant to the extent of a pro rata portion through the date of the Participant’s termination of service due to Disability of any additional vesting rights that would have accrued on the next vesting date had the Participant not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of the Participant’s termination of service due to Disability;
(c)   A Disabled Participant may exercise the Option only within the period ending one year after the date of the Participant’s termination of service due to Disability, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not been terminated due to Disability and had continued to be an Employee, director or Consultant or, if earlier, within the originally prescribed term of the Option; and
(d)   The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.
16.   EFFECT ON OPTIONS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.
Except as otherwise provided in a Participant’s Option Agreement:
(a)   In the event of the death of a Participant while the Participant is an Employee, director or Consultant of the Company or of an Affiliate, such Option may be exercised by the Participant’s Survivors to the extent that the Option has become exercisable but has not been exercised on the date of death;

(b)   In the event rights to exercise the Option accrue periodically, a deceased Participant’s Survivors may exercise any Option granted to such Participant to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Participant not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the Participant’s date of death; and
(c)   If the Participant’s Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an Employee, director or Consultant or, if earlier, within the originally prescribed term of the Option.
17.   EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF TERMINATION OF SERVICE.
In the event of a termination of service (whether as an Employee, director or Consultant) with the Company or an Affiliate for any reason before the Participant has accepted a Stock Grant or a Stock-Based Award and paid the purchase price, if required, such grant shall terminate.
For purposes of this Paragraph 17 and Paragraph 18 below, a Participant to whom a Stock Grant or a Stock-Based Award has been issued under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.
In addition, for purposes of this Paragraph 17 and Paragraph 18 below, any change of employment or other service within or among the Company and any Affiliates shall not be treated as a termination of employment, director status or consultancy so long as the Participant continues to be an Employee, director or Consultant of the Company or any Affiliate.
18.   EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF TERMINATION OF SERVICE OTHER THAN FOR CAUSE, DEATH OR DISABILITY.
Except as otherwise provided in a Participant’s Agreement, in the event of a termination of service for any reason (whether as an Employee, director or Consultant), other than termination for Cause, Disability or death for which there are special rules in Paragraphs 19, 20 and 21, respectively, before all forfeiture provisions or Company rights of repurchase shall have lapsed, then the Company shall have the right to cancel or repurchase that number of Shares subject to a Stock Grant or Stock-Based Award as to which the Company’s forfeiture or repurchase rights have not lapsed.
19.   EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF TERMINATION OF SERVICE FOR CAUSE.
Except as otherwise provided in a Participant’s Agreement, the following rules apply if the Participant’s service (whether as an Employee, director or Consultant) with the Company or an Affiliate is terminated for Cause:
(a)   All Shares subject to any Stock Grant or Stock-Based Award that remain subject to forfeiture provisions or as to which the Company shall have a repurchase right shall be immediately forfeited to the Company as of the time the Participant is notified his or her service is terminated for Cause.
(b)   Cause is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of Cause occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute Cause, then all Shares subject to any Stock Grant or Stock-Based Award that remained subject to forfeiture provisions or as to which the Company had a repurchase right on the date of termination shall be immediately forfeited to the Company.

20.   EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF TERMINATION OF SERVICE FOR DISABILITY.
Except as otherwise provided in a Participant’s Agreement, the following rules apply if a Participant ceases to be an Employee, director or Consultant of the Company or of an Affiliate by reason of Disability: to the extent the forfeiture provisions or the Company’s rights of repurchase have not lapsed on the date of Disability, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant or Stock-Based Award through the date of Disability as would have lapsed had the Participant not become Disabled. The proration shall be based upon the number of days accrued prior to the date of Disability.
The Administrator shall make the determination both as to whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.
21.   EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.
Except as otherwise provided in a Participant’s Agreement, the following rules apply in the event of the death of a Participant while the Participant is an Employee, director or Consultant of the Company or of an Affiliate: to the extent the forfeiture provisions or the Company’s rights of repurchase have not lapsed on the date of death, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant or Stock-Based Award through the date of death as would have lapsed had the Participant not died. The proration shall be based upon the number of days accrued prior to the Participant’s date of death.
22.   PURCHASE FOR INVESTMENT.
Unless the offering and sale of the Shares shall have been effectively registered under the Securities Act, the Company shall be under no obligation to issue Shares under the Plan unless and until the following conditions have been fulfilled:
(a)   The person who receives a Stock Right shall warrant to the Company, prior to the receipt of Shares, that such person is acquiring such Shares for his or her own account, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person acquiring such Shares shall be bound by the provisions of the following legend (or a legend in substantially similar form) which shall be endorsed upon the certificate evidencing the Shares issued pursuant to such exercise or such grant:
“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.”
(b)   At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued in compliance with the Securities Act without registration thereunder.
23.   DISSOLUTION OR LIQUIDATION OF THE COMPANY.
Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised and all Stock Grants and Stock-Based Awards which have not been accepted, to the extent required under the applicable Agreement, will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant’s Survivors have not otherwise terminated and expired, the Participant or the Participant’s Survivors will have the right immediately prior to such dissolution or liquidation to exercise or accept any Stock Right to the extent that the Stock Right is exercisable or subject to acceptance as of the date immediately prior to such dissolution or liquidation. Upon the dissolution or liquidation of the Company, any outstanding Stock-Based Awards shall immediately terminate unless otherwise determined by the Administrator or specifically provided in the applicable Agreement.
24.   ADJUSTMENTS.
Upon the occurrence of any of the following events, a Participant’s rights with respect to any Stock Right granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in a Participant’s Agreement:
(a)   Stock Dividends and Stock Splits.   If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, each Stock Right and the number of shares of Common Stock deliverable thereunder shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made including, in the exercise or purchase price per share, to reflect such events. The number of Shares subject to the limitations in Paragraphs 3(a), 3(b) and 4(c) shall also be proportionately adjusted upon the occurrence of such events.
(b)   Corporate Transactions.   If the Company is to be consolidated with or acquired by another entity in a merger, consolidation, sale of all or substantially all of the Company’s assets or the acquisition of all of the outstanding voting stock of the Company in a single transaction or a series of related transactions other than a transaction to merely change the state of incorporation (a “Corporate Transaction”), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that such Options must be exercised (either (A) to the extent then exercisable or, (B) at the discretion of the Administrator, any such Options being made partially or fully exercisable for purposes of this Subparagraph), within a specified number of days of the date of such notice, at the end of which period such Options which have not been exercised shall terminate; or (iii) terminate such Options in exchange for payment of an amount equal to the consideration payable upon consummation of such Corporate Transaction to a holder of the number of shares of Common Stock into which such Option would have been exercisable (either (A) to the extent then exercisable or, (B) at the discretion of the Administrator, any such Options being made partially or fully exercisable for purposes of this Subparagraph) less the aggregate exercise price thereof. For purposes of determining the payments to be made pursuant to clause (iii) above, in the case of a Corporate Transaction the consideration for which, in whole or in part, is other than cash, the consideration other than cash shall be valued at the fair value thereof as determined in good faith by the Board of Directors.
With respect to outstanding Stock Grants, the Administrator or the Successor Board, shall make appropriate provision for the continuation of such Stock Grants on the same terms and conditions by substituting on an equitable basis for the Shares then subject to such Stock Grants either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity. In lieu of the foregoing, in connection with any Corporate Transaction, the Administrator may provide that, upon consummation of the Corporate Transaction, each outstanding Stock Grant shall be terminated in exchange for payment of an amount equal to the consideration payable upon consummation of such Corporate Transaction to a holder of the number of shares of Common Stock comprising such Stock Grant (to the extent such Stock Grant is no longer subject to any forfeiture or repurchase rights then in effect or, at the discretion of the Administrator, all forfeiture and repurchase rights being waived upon such Corporate Transaction).
In taking any of the actions permitted under this Paragraph 24(b), the Administrator shall not be obligated by the Plan to treat all Stock Rights, all Stock Rights held by a Participant, or all Stock Rights of the same type, identically.

(c)   Recapitalization or Reorganization.   In the event of a recapitalization or reorganization of the Company other than a Corporate Transaction pursuant to which securities of the Company or of another corporation or other entity are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option or accepting a Stock Grant after the recapitalization or reorganization shall be entitled to receive for the price paid upon such exercise or acceptance if any, the number of replacement securities which would have been received if such Option had been exercised or Stock Grant accepted prior to such recapitalization or reorganization.
(d)   Adjustments to Stock-Based Awards.   Upon the happening of any of the events described in Subparagraphs (a), (b) or (c) above, any outstanding Stock-Based Award shall be appropriately adjusted to reflect the events described in such Subparagraphs. The Administrator or the Successor Board shall determine the specific adjustments to be made under this Paragraph 24, including, but not limited to, the effect of any Corporate Transaction and, subject to Paragraph 4, its determination shall be conclusive.
(e)   Modification of Options.   Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph (a), (b) or (c) above with respect to Options shall be made only after the Administrator determines whether such adjustments would (i) constitute a “modification” of any ISOs (as that term is defined in Section 424(h) of the Code) or (ii) cause any adverse tax consequences for the holders of Options, including, but not limited to, pursuant to Section 409A of the Code. If the Administrator determines that such adjustments made with respect to Options would constitute a modification or other adverse tax consequence, it may refrain from making such adjustments, unless the holder of an Option specifically agrees in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such “modification” on his or her income tax treatment with respect to the Option. This paragraph shall not apply to the acceleration of the vesting of any ISO that would cause any portion of the ISO to violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6(b)(iv).
25.   ISSUANCES OF SECURITIES.
Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company prior to any issuance of Shares pursuant to a Stock Right.
26.   FRACTIONAL SHARES.
No fractional shares shall be issued under the Plan and the person exercising a Stock Right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.
27.   CONVERSION OF ISOs INTO NON QUALIFIED OPTIONS; TERMINATION OF ISOs.
The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant’s ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an Employee of the Company or an Affiliate at the time of such conversion. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant’s ISOs converted into Non Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.
28.   WITHHOLDING.
In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act (“F.I.C.A.”) withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant’s salary, wages or other remuneration in connection with the issuance of a Stock Right or Shares under the Plan or upon the lapsing of any forfeiture provision or right of repurchase or for any other reason required by law, the Company may withhold from the Participant’s compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company’s Common Stock or a promissory note, is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner set forth under the definition of Fair Market Value provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise. If the Fair Market Value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant’s payment of such additional withholding.
29.   NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.
Each Employee who receives an ISO shall notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any Shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale or gift) of such Shares before the later of (a) two years after the date the Employee was granted the ISO, or (b) one year after the date the Employee acquired Shares by exercising the ISO, except as otherwise provided in Section 424(c) of the Code. If the Employee has died before such Shares are sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.
30.   EFFECTIVE DATE AND TERMINATION OF THE PLAN.
The Plan was originally adopted by the Board of Directors of the Company on November 16, 2017 and approved by the stockholders of the Company on November 22, 2017, and it originally became effective on December 11, 2017, upon the completion of the Company’s initial public offering. This amendment and restatement of the Plan was adopted by the Board of Directors of the Company on April 17, 2026, to become effective (the “Effective Date”) as of June 9, 2026 if approved by the stockholders of the Company at the Company’s 2026 annual meeting of shareholders. The Plan will terminate on June 9, 2031, the date which is five years from the date of approval of the amendment and restatement of the Plan by the stockholders of the Company. The Plan may be terminated at an earlier date by vote of the stockholders or the Board of Directors; provided, however, that any such earlier termination shall not affect any Agreements executed prior to the effective date of such termination. Termination of the Plan shall not affect any Stock Rights theretofore granted.
31.   AMENDMENT OF THE PLAN AND AGREEMENTS.
The Plan may be amended by the stockholders of the Company. The Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment as may be afforded incentive stock options under Section 422 of the Code (including deferral of taxation upon exercise), and to the extent necessary to qualify the Shares issuable under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers; provided that any amendment approved by the Administrator which the Administrator determines is of a scope that requires stockholder approval shall be subject to obtaining such stockholder approval. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under a Stock Right previously granted to him or her. With the consent of the Participant affected, the Administrator may amend outstanding Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Agreements may be amended by the Administrator in a manner which is not adverse to the Participant. Nothing in this Paragraph 31 shall limit the Administrator’s authority to take any action permitted pursuant to Paragraphs 4(g) and 24.
32.   EMPLOYMENT OR OTHER RELATIONSHIP.
Nothing in this Plan or any Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, director or consultancy status of a Participant, nor to prevent a Participant from terminating his or her own employment, director or consultancy status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.
33.   SECTION 409A.
If a Participant is a “specified employee” as defined in Section 409A of the Code (and as applied according to procedures of the Company and its Affiliates) as of his separation from service, to the extent any payment under this Plan or pursuant to the grant of a Stock-Based Award constitutes deferred compensation (after taking into account any applicable exemptions from Section 409A of the Code), and to the extent required by Section 409A of the Code, no payments due under this Plan or pursuant to a Stock-Based Award may be made until the earlier of: (i) the first day of the seventh month following the Participant’s separation from service, or (ii) the Participant’s date of death; provided, however, that any payments delayed during this six-month period shall be paid in the aggregate in a lump sum, without interest, on the first day of the seventh month following the Participant’s separation from service.
The Administrator shall administer the Plan with a view toward ensuring that Stock Rights under the Plan that are subject to Section 409A of the Code comply with the requirements thereof and that Options under the Plan be exempt from the requirements of Section 409A of the Code, but neither the Administrator nor any member of the Board of Directors, nor the Company nor any of its Affiliates, nor any other person acting hereunder on behalf of the Company, the Administrator or the Board of Directors shall be liable to a Participant or any Survivor by reason of the acceleration of any income, or the imposition of any additional tax or penalty, with respect to a Stock Right, whether by reason of a failure to satisfy the requirements of Section 409A of the Code or otherwise.
34.   INDEMNITY.
Neither the Board of Directors nor the Administrator, nor any members of either, nor any employees of the Company or any parent, subsidiary, or other Affiliate, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to this Plan, and the Company hereby agrees to indemnify the members of the Board of Directors, the members of the Committee, and the employees of the Company and its parent or subsidiaries in respect of any claim, loss, damage, or expense (including reasonable counsel fees) arising from any such act, omission, interpretation, construction or determination to the full extent permitted by law.
35.   CLAWBACK.
Notwithstanding anything to the contrary contained in this Plan, the Company may recover from a Participant any compensation received from any Stock Right (whether or not settled) or cause a Participant to forfeit any Stock Right (whether or not vested) in the event that the Company’s Compensation Clawback Policy or other clawback or recoupment policy then in effect is triggered.
36.   GOVERNING LAW.
This Plan shall be construed and enforced in accordance with the law of the State of Delaware.

www.investorvote.com/QTRXStep 1: Go to www.investorvote.com/QTRX.Step 2: Click on the icon on the right to view meeting materials.Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in.OnlineGo to www.investorvote.com/QTRXor scan the QR code — login details are located in the shaded bar below.2026 Stockholder Meeting Notice04A64DImportant Notice Regarding the Availability of Proxy Materials for the Quanterix Corporation Stockholder Meeting to be held on June 9, 2026.Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on at the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Proxy Statement and 2025 Annual Report to stockholders are available for viewing, printing and downloading at:Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 26, 2026 to facilitate timely delivery.2 N O TEasy Online Access — View your proxy materials and vote.When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.Step 4: Make your selections as instructed on each screen for your delivery preferences.Step 5: Vote your shares.

Here’s how to order a copy of the proxy materials and select delivery preferences: Current and future delivery requests can be submitted using the options below.If you request an email copy, you will receive an email with a link to the current meeting materials.PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.— Internet – Go to www.investorvote.com/QTRX.— Phone – Call us free of charge at 1-866-641-4276.— Email – Send an email to investorvote@computershare.com with “Proxy Materials Quanterix Corporation” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.To facilitate timely delivery, requests for a paper copy of proxy materials must be received by May 26, 2026.Quanterix Corporation’s Annual Meeting of Stockholders will be held on June 9, 2026, at 10:00 AM ETvirtually via the Internet at meetnow.global/QTRX2026. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2, 3 and 4.1. Election of Directors:01 - William P. Donnelly 02 - Ivana Magočvcević-Liebisch, Ph.D., J.D.2. To approve, on an advisory basis, the compensation of the Company’s named executive officers.3. To ratify, on an advisory basis, the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.4. To approve the amendment and restatement of the Company’s 2017 Employee, Director and Consultant Equity Incentive Plan.PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. 2026 Stockholder Meeting Notice